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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

IRON MOUNTAIN INCORPORATED
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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IRON MOUNTAIN INCORPORATED
NOTICE OF 2017 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 24, 2017

To the Stockholders of
IRON MOUNTAIN INCORPORATED:

        Iron Mountain Incorporated will hold its 2017 Annual Meeting of Stockholders, or the Annual Meeting, at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, Massachusetts 02109, on May 24, 2017, at 9:00 a.m. U.S. Eastern Time (11:00 p.m. Australian Eastern Standard Time on May 24, 2017) for the following purposes:

  1.
  To elect twelve (12) directors to the Board of Directors of Iron Mountain Incorporated for a one-year term as directors or until their successors are elected and qualified;

  2.
  To approve an amendment to the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, or the 2014 Plan, to increase the number of shares of Common Stock authorized for issuance thereunder by 5,000,000 from 7,750,000 to 12,750,000, to extend the termination date of the 2014 Plan from January 20, 2025 to May 24, 2027 and to provide that the aggregate economic value of all equity-based and equity-related awards granted under the 2014 Plan in any year to any director who is not an employee of the Company shall not exceed $500,000, determined, for each award, by using the Fair Market Value (as defined in the 2014 Plan) as of the date such award is granted;

  3.
  To hold a non-binding, advisory vote on the compensation of Iron Mountain Incorporated's Named Executive Officers as described in the accompanying Proxy Statement;

  4.
  To hold a non-binding, advisory vote on the frequency (every one, two or three years) of future advisory votes of stockholders on the compensation of Iron Mountain Incorporated's Named Executive Officers;

  5.
  To ratify the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2017; and

  6.
  To transact such other business as may properly come before the Annual Meeting.

        Attached to this notice is a Proxy Statement relating to the proposals to be considered at the Annual Meeting. The Board of Directors has fixed the close of business on April 4, 2017 (5:00 p.m., U.S. Eastern Time) as the record date, or the Record Date, for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. Record holders of CHESS Depositary Interests, or CDIs, as of 5:00 p.m., U.S. Eastern Time (7:00 a.m. Australian Eastern Standard Time), on the Record Date are entitled to receive notice of and attend the Annual Meeting or any adjournment or postponement thereof but may not vote in person at the Annual Meeting. This Proxy Statement is dated April 13, 2017.

        United States Securities and Exchange Commission rules allow us to furnish proxy materials to stockholders on the internet. Stockholders can now access proxy materials and vote at www.proxyvote.com. Stockholders may also vote via internet or telephone by following the instructions on that website. In order to vote on the internet or by telephone, stockholders must have a stockholder identification number, which is being mailed to stockholders on a Notice Regarding the Availability of Proxy Materials.

        CDI holders may vote the shares of our common stock underlying their CDIs by instructing our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN. Each CDI holder may instruct CDN to vote on behalf of such CDI holder at the Annual Meeting by either following the instructions on the CDI voting instruction form or by voting online at www.linkmarketservices.com.au. CDI holders may instruct CDN to vote on their behalf only by completing and signing the CDI voting instruction form or voting online at www.linkmarketservices.com.au.

        YOUR VOTE IS IMPORTANT REGARDLESS OF THE NUMBER OF SHARES THAT YOU BENEFICIALLY OWN.    We urge you to read the Proxy Statement carefully and, whether or not you plan to attend the Annual Meeting, to vote your shares (or direct CDN to vote if you hold your shares in the form of CDIs) without delay online, by telephone (if you are a stockholder) or by mailing a completed proxy card or CDI voting instruction form if you elect to receive the proxy materials by mail. Instructions regarding each method of voting are provided on the proxy card and the CDI voting instruction form. You may request a paper proxy card or CDI voting instruction form at any time on or before May 10, 2017 to submit your vote by mail. If you hold shares in the name of a brokerage firm, bank, nominee or other institution, you must provide a legal proxy from that institution in order to vote your shares at the Annual Meeting, except as otherwise discussed in the Proxy Statement.

        All stockholders and CDI holders are cordially invited to attend the Annual Meeting.

By order of the Board of Directors, DEBORAH MARSON, Secretary

Boston, Massachusetts
April 13, 2017

        IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS: This Notice of Annual Meeting and Proxy Statement, Iron Mountain Incorporated's Annual Report to Stockholders for the year ended December 31, 2016 and directions to the Annual Meeting are available at: https://materials.proxyvote.com/46284v. If you are a CDI holder, you may also view and print these materials online at www.linkmarketservices.com.au.

 IRON MOUNTAIN INCORPORATED
PROXY STATEMENT
FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

To be held on May 24, 2017

GENERAL INFORMATION

        This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors, or the Board, of Iron Mountain Incorporated, or Iron Mountain, the Company, we, us or our, for use at the Annual Meeting of Stockholders to be held at 9:00 a.m. U.S. Eastern Time on May 24, 2017 (11:00 p.m. Australian Eastern Standard Time on May 24, 2017), or the Annual Meeting, or at any adjournment or postponement thereof. All stockholders and holders of CHESS Depositary Interests, or CDIs, of record on April 4, 2017 (5:00 p.m. U.S. Eastern Time), or the Record Date, are invited to attend the Annual Meeting. The Company's Annual Report to Stockholders for the year ended December 31, 2016, the Notice Regarding the Availability of Proxy Materials relating to the Annual Meeting, or the Notice of Internet Availability, and, in the case of CDI holders, the CDI voting instruction form, is first being mailed to the Company's stockholders in the United States on or about April 13, 2017 and to CDI holders in Australia on or about April 18, 2017 (which is the next business day in Australia following the mailing in the United States).

        The Company will bear all costs of solicitation of proxies. Brokers, banks, custodians and other fiduciaries will be requested to forward proxy solicitation materials to the beneficial owners of shares held of record by such persons, and the Company will reimburse brokers, banks, custodians and other fiduciaries for their reasonable out-of-pocket expenses incurred in connection with the distribution of such proxy solicitation materials. Solicitation of proxies by mail may be supplemented by telephone, telecopier or personal solicitation by directors, officers or other regular employees of the Company (who will not receive any additional compensation for any solicitation of proxies).

        The Board unanimously recommends that you vote:

  •
  FOR the election of each of the Board's nominees for director;

  •
  FOR the approval of an amendment to the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, or the 2014 Plan, to increase the number of shares of Common Stock authorized for issuance thereunder by 5,000,000 from 7,750,000 to 12,750,000, to extend the termination date of the 2014 Plan from January 20, 2025 to May 24, 2027 and to provide that the aggregate economic value of all equity-based and equity-related awards granted under the 2014 Plan in any year to any director who is not an employee of the Company shall not exceed $500,000, determined, for each award, by using the Fair Market Value (as defined in the 2014 Plan) as of the date such award is granted;

  •
  FOR the approval of a non-binding, advisory resolution approving the compensation of the Named Executive Officers as described in this Proxy Statement;

  •
  To hold a non-binding, advisory vote on the frequency of future advisory votes of stockholders on the compensation of the Named Executive Officers EVERY YEAR; and

  •
  FOR the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017.

Stockholders and CDI Holders Entitled to Vote

        Iron Mountain's common stock, $0.01 par value per share, or Common Stock, is the only class of voting securities outstanding and entitled to vote at the Annual Meeting. Shares of Common Stock also trade on the Australian Stock Exchange, or ASX, in the form of CDIs. Each CDI represents a beneficial interest in one share of Common Stock. As of 5:00 p.m. U.S. Eastern Time on the Record Date, 264,103,202 shares of Common Stock (including 17,129,594 CDIs exchangeable into shares of Common Stock) were outstanding and entitled to vote. Each share of Common Stock is entitled to one vote on each matter.

How to Vote

        Your vote is very important no matter how many shares of Common Stock or CDIs you own. Whether or not you plan to attend the Annual Meeting, we urge you to vote your shares or CDIs today.

        Stockholders who wish to receive a paper or email copy of the proxy card to complete and mail to the Company in time for the Annual Meeting may request one at any time on or before May 10, 2017. Stockholders may vote their shares over the internet or by telephone in the manner provided on the website indicated in the Notice of Internet Availability they receive in the mail, or the Website, by completing and returning a proxy card or by attending the Annual Meeting and voting in person. CDI holders may instruct our CDI Depositary, CHESS Depositary Nominees Pty Ltd, or CDN, to vote on their behalf only by completing and signing the CDI voting instruction form or voting online at www.linkmarketservices.com.au. Votes provided over the internet or by telephone by stockholders must be received by 11:59 p.m. U.S. Eastern Time on May 23, 2017, and instructions provided over the internet by our CDI holders must be received by 1:59 p.m. Australian Eastern Standard Time on May 22, 2017).

If You Are a Registered Holder of Common Stock

        If you are a registered holder of Common Stock, you may vote your shares either by voting by proxy in advance of the Annual Meeting or by voting in person at the Annual Meeting. By submitting a proxy (on a proxy card or in the manner provided on the Website), you are legally authorizing another person to vote your shares on your behalf. If you submit your executed proxy card or submit a proxy in the manner provided on the Website, your shares will be voted in accordance with the Board's recommendations set forth in this Proxy Statement, unless otherwise directed, in which case your shares will be voted as specified by you on the proxy. In addition, if any other matters are brought before the Annual Meeting (other than the proposals contained in this Proxy Statement), then the individuals listed on the proxy will have the authority to vote your shares on those other matters in accordance with their discretion and judgment.

        In case a quorum is not present at the Annual Meeting, the holders of a majority of the voting power of the shares present at the Annual Meeting in person or represented by proxy may adjourn the Annual Meeting (without notice other than announcement of adjournment at the Annual Meeting) to another time, or to another time and place.

        Whether or not you plan to attend the Annual Meeting, we urge you to promptly vote over the internet or by telephone in the manner provided on the Website or by completing and returning a proxy card. If you later decide to attend the Annual Meeting and vote in person, the vote you cast in person at the Annual Meeting will automatically revoke any previously submitted proxy.

If You Hold Your Shares of Common Stock "In Street Name"

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution (referred to as "in street name"), you will receive instructions from the holder of record, or street name holder, that you must follow in order for you to specify how your shares will be voted. If you do not specify how you would like your shares to be voted, your shares held in street name may still be voted. Certain street name holders have the authority to vote shares for which their customers do not provide voting instructions on certain routine, uncontested proposals. The election of directors, the vote to approve the amendment to the 2014 Plan and the advisory votes on executive compensation and the frequency of future advisory votes of stockholders on executive compensation are not routine matters for purposes of broker voting. The ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2017 is a routine matter; therefore, there will be no broker non-votes in connection with that matter.

        IMPORTANT: If your shares are held in the name of a brokerage firm, bank, nominee or other institution, you should provide instructions to your broker, bank, nominee or other institution on how to vote your shares. Please contact the person responsible for your account and give instructions for a proxy to be completed for your shares.

If You Hold CDIs

        Each CDI holder is entitled to direct CDN to cast one vote for each CDI held by such holder. CDI holders are entitled to receive notice of and attend the Annual Meeting and any adjournment or postponement thereof and may direct CDN to vote their underlying shares of Common Stock at the Annual Meeting by (1) returning a validly completed CDI voting instruction form to Link Market Services Limited, Locked Bag A14, Sydney South, New South Wales, Australia 1235, the agent we designated for the collection and processing of voting instructions from our CDI holders, so that it is received by no later than 1:59 p.m. Australian Eastern Standard Time on May 22, 2017 (which is 11:59 p.m. U.S. Eastern Time on May 21, 2017) or (2) voting online at www.linkmarketservices.com.au before the termination time and date.

        Alternatively, any CDI holder may inform Iron Mountain that such CDI holder wishes to nominate himself or another person to be appointed as CDN's proxy with respect to such CDI holder's underlying shares of Common Stock for the purposes of attending and voting at the Annual Meeting. Holders of CDIs will not appear on Iron Mountain's share register as the legal holders of Common Stock; therefore, CDI holders will not be entitled to vote at the Annual Meeting unless they are appointed as proxy by CDN.

Quorum

        The presence at the Annual Meeting, in person or by proxy, of stockholders entitled to cast at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting, including the shares represented by the CDIs, will constitute a quorum. Shares represented by valid proxies (in the case of stockholders) or valid CDI voting instruction forms (in the case of CDI holders) will be treated as present at the Annual Meeting for purposes of determining a quorum, without regard to whether the proxy is noted as casting a vote or abstaining. Shares represented by broker non-votes will be treated as present for purposes of determining a quorum. Shares voted by a broker on any issue other than a procedural motion will be considered present for all quorum purposes, even if the shares are not voted on every matter.

Votes Required

        As more fully described in this Proxy Statement:

  •
  Each nominee for director must receive a majority of the votes cast on his or her nomination to be elected;

  •
  Approval of an amendment to the 2014 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 5,000,000 from 7,750,000 to 12,750,000, to extend the termination date of the 2014 Plan from January 20, 2025 to May 24, 2027 and to provide that the aggregate economic value of all equity-based and equity-related awards granted under the 2014 Plan in any year to any director who is not an employee of the Company shall not exceed $500,000, determined, for each award, by using the Fair Market Value (as defined in the 2014 Plan) as of the date such award is granted, requires affirmative vote of holders of a majority of the votes cast on the proposal;

  •
  Approval of a non-binding, advisory resolution approving the compensation of the individuals listed in the Summary Compensation Table on page 75 of this Proxy Statement, or the Named Executive Officers as described in this Proxy Statement requires the affirmative vote of a majority of the votes cast on the proposal;

  •
  The frequency that receives the highest number of votes will be considered the frequency recommended by stockholders to hold a non-binding, advisory vote on the compensation of our Named Executive Officers; and

  •
  Approval of the proposal to ratify the selection of the Company's independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the proposal.

Abstentions and Broker Non-Votes

        A "broker non-vote" occurs on a proposal when a broker identified as the record holder of shares is not permitted by the rules of the New York Stock Exchange, or the NYSE, to vote on that proposal without instruction from the beneficial owner of the shares and no instruction has been received with respect to that proposal. Under the NYSE rules, brokers may vote on routine matters even without instructions from the street name holder. The election of directors, the vote to approve of the amendment to the 2014 Plan and the advisory votes on executive compensation and frequency of future advisory votes on executive compensation are not routine matters for purposes of broker voting. If you do not instruct your broker how to vote with respect to these proposals, your broker may not vote with respect to these proposals and your shares will be counted as "broker non-votes." The ratification of the selection of our independent registered public accounting firm for the fiscal year ending December 31, 2017 is a routine matter; therefore, there will be no broker non-votes in connection with that matter. CDN is not permitted to cast votes on any proposal unless specifically directed by the applicable CDI holder.

        A properly completed proxy and CDI voting instruction form, if received in time for voting and not revoked, will be voted at the Annual Meeting in accordance with the instructions contained therein. Unless otherwise directed, the shares represented by the proxy card will be voted:

  •
  "For" the election of the Board's nominees for director listed in this Proxy Statement;

  •
  "For" the approval of an amendment to the 2014 Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 5,000,000 from 7,750,000 to 12,750,000, to extend the termination date of the 2014 Plan from January 20, 2025 to May 24, 2027 and to provide that the aggregate economic value of all equity-based and equity-related awards granted under the 2014 Plan in any year to any director who is not an employee of the Company shall not exceed $500,000, determined, for each award, by using the Fair Market Value (as defined in the 2014 Plan) as of the date such award is granted;

  •
  "For" the approval of a non-binding, advisory resolution approving the compensation of our Named Executive Officers as described in this Proxy Statement;

  •
  To hold a non-binding, advisory vote on the frequency of future advisory votes of stockholders on the compensation of our Named Executive Officers "every year"; and

  •
  "For" the ratification of the selection by the Audit Committee of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2017.

        Abstentions and broker non-votes will not be counted as votes cast and, therefore, will not affect the proposals that are being submitted to the stockholders at the Annual Meeting.

        Although the advisory votes on the proposed resolutions to approve the compensation of our Named Executive Officers and on the frequency of future advisory votes of stockholders on the compensation of our Named Executive Officers are non-binding, the Compensation Committee of the Board will consider the outcome of these votes when making future compensation decisions for our Named Executive Officers and when determining how frequently to hold a vote on the compensation of our Named Executive Officers.

Attendance at the Annual Meeting

        Attendance at the Annual Meeting or any adjournment or postponement thereof will be limited to stockholders and CDI holders of record of the Company as of 5:00 p.m., U.S. Eastern Time, on the Record Date (7:00 a.m. Australian Eastern Standard Time on April 5, 2017) and guests of the Company. If you are a stockholder or CDI holder of record as of 5:00 p.m., U.S. Eastern Time, on the Record Date (7:00 a.m. Australian Eastern Standard Time on April 5, 2017), your name will be verified against the list of stockholders or CDI holders, as applicable, of record prior to your admittance to the Annual Meeting or any adjournment or postponement thereof. Please be prepared to present photo identification for admission. If you hold your shares in street name, you will need to provide proof of beneficial ownership, such as a brokerage account statement, a copy of a voting instruction form provided by your custodian with respect to the Annual Meeting or other similar evidence of ownership, as well as photo identification, in order to be admitted to the Annual Meeting. Please note that if you hold your shares in street name and intend to vote in person at the Annual Meeting, you must also provide a "legal proxy" obtained from your custodian. CDI holders may attend the Annual Meeting but cannot vote in person at the Annual Meeting unless they are appointed as proxy by CDN.

Revocability of Proxies

        Any stockholder giving a proxy in the manner set forth in the Notice of Internet Availability has the power to revoke such proxy at any time before it is exercised. If you are a registered holder of Common Stock, you may revoke a previously submitted proxy by voting over the internet or by telephone at a later time in the manner provided on the Website. Any such notice or vote must be received by 11:59 p.m. U.S. Eastern Time on May 23, 2017. You may also revoke your proxy by attending the Annual Meeting and voting in person.

        If you are a CDI holder and you direct CDN to vote by completing the CDI voting instruction form, you may revoke those directions online at www.linkmarketservices.com.au or by delivering to Link Market Services Limited, Locked Bag A14, Sydney South, New South Wales, Australia 1235, no later than 1:59 p.m. Australian Eastern Standard Time on May 22, 2017 (which is 11:59 p.m. U.S. Eastern Time on May 21, 2017).

        Please note, however, that only your last-dated proxy or CDI voting instruction will count, and any proxy or CDI voting instruction may be revoked at any time prior to its exercise at the Annual Meeting, as described in this Proxy Statement.

        If your shares are held in the name of a brokerage firm, bank, nominee or other institution, and you have instructed your brokerage firm, bank, nominee or other institution to vote your shares, you must follow the instructions received from your brokerage firm, bank, nominee or other institution to change your voting instruction. Please contact your custodian for detailed instructions on how to revoke your voting instruction and the applicable deadlines.

        Our principal executive offices are located at One Federal Street, Boston, Massachusetts 02110.

        The Company's website address, www.ironmountain.com, is included several times in this Proxy Statement as a textual reference only, and the information in the Company's website is not incorporated by reference into this Proxy Statement.

Notice Regarding the Availability of Proxy Materials

        In accordance with rules and regulations of the Securities and Exchange Commission, or the SEC, instead of mailing a printed copy of our proxy materials to each stockholder of record, the Company may furnish proxy materials via the internet. Accordingly, all of the Company's stockholders will receive a Notice of Internet Availability, which will be mailed on or about April 13, 2017.

        On the date of mailing the Notice of Internet Availability, stockholders will be able to access all of the proxy materials at https://materials.proxyvote.com/46284v. The proxy materials will be available free of charge, and the Notice of Internet Availability will provide instructions as to how stockholders may access and review all of the important information contained in the proxy materials (including the Company's Annual Report to Stockholders) over the internet or through other methods specified on the Website. The Website contains instructions as to how stockholders may vote by internet or over the telephone. The Notice of Internet Availability also instructs stockholders as to how they may request a paper or email copy of the proxy card. If you receive a Notice of Internet Availability and would like to receive printed copies of the proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

        All CDI holders will receive a printed copy of our proxy materials along with the CDI voting instruction form. If you are a CDI holder, you may also view and print these materials online at www.linkmarketservices.com.au. The CDI voting instruction form will provide instructions as to how CDI holders may access and review all of the important information contained in the proxy materials (including the Company's Annual Report to Stockholders) over the internet. The CDI voting instruction form contains instructions as to how CDI holders may direct CDN to vote on their behalf.

 PROPOSAL 1

ELECTION OF DIRECTORS

        The Board currently consists of twelve (12) directors. Each director served for a one-year term, and the term of each director will expire at the Annual Meeting.

        At the Annual Meeting, all nominees are to be elected for a one-year term to serve until the Company's 2018 Annual Meeting of Stockholders, or until their successors are elected and qualified. The Board has selected as nominees the following twelve (12) individuals, all of whom are current directors of the Company: Jennifer Allerton, Ted R. Antenucci, Pamela M. Arway, Clarke H. Bailey, Neil Chatfield, Kent P. Dauten, Paul F. Deninger, Per-Kristian Halvorsen, William L. Meaney, Wendy J. Murdock, Walter C. Rakowich and Alfred J. Verrecchia. Each nominee has agreed to serve if elected, and management has no reason to believe that any of the nominees will be unavailable to serve.

Required Vote

        Each nominee for director must receive a majority of the votes cast on his or her nomination to be elected. This means a nominee will be elected to the Board only if the votes cast "For" such nominee's election exceed the votes cast "Against" such nominee's election, with abstentions and broker non-votes not counting as votes "For" or "Against." Under the Company's Bylaws, if the number of votes cast "For" a director nominee does not exceed the number of votes "Against" the director nominee, and if the nominee is an incumbent director, then he or she must promptly tender his or her resignation from the Board. Each incumbent director has already tendered an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for re-election at the Annual Meeting or any meeting of stockholders at which he or she faces re-election and (2) the acceptance of such resignation by the Board. The Board will decide within 90 days of the certification of the stockholder vote, through a process managed by the Nominating and Governance Committee of the Board and excluding the nominee in question, whether to accept the resignation. The Board's explanation of its decision will be promptly disclosed in a filing with the SEC.

        Brokers and CDN are not permitted to vote your shares for the election of directors absent instruction from you. Therefore, we urge you to give voting instructions to your broker on the proxy, or, in the case of CDI holders, give valid directions to CDN, so that your votes may be counted on this important matter.

        The Board recommends that you vote FOR the election of each of the Board's twelve (12) nominees to serve as directors of Iron Mountain until the 2018 Annual Meeting of Stockholders, or until their successors are elected and qualified.

Information Concerning the Directors and Director Nominees

        Set forth below is the name and age of each of our director nominees and his or her principal occupation as of April 6, 2017, as well as his or her business experience during the past five years and the names of certain other companies of which he or she currently serves as a director or has served as a director during the past five years. In addition to the information presented below regarding each nominee's specific experience, qualifications, attributes and skills that led our Board to the conclusion that he or she should serve as a director, we also believe that all of our director nominees have a reputation for integrity and sound judgment and excellent analytical skills. Each of our director nominees has demonstrated business acumen and complements the attributes and skills of the other director nominees. Each of the nominees has consented to be named in this Proxy Statement and to serve on the Board, if elected.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Jennifer Allerton Age 65	Ms. Allerton has been one of our directors since September 2014. Ms. Allerton has more than 40 years of information technology experience, most recently as chief information officer at F. Hoffman la Roche, or Roche, in Switzerland with responsibility for information technology strategy and operations for the pharmaceutical division and all group information technology operations from June 2002 to July 2012. Prior to Roche, Ms. Allerton served from May 1999 to June 2002 as Technology Director at Barclaycard in the United Kingdom with responsibility for fraud operations and information technology. Ms. Allerton serves on the board of directors of Sandvik AB, a global engineering company, Aveva pie, an engineering design and information management solutions firm for the plant, power and marine industries, and Paysafe Group plc, a provider of digital payments and transaction-related solutions to businesses and consumers. From June 2013 to September 2016, Ms. Allerton served as a non-executive director of Oxford Instruments pie, a leading provider of high technology tools and systems for research and industry, and was a member of the Audit, Nominations and Remuneration Committees. Ms. Allerton holds Bachelor degrees in mathematics from Imperial College, London and in physical sciences and geosciences from the Open University, United Kingdom, and a Master's degree in physics from the University of Manitoba, Canada. We believe Ms. Allerton's qualifications for nomination include her significant experience working for global multinational companies and running complex, international businesses, her extensive knowledge of technology and its successful application to data centers, and her experience as a board member of several large international companies.
Ted R. Antenucci Age 52
Mr. Antenucci has been one of our directors since June 2011. Mr. Antenucci currently serves as both president and chief executive officer of Catellus Development Corporation, or Catellus, a private real estate developer, positions he has held since March 2011. Additionally, until June 30, 2011, he served in a dual role as president and chief investment officer of Prologis, Inc., or Prologis, a publicly held industrial real estate investment trust, or REIT, positions he assumed in 2007. Prior to these roles, Mr. Antenucci served from 2005 to 2007 as president of global development for Prologis. From 2001 to 2005, he was president of Catellus Commercial Development, a subsidiary of Catellus, until Catellus and Prologis merged in 2005. Mr. Antenucci serves on the board of directors of Hudson Pacific Properties, a publicly held company, on the board of Catellus and as a trustee of the Children's Hospital Foundation, a non-profit organization. Mr. Antenucci holds a Bachelor of Arts degree in business economics from the University of California at Santa Barbara. We believe Mr. Antenucci's qualifications for nomination include valuable industry knowledge and management expertise that Mr. Antenucci has developed as an executive of an industrial REIT and as a member of the board of directors of a publicly held real estate company, as well as his experience in real estate acquisitions, operations and capital allocation.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Pamela M. Arway Age 63	Ms. Arway has been one of our directors since May 2014. Ms. Arway served in a number of capacities during her 21-year career with the American Express Company, Inc., a global payments, network and travel publicly held company, and its subsidiaries, until her retirement in 2008. Ms. Arway served as president, Japan/Asia Pacific/Australia Region, American Express International, Inc., Singapore from October 2005 to January 2008. From December 2004 to October 2005, Ms. Arway served as chief executive officer, American Express Australia Ltd., Sydney, Australia. From July 2000 to December 2004, Ms. Arway served as executive vice president and general manager, Corporate Travel North America, American Express Company, Inc. Ms. Arway has been a director of The Hershey Company, a publicly held company, since May 2010 and has been a director of DaVita Healthcare Partners, Inc., a publicly held company, since May 2009. Ms. Arway holds a Bachelor's degree in languages from Memorial University of Newfoundland and a Master of Business Administration degree from Queen's University, Kingston, Ontario, Canada. We believe Ms. Arway's qualifications for nomination include her significant leadership experience as a global executive, her expertise in the areas of marketing, international business, finance and government affairs and her experience as a board member of several large publicly held companies.
Clarke H. Bailey Age 62
Mr. Bailey has been one of our directors since January 1998. Since 1990, Mr. Bailey has served as a director of EDCI Holdings, Inc., a private company that until November 2011 was engaged in the manufacture and distribution of CDs and DVDs, and has served as its chairman since June 1999 and its chief executive officer since July 2009. Mr. Bailey also previously served as chief executive officer of EDCI Holdings, Inc. from November 2003 to November 2006. Mr. Bailey has served as a director of SMTC Corporation, a publicly held company, since June 2011. Mr. Bailey has served as Chairman of SMTC Corporation since April 2014, and he served as executive chairman and interim chief financial officer of SMTC Corporation from May 2013 to April 2014. He holds a Master of Business Administration degree from The Wharton School, University of Pennsylvania. We believe Mr. Bailey's qualifications for nomination include his deep industry knowledge and experience gained as the former chief executive officer of Arcus Data Security, an offsite data protection business we acquired in 1998, his understanding of our businesses, operations and strategies as a member of our Board for the past 19 years, his past experience as chairman and chief executive officer of another publicly held company, his service on the boards of directors of other publicly held companies and his experience as chairman of our Compensation Committee.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Neil Chatfield Age 62	Mr. Chatfield has been one of our directors since May 2016. Mr. Chatfield has served as non-executive chairman of Costa Group since June 2015 and a director since October 2011. Mr. Chatfield has also served as chairman of Seek Limited since 2012 and a director since 2005. In addition, Mr. Chatfield has served as a non-executive director of Transurban Group since 2009. From September 2013 to May 2016, Mr. Chatfield served as a non-executive director, and chairman of the Audit Committee, of Recall Holdings Limited, or Recall, a publicly held information management company we acquired in May 2016. Mr. Chatfield has over 36 years of experience in the transport, logistics and resources industries, including as an executive director and chief financial officer of Toll Holdings Limited for more than ten years. Mr. Chatfield holds a Master of Business in Finance and Accounting from the University of Technology Sydney, a Graduate Diploma in Information Technology from Royal Melbourne Institute of Technology, a Graduate Diploma in Accounting from Swinburne Institute of Technology and a Diploma in Business Studies from Footscray Institute of Technology. We believe Mr. Chatfield's qualifications for nomination include his deep industry knowledge and experience gained as a non-executive director of Recall, his experience as chairman of another publicly held company, his significant experience working for global multinational companies and running complex, international businesses, and his corporate finance and accounting expertise.
Kent P. Dauten Age 61
Mr. Dauten has been one of our directors since November 1997. Mr. Dauten serves as Managing Director of Keystone Capital, Inc., a private investment firm, a position he has held since founding the firm in February 1994. Mr. Dauten served as a director of Health Management Associates, Inc., a publicly held hospital management firm, from November 1988 until August 2013. Mr. Dauten holds a Bachelor of Arts degree in economics from Dartmouth College and a Master of Business Administration degree from Harvard Business School. We believe Mr. Dauten's qualifications for nomination include his deep industry knowledge and experience as the former president of HIMSCORP, Inc., a records management company we acquired in 1997, his extensive knowledge of the capital markets and business management as the managing director of a private investment business, his understanding of our businesses, operations and strategies as a member of our Board for over 19 years, his qualification as a financial expert on our Audit Committee, his service on the board of directors of another publicly held company and his prior experience as our lead independent director.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Paul F. Deninger Age 58	Mr. Deninger has been one of our directors since September 2010. Mr. Deninger has been executive chairman of IDL Development, Inc., a private company engaged in advanced material science research and development, since June 2016. Mr. Deninger also serves as a consultant to Evercore, a publicly held investment banking advisory firm. From April 2015 to June 2016, Mr. Deninger served as a senior advisor at Evercore. From February 2011 to April 2015, Mr. Deninger served as a senior managing director at Evercore. From December 2003 until October 2010, Mr. Deninger served as a vice chairman at Jefferies & Company, Inc., or Jefferies, a global securities and investment banking firm and the principal operating subsidiary of Jefferies Group, Inc. Prior to Jefferies, Mr. Deninger held various positions at Broadview International LLC, or Broadview, a private investment banking firm he joined in 1987, including serving as its chairman and chief executive officer at the time Broadview was acquired by Jefferies in 2003. Mr. Deninger holds a Bachelor of Science degree from Boston College and a Master of Business Administration degree from Harvard Business School. We believe Mr. Deninger's qualifications for nomination include his deep knowledge of capital markets, merger and acquisition strategies and technology services businesses as well as his extensive management experience including as a former chief executive officer.
Per-Kristian Halvorsen Age 65
Dr. Halvorsen has been one of our directors since September 2009. Dr. Halvorsen has been senior fellow and senior vice president of Intuit Inc., or Intuit, a publicly held software company, since June 2016. Prior to that role, Dr. Halvorsen served as chief innovation officer and senior vice president of Intuit from December 2008 to June 2016. Dr. Halvorsen served as Intuit's chief technology officer from 2007 to 2008 and chief technology innovation officer from 2006 to 2007. Prior to Intuit, Dr. Halvorsen was vice president and center director of Solutions and Services for Hewlett-Packard Company, a publicly held company, where, from 2000 to 2005, he oversaw global research and advanced technology for its information technology services division. Dr. Halvorsen was laboratory manager and principal scientist at Xerox Palo Alto Research Center, where he founded the Information Sciences and Technology Lab and worked from August 1983 to May 2000. Dr. Halvorsen was a director of Nets Holding A/S from December 2015 until September 2016, when he became a director of Nets A/S. Dr. Halvorsen was a director of Autodesk Inc., a publicly held company, from March 2000 to June 2016. Dr. Halvorsen holds a Ph.D. and a Master of Arts degree from the University of Texas at Austin. We believe Dr. Halvorsen's qualifications for nomination include his extensive knowledge about the technology industry, the development and use of new technology and the overall operation of technology businesses through his experience at large technology companies, his understanding and insight with respect to international businesses and his experience as a member of the boards of directors of publicly held companies.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
William L. Meaney Age 57	Mr. Meaney assumed the role of our chief executive officer, or CEO, and, simultaneously, became a member of the Board, in January 2013. Mr. Meaney served as chief executive officer of The Zuellig Group, a private business-to-business conglomerate, from August 2004 until March 2012. Prior to that position, Mr. Meaney served as Managing Director and Chief Commercial Officer for Swiss International Air Lines, Ltd., a private company providing passenger and cargo transportation services in Europe and internationally, from December 2002 to January 2004. Mr. Meaney currently serves on the board of directors of Qantas Airways Limited, an Australian publicly held company offering passenger and air freight transportation services in Australia and internationally, on the New York Advisory Board of FM Global, a privately held mutual insurance company, and on the boards of trustees of Carnegie Mellon University and Rensselaer Polytechnic Institute. Mr. Meaney holds a Bachelor of Science degree in mechanical engineering from Rensselaer Polytechnic Institute and a Master of Science degree in industrial administration from Carnegie Mellon University. We believe Mr. Meaney's qualifications for nomination include his understanding of our businesses, operations and strategies as our current CEO, his extensive experience with global operations and capital allocation and his experience leading a primarily business-to-business company.
Wendy J. Murdock Age 64
Ms. Murdock has been one of our directors since May 2016. From December 2013 to May 2016, Ms. Murdock served as a non-executive director of Recall. In addition, since 2013, Ms. Murdock has served on the Board and Risk Management Committee of USAA Federal Savings Bank and, since March 2016, Ms. Murdock has served on the Board and the Investment and Risk Committee of La Caisse de dépôt et placement du Québec. From 2005 to 2013, Ms. Murdock held a variety of positions with MasterCard Worldwide, including serving as a member of the MasterCard Worldwide Operating Committee, chief payment system integrity officer and chief product officer. Ms. Murdock holds a Bachelor of Arts degree from McGill University and a Master of Business Administration degree from the University of Western Ontario. We believe Ms. Murdock's qualifications for nomination include her deep industry knowledge and experience gained as a non-executive director of Recall, her significant leadership experience as a global executive and her expertise in the areas of international business and finance.

Nominee	Principal Occupations, Directorships and Business Experience During the Past Five Years
Walter C. Rakowich Age 59	Mr. Rakowich has been one of our directors since August 2013. Mr. Rakowich served as CEO of Prologis from November 2008 through June 2011, when Prologis merged with AMB Property Corporation, after which he assumed the role of co-CEO and served as a member of the Prologis board of directors until he retired in December 2012 after 18 years at Prologis. Mr. Rakowich held a number of senior management positions while at Prologis before becoming CEO, including managing director and chief financial officer from December 1998 to January 2005 and president and chief operating officer from January 2005 to November 2008. Mr. Rakowich served on the Prologis board of trustees from January 2005 through June 2011. Mr. Rakowich is a member of the board of directors of Host Hotels & Resorts, Inc., a publicly held company, and a member of the board of directors of Ventas, Inc. a publicly held company. Mr. Rakowich holds a Bachelor of Science degree in accounting from Pennsylvania State University and a Master of Business Administration degree from Harvard Business School. We believe Mr. Rakowich's qualifications for nomination include valuable industry knowledge and management expertise that Mr. Rakowich has developed as CEO of an industrial REIT, as well as his corporate finance and accounting expertise.
Alfred J. Verrecchia Age 74
Mr. Verrecchia has been one of our directors since March 2010 and has served as our Independent Chairman since March 2013. Mr. Verrecchia served as chairman of the board of directors of Hasbro, Inc., or Hasbro, a publicly held branded play company, from May 2008 to May 2015. He was the president and chief executive officer of Hasbro from 2003 until 2008, and prior to that he served as Hasbro's chief operating officer and chief financial officer. Mr. Verrecchia has served on the board of directors of several publicly held companies, including Old Stone Corp. from 1987 to 2012, FGX International Holdings Limited from February 2009 to March 2010 and CVS Caremark from September 2004 to March 2007. Mr. Verrecchia holds both a Bachelor of Arts degree in accounting and a Master of Business Finance degree, each from the University of Rhode Island. We believe Mr. Verrecchia's qualifications for nomination include his strong understanding and insights related to the operation of an enterprise in both the U.S. and international markets as the current chairman and former chief executive officer and president of a multinational publicly held corporation, his experience transforming a traditional product business, his extensive understanding of the capital markets and accounting as a former chief financial officer, his experience as a member of the board of directors of other publicly held companies and his prior experience as our lead independent director.

        The Board annually elects the officers of the Company. Each officer holds office at the discretion of the Board until the first meeting of the Board following the next annual meeting of stockholders or until such officer sooner dies, resigns or is removed. There are no family relationships between or among any of the Company's officers or directors.

        Set forth below is the name and age of each of our executive officers who is not nominated to be a director of the Company, his or her principal occupation and business experience during the past five years and the names of certain other companies of which he or she served as a director, as of April 6, 2017.

Name	Principal Occupations and Business Experience During the Past Five Years
Edward Bicks Age 48	Mr. Bicks was appointed chief strategy officer of the Company in February 2016, in addition to his role as senior vice president. From April 2015 to February 2016, Mr. Bicks served as senior vice president, chief strategy officer and emerging businesses, of the Company. From September 2013 to April 2015, Mr. Bicks served as a senior vice president of the Company. From December 2012 to September 2013, Mr. Bicks served as senior vice president, strategy and change management at Forrester Research, Inc., or Forrester. From May 2005 to September 2013, Mr. Bicks served as vice president, strategy at Forrester. Mr. Bicks holds a Bachelor of Arts degree in economics from Williams College and a Master of Business Administration degree from the MIT Sloan School of Management.
Stuart Brown Age 51
Stuart Brown joined the Company in June 2016 and assumed the role of executive vice president and chief financial officer in August 2016. Prior to joining the Company, from September 2011 to June 2016, Mr. Brown served as executive vice president and chief financial officer of Red Robin Gourmet Burgers, Inc., a publicly held chain of casual dining restaurants. From October 2006 to September 2011, Mr. Brown served as chief financial officer for DCT Industrial Trust Inc., a publicly held industrial REIT. Mr. Brown holds a Bachelor of Business Administration degree and a Master of Science degree in accountancy from the University of Georgia.
Ernest W. Cloutier Age 44
Mr. Cloutier assumed the role of executive vice president and general manager, international of the Company in April 2017. From June 2014 to December 2016, Mr. Cloutier served as executive vice president, U.S. federal, security and legal, of the Company. In addition, Mr. Cloutier served as the Company's general counsel and secretary until December 2016, positions which he held since joining the Company in December 2007 as a senior vice president. In June 2011 Mr. Cloutier was appointed an executive vice president of the Company, and Mr. Cloutier assumed responsibility for the Company's global security and risk organizations in March 2014. Prior to joining the Company, Mr. Cloutier served as senior vice president, general counsel and secretary for Digitas Inc. from May 2004 to November 2007. Mr. Cloutier holds a Bachelor of Arts degree in political science from Bates College and a Juris Doctor from The American University Washington College of Law.
Deirdre Evens Age 53
Ms. Evens was appointed executive vice president, chief people officer of the Company in July 2015. Prior to joining the Company, Ms. Evens served as executive vice president of human resources at Clean Harbors, Inc., or Clean Harbors, from September 2011 to July 2015. From June 2008 to September 2011, Ms. Evens served as executive vice president of sales and marketing at Clean Harbors. Ms. Evens holds a Bachelor of Science degree in mechanical engineering from Cornell University.

Name	Principal Occupations and Business Experience During the Past Five Years
Patrick Keddy Age 62	Mr. Keddy was appointed executive vice president and general manager, North America and Western Europe of the Company in April 2015. Mr. Keddy joined the Company as senior vice president, Western Europe, in November 2011, responsible for the operations of the Company's Records Management, Document Management Solutions, Data Management and Secure Shredding businesses. Prior to joining the Company, Mr. Keddy served as President of the International Division of Pitney Bowes Inc. from 2005 to 2010. Mr. Keddy holds a Bachelor of Science degree in administrative science from the University of Aston in Birmingham, United Kingdom and is a Member of the Chartered Institute of Marketing.
Theodore MacLean Age 52
Mr. MacLean was appointed executive vice president and chief marketing officer of the Company in September 2014. Prior to joining the Company, Mr. MacLean served as general manager, emerging market strategies and sales, at Microsoft Corporation, a publicly held multinational technology company, or Microsoft, from May 2011 to September 2014. From October 2008 to May 2011, Mr. MacLean served as general manager, open solutions group at Microsoft. Mr. MacLean holds a Bachelor of Arts degree from Carleton College and a Master of Business Administration degree from the Anderson School at the University of California, Los Angeles.
Deborah Marson Age 63
Ms. Marson was appointed executive vice president, general counsel and secretary of the Company in December 2016. Ms. Marson served as senior vice president and deputy general counsel from March 2012 to December 2016. Ms. Marson joined the Company as vice president of commercial contracts for North America in November 2009. Prior to joining the Company, Ms. Marson spent 27 years with The Gillette Company, where she most recently served as deputy general counsel. Ms. Marson holds a Bachelor of Arts degree in political science from Colby College and a Juris Doctor from Suffolk University Law School.
Fidelma Russo Age 53
Ms. Russo was appointed executive vice president and chief technology officer of the Company in March 2017. Prior to joining the Company, Ms. Russo served as senior vice president and general manager at Dell EMC from January 2011 to March 2017, where she led the Dell EMC's enterprise storage and software solutions team. From May 2010 to January 2011, Ms. Russo served as chief operating officer of Sepaton, Inc., or Sepaton, a privately held provider of storage and software products and services. From September 2007 to May 2010, Ms. Russo served as executive vice president, engineering and development at Sepaton. Ms. Russo holds a Bachelor in Engineering from University College Cork, Ireland, and a Master of Science in Computer Science from Boston University.

Name	Principal Occupations and Business Experience During the Past Five Years
Eileen Sweeney Age 50	Ms. Sweeney was appointed senior vice president and general manager, data management of the Company in August 2014. Prior to joining the Company, Ms. Sweeney served as vice president and general manager of the global manufacturing industry for Computer Sciences Corporation, or CSC, from June 2012 to July 2014. From 2010 to June 2012, Ms. Sweeney served as president of the general dynamics account for CSC. From 2007 to 2010, Ms. Sweeney served as global president of the manufacturing sector for CSC. Ms. Sweeney holds a Bachelor of Science degree from Union College and a Master of Business Administration degree and Master of Science degree in Industrial Engineering from Northwestern University.
John Tomovcsik Age 49
Mr. Tomovcsik was appointed executive vice president and general manager, records and information management, of the Company in January 2014. From January 2007 to December 2013, Mr. Tomovcsik served as executive vice president and chief operating officer, Iron Mountain North America, responsible for the operations of the Company's Records Management, Document Management Solutions, Data Management and Secure Shredding core businesses.

Board of Directors and Committees

        Independence.    Our Board is composed of a majority of directors who qualify as independent directors pursuant to the corporate governance standards for companies listed on the NYSE. The Board evaluates independence pursuant to NYSE standards each year by affirmatively determining whether each director has a direct or indirect material relationship with the Company (including its subsidiaries) and members of the Company's management that may interfere with such director's ability to exercise his or her independence from the Company. When assessing the materiality of a director's relationship with the Company, the Board considers all relevant facts and circumstances, not merely from the director's standpoint but from that of the persons or organizations with which the director has an affiliation. Material relationships can include commercial, industrial, banking, consulting, legal, accounting, charitable and familial relationships. None of our independent directors has any relationship with the Company or its management other than his or her service as a director and on committees of the Board, and the Board has concluded that none of the Company's directors possess the objective relationships set forth in the NYSE listing standards that prevent independence.

        The Board has determined that all of our non-management directors qualify as independent under NYSE rules. One of our directors, Mr. Meaney, is a management employee involved in our day-to-day activities and is not considered to be an independent director.

        Attendance.    During the fiscal year ended December 31, 2016, the Board held 10 meetings. Each incumbent director, except for Mr. Chatfield and Ms. Murdock, attended at least 75% of the aggregate number of meetings of the Board and all committees thereof on which such director served that were held during the fiscal year ended December 31, 2016. Mr. Chatfield and Ms. Murdock joined the Board on May 2, 2016 in connection with our acquisition of Recall. During the fiscal year ended December 31, 2016, Mr. Chatfield attended six and seven Board and committee meetings, respectively, and Ms. Murdock attended six and nine Board and committee meetings, respectively. Ten of our twelve directors standing for re-election at our 2016 Annual Meeting of Stockholders attended such meeting. All directors standing for re-election at our Annual Meeting are expected to attend the Annual Meeting, either in person or by teleconference. Our policy with respect to directors' attendance at our annual meetings of stockholders can be found in our Corporate Governance Guidelines, the full text of which appears under the heading "Company/Investors/Corporate Governance" on our website at www.ironmountain.com.

Board Leadership Structure

        The Board does not have a formal policy on whether the roles of Chairman and CEO should be combined or separated. The Board believes that Iron Mountain stockholders are best served by the Board having flexibility to consider the relevant facts and circumstances and determine, at the time of the Chairman's election, the best leadership structure for the Company rather than by adhering to a formal standing policy on the subject.

        In connection with the Board's ongoing review of its leadership structure, the Board has determined that the position of Chairman should be held by a non employee of the Company. The Board believes that the current leadership structure, which separates the roles of CEO and Independent Chairman, fosters effective governance and oversight of the Company. The Independent Chairman controls the Board meeting agendas, which ensures that topics deemed important by the independent directors are included in Board discussions and best enables the Board to express its views on our management, strategy and execution. The Independent Chairman is responsible for advising the CEO and presiding over meetings of the Board, presiding over all executive sessions of non-management directors, consulting with the CEO on Board meeting agendas and acting as a liaison between management and non-management directors. The CEO is responsible for setting the Company's strategy and leading the organization's day to day performance. We believe this governance structure promotes balance between the authority of those who oversee our business and those who manage it on a day to day basis.

        The Board convenes in non-management executive session before the conclusion of each in-person Board meeting, and an executive session is offered in all telephonic Board meetings.

Committees

        The Board has the following standing committees: Audit Committee, Compensation Committee, Nominating and Governance Committee, Finance Committee and Risk and Safety Committee. The Board has adopted a charter for each of its standing committees, and each such charter is available on our website at www.ironmountain.com under the heading "Company/Investors/Corporate Governance." During the fiscal year ended December 31, 2016, the Audit Committee held six meetings, the Compensation Committee held eight meetings, the Nominating and Governance Committee held five meetings, the Finance Committee held six meetings and the Risk and Safety Committee held five meetings.

        The Nominating and Governance Committee annually reviews the composition of the Board committees and considers whether to recommend committee membership changes to the Board. As part of this process in 2016, the Board added new directors to committees and made other changes. Each committee also maintained several of its existing members for continuity.

        Membership on each committee as of April 6, 2017 is set forth in the chart below.

 Committee Membership

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Risk and Safety Committee
Alfred J. Verrecchia(1)			✓*
Jennifer Allerton	✓				✓
Ted R. Antenucci	✓			✓
Pamela M. Arway		✓*	✓
Clarke H. Bailey		✓	✓		✓*
Neil Chatfield	✓				✓
Kent P. Dauten	✓		✓	✓*
Paul F. Deninger				✓
Per-Kristian Halvorsen		✓			✓
William L. Meaney					✓
Wendy J. Murdock		✓		✓
Walter C. Rakowich	✓*		✓

(1)
Chairman of the Board

*
Committee Chair

        Audit Committee.    Each member of the Audit Committee is independent as defined by the rules of the SEC, the NYSE listing standards and the Audit Committee Charter. In addition, the Board has determined that each member of the Audit Committee is an audit committee financial expert as defined by the rules of the SEC and is financially literate as defined by the NYSE listing standards. The Audit Committee: (1) assists the Board in oversight of the integrity of the Company's financial statements; (2) assists the Board in oversight of the Company's compliance with legal and regulatory requirements; (3) assists the Board in oversight of the independent registered public accounting firm's retention, qualifications and independence; (4) assists the Board in oversight of the performance of the Company's internal audit function and independent auditors; (5) prepares an Audit Committee report as required by the SEC to be included in the annual Proxy Statement; (6) performs such other duties as the Board may assign to the Audit Committee from time to time, such as approving transactions subject to our Related Person Transaction Policies and Procedures described on page 90 of this Proxy Statement; and (7) takes other actions to meet its responsibilities as set forth in its written charter. The Audit Committee is also responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls and auditing matters, including procedures for the confidential and anonymous submission by employees of the Company of any concerns regarding accounting or auditing matters they think may be questionable. Information about these procedures can be found on our website, www.ironmountain.com, under the heading "Company/Investors/Corporate Governance."

        Compensation Committee.    Each member of the Compensation Committee qualifies as independent under the NYSE listing standards. The Compensation Committee: (1) reviews, approves and recommends to the independent members of the Board the base salary, equity-based incentives and the payment of short-term incentive compensation for the CEO; (2) approves all long-term equity incentives to our employees, including the Named Executive Officers under the 2014 Plan; (3) reviews and approves the annual cash compensation for Named Executive Officers (other than the CEO) based on recommendations from the CEO and reports to the Board on such decisions; (4) reviews the Company's cash and stock-based incentive compensation plans to assess their effectiveness in meeting the Company's goals and objectives and exercises all of the authority of the Board with respect to the administration of such plans; (5) annually reviews and discusses with management a draft of the Company's Compensation Discussion and Analysis to be included in the Company's Annual Report on

Form 10-K and annual proxy statement; (6) annually prepares and publishes an annual report of the Compensation Committee for inclusion in the Company's Annual Report on Form 10-K and annual proxy statement; (7) reviews and discusses at least on an annual basis the risks arising from the Company's compensation policies for its employees; and (8) takes other actions to meet its responsibilities as set forth in its written charter.

        The Board has delegated final authority for compensation decisions for the Named Executive Officers, other than our CEO, to the Compensation Committee. The Compensation Committee has the authority to delegate any of its responsibilities to a sub-committee composed of members of the Compensation Committee, but it has not done so to date.

        For a discussion concerning the process and procedures for determining executive compensation and the role of executive officers and compensation consultants in determining or recommending the amount or form of compensation, see the "Compensation Discussion and Analysis" section in this Proxy Statement.

        Nominating and Governance Committee.    Each member of the Nominating and Governance Committee qualifies as independent under the NYSE listing standards. The Nominating and Governance Committee: (1) recommends the composition of the Board; (2) identifies and recommends candidates for nomination to the Board; (3) recommends to the Board structures and statements of the duties and responsibilities of each committee of the Board; (4) develops and recommends to the Board and implements corporate governance guidelines applicable to the Company; (5) assists the Board in annually reviewing management succession; (6) develops and monitors an annual process to assess the effectiveness of the Board and implements and oversees an annual review of the performance of the Board (including evaluations of individual Board members) and each of the Board's standing committees; (7) develops and proposes, for approval by the Board, compensation policies for the Company's non-employee directors; (8) annually reviews contributions to candidates made by the Iron Mountain Incorporated Political Action Committee, or IMPAC, and determines the composition of the IMPAC board; and (9) takes other actions to meet its responsibilities as set forth in its written charter.

        Finance Committee.    Although the NYSE listing standards do not require members of the Finance Committee to be independent, all members of the Finance Committee qualify as independent under the NYSE listing standards and the Board's assessment of any material relationships with the Company. The Finance Committee: (1) reviews the Company's capital structure and financial strategies; (2) reviews the Company's material capital allocation decisions, strategic investments and dispositions and other opportunities for maximizing stockholder value; (3) considers and reviews the Company's dividend and share repurchase policies and programs and other strategies to return capital to stockholders; (4) reviews the Company's derivatives and hedging policies and strategies; (5) reviews the Company's investment policies and practices; (6) reviews the Company's credit ratings and strategy, (7) periodically reviews the Company's investor relations strategy, (8) furnishes periodic reports to the Board concerning the Finance Committee's work; and (9) performs such other duties as the Board may assign to the committee from time to time.

        Risk and Safety Committee.    The Risk and Safety Committee (1) reviews and monitors material safety, security, business continuity, information security and risk management strategies and systems; (2) reviews and monitors material safety, security, business continuity, information security and risk management policies and processes implemented, established and reported on by the Company's management; (3) monitors the Company's insurance programs; and (4) takes other actions to meet its responsibilities as set forth in its written charter.

Board and Committee Evaluations

        The Nominating and Governance Committee oversees the Board and committee evaluation process. Generally, the Board and each committee conduct self evaluations by means of written questionnaires completed by each director and committee member. The anonymous responses are summarized and provided to the Board and each committee at their subsequent meetings in order to facilitate an examination and discussion by the Board and each committee of the effectiveness of the Board, committees, individual directors, Board and committee structure and dynamics, and areas for possible improvement. The Nominating and Governance Committee establishes the board and committee evaluation process each year and may determine to use an independent third party evaluation process from time to time in the future.

Risk Oversight

        The Board is responsible for oversight of the Company's management of enterprise risks. Iron Mountain senior management is responsible for the Company's risk management process and the day to day supervision and mitigation of enterprise risks. The Board receives regular reports on areas of material Company risk, including strategic, operational, financial, legal and regulatory risks. The Board, or the committee of the Board assigned responsibility for a specific area of risk, receives reports from the Company executive accountable for understanding and mitigating the identified risk. When a committee of the Board receives a risk report, the chairman of such committee provides a summary of the discussion to the Board during the next regularly scheduled Board meeting. This practice allows the Board and each of its committees to remain coordinated in their oversight of enterprise risk. The Risk and Safety Committee provides additional support to the Board in ensuring that the Company's enterprise risk management program is appropriate and operating effectively.

Political Expenditures

        Our Global Political Contribution Policy, together with our Code of Ethics and Business Conduct, guide our approach to ethical business behavior and corporate political contributions. Our Global Political Contribution Policy provides that Iron Mountain does not make political contributions in any form or amount from corporate funds or resources, even when permitted by applicable law. This means corporate funds are not used in support of or opposition to political candidates, political parties, political committees and other political entities organized and operating for political candidates. In addition, corporate funds are not used for "electioneering" communications.

        The Company administers IMPAC, which is a non partisan political action committee supporting congressional candidates at the federal level only. IMPAC allows eligible employees to pool their resources to support candidates who understand the issues important to the Company's business and its employees. Participation in IMPAC is strictly voluntary. Except for administrative expenses, IMPAC is funded solely by the Company's employees and directors and is not supported by funds from the Company. IMPAC complies with federal election laws and all other applicable laws and reports regularly to the Federal Election Commission. In addition, IMPAC is governed by a set of bylaws and supervised by a board of directors composed of senior managers from different areas of the Company.

        The Company is a member of a number of trade associations that participate in public relations activities such as education and conferences, but not for the purpose of making political contributions. Our Code of Ethics and Business Conduct and our Global Political Contribution Policy are available on our website under the heading "About Us/Investors/Corporate Governance."

Stockholder Communications to Board of Directors

        The Board believes it is important to engage effectively with stockholders. To facilitate this engagement, in February 2016, the Board adopted a written Shareholder Engagement and

Communication Policy, or the Shareholder Engagement Policy, which outlines the procedures for the Board's engagement and communication with the Company's stockholders. The Shareholder Engagement Policy is overseen by the Nominating and Governance Committee. Under the Shareholder Engagement Policy, any stockholder, CDI holder, security holder or other interested party who desires to communicate with the Board, any individual director, including the Independent Chairman, or the independent or non-management directors as a group, may do so by regular mail or email directed to the Secretary of the Company. Communications to the Board should be mailed to Corporate Secretary, Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110; the Secretary's email address is corporatesecretary@ironmountain.com. Upon receiving such mail or email, the Secretary will assess the appropriate director or directors to receive the message and will forward the mail or email to such director or directors without editing or altering it.

Selection of Board of Directors Nominees

        The Board is responsible for developing and approving criteria, in addition to those set forth in our Corporate Governance Guidelines, for candidates for Board membership. The Nominating and Governance Committee is responsible for seeking candidates to become Board members, consistent with the criteria set forth in the Corporate Governance Guidelines and approved by the Board, and for recommending candidates to the entire Board for selection by the Board for nomination to fill vacancies on the Board or expiring terms of directors at each annual meeting of stockholders. The Board as a whole is responsible for nominating individuals for election to the Board by the stockholders and for filling vacancies on the Board that may occur between annual meetings of the stockholders.

        Nominees for director will be selected on the basis of their integrity, experience, achievements, judgment, intelligence, personal character, ability to make independent analytical inquiries, willingness to devote adequate time to Board duties and likelihood that they will be able to serve on the Board for a sustained period. In connection with the selection of nominees for director, the Board's policy is to give due consideration to the Board's overall balance of diversity of perspectives, backgrounds and experiences. To implement and review the effectiveness of our diversity policy, the Nominating and Governance Committee reviews the appropriate skills and characteristics of members of the Board in the context of the then current composition of the Board. It is the practice of the Nominating and Governance Committee to then consider these factors when screening and evaluating candidates for nomination or re-election to the Board. The Board will not nominate for election as director any candidate who has not agreed to tender, promptly following the annual meeting at which he or she is elected as director, an irrevocable resignation that will be effective upon (1) the failure to receive the required number of votes for re-election at the next annual meeting of stockholders at which he or she faces re-election, and (2) acceptance of such resignation by the Board.

        The Nominating and Governance Committee will consider, as part of the process for identifying individuals who might be candidates, individuals who are properly recommended by stockholders for nomination by the Board at a meeting of stockholders at which directors are to be elected. To be proper, a recommendation for a nominee for director with respect to a meeting of stockholders must comply with applicable law, the Company's Bylaws and the Company's Corporate Governance Guidelines. The Nominating and Governance Committee will consider any suggestions offered by other directors or stockholders with respect to potential directors, and there will be no difference in the manner in which potential nominees are evaluated. However, the Nominating and Governance Committee and the Board are not required to enlarge the size of the Board in order to nominate an otherwise fully qualified candidate proposed by a stockholder. A stockholder wishing to nominate a director directly must comply with the procedures described in the Company's Bylaws and this Proxy Statement.

        In 2016 the Nominating and Governance Committee did not retain the services of, and did not pay a fee to, any third party to identify or assist in identifying or evaluating potential nominees to our Board.

Nominations and Proposals of Stockholders

        A stockholder who, in accordance with Rule 14a-8, or Rule 14a-8, under the Securities Exchange Act of 1934, as amended, or the Exchange Act, wants to present a proposal for inclusion in the Company's 2018 Proxy Statement and proxy card relating to the 2018 Annual Meeting of Stockholders must submit the proposal by December 10, 2017. In order for the proposal to be included in the Proxy Statement, the stockholder submitting the proposal must meet certain eligibility standards and comply with certain regulations established by the SEC.

        Stockholders who wish to present a business proposal or nominate persons for election as directors at the Company's 2018 Annual Meeting of Stockholders must provide a notice of the business proposal or nomination in accordance with Section 2.4 of our Bylaws, in the case of business proposals, or Section 3.2 of our Bylaws, in the case of director nominations. In order to be properly brought before the 2018 Annual Meeting of Stockholders, Sections 2.4 and 3.2 of our Bylaws require that a notice of the business proposal the stockholder wishes to present (other than a matter brought pursuant to Rule 14a-8), or the person or persons the stockholder wishes to nominate as a director, must be received at our principal executive office not less than 90 days, and not more than 120 days, prior to the first anniversary of the Company's prior year's annual meeting. Therefore, any notice intended to be given by a stockholder with respect to the Company's 2018 Annual Meeting of Stockholders pursuant to our Bylaws must be received at our principal executive office no earlier than January 25, 2018 and no later than February 24, 2018. However, if the date of our 2018 Annual Meeting of Stockholders occurs more than 30 days before or 30 days after May 24, 2018, the anniversary of the 2017 Annual Meeting of Stockholders, a stockholder notice will be timely if it is received at our principal executive office by the later of (1) the 120th day prior to such annual meeting or (2) the close of business on the tenth day following the day on which public disclosure of the date of the meeting was made. To be in proper form, a stockholder's notice must include the specified information concerning the stockholder and the business proposal or nominee, as described in Sections 2.4, 3.2 and 3.3 of our Bylaws.

        All proposals must be mailed to the Company's principal executive office, at the address stated herein, and should be directed to the attention of the Secretary of the Company.

Code of Ethics

        Our Code of Ethics and Business Conduct applies to each of the Company's employees, including officers, and directors. Our Code of Ethics and Business Conduct is posted on our website, www.ironmountain.com, under the heading "About Us/Investors/Corporate Governance." A printed copy of our Code of Ethics and Business Conduct is also available free of charge to any stockholder who requests a copy. We intend to disclose any amendment to, or waiver from, a provision of our Code of Ethics and Business Conduct applicable to our CEO, chief financial officer or principal accounting officer or controller by posting such information on our website. Any waivers applicable to any other executive officers will also be promptly disclosed to stockholders on our website.

 PROPOSAL 2

AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2014 STOCK AND CASH INCENTIVE PLAN

        The Board has unanimously approved, and unanimously recommends that the stockholders of the Company approve, an amendment, attached as Appendix A, to the 2014 Plan to increase the number of shares of Common Stock authorized for issuance under the 2014 Plan by 5,000,000 from 7,750,000 to 12,750,000, to extend the termination date of the 2014 Plan from January 20, 2025 to May 24, 2027 and to provide that the aggregate economic value of all equity-based and equity-related awards granted under the 2014 Plan in any year to any director who is not an employee of the Company shall not exceed $500,000, determined, for each award, by using the Fair Market Value as of the date such award is granted. Fair Market Value, as used in this Proposal 2, means the "fair market value" as defined in the 2014 Plan.

        The Board believes that equity interests are a significant factor in the Company's ability to attract, retain and motivate key employees, directors and other service providers (generally, and in connection with acquisitions) that are critical to the Company's long-term success and that an increase in the number of shares available for issuance under the 2014 Plan is necessary in order to provide those persons with incentives to serve the Company.

        In approving the increase in the number of shares reserved for issuance under the 2014 Plan, the Board considered the following factors:

        Equity Run Rate.    As of March 27, 2017, only 2,994,785 total shares remained available for grant under the Company's equity plans, including 2,560,859 remaining available under the 2014 Plan and 433,926 remaining available under the Iron Mountain Incorporated 2002 Stock Incentive Plan. The Board currently believes that the proposed increase of 5,000,000 shares under the 2014 Plan should result in an adequate number of shares of Common Stock for future awards for approximately four years, although this forecast includes several assumptions and there are a number of factors that could impact the Company's future equity share usage. Among the factors that will impact the Company's share usage are: changes in market grant values; changes in the number of recipients; changes in the Company's stock price; payout levels of performance-based awards; changes in the structure of the Company's long-term incentive programs; and forfeitures of outstanding awards.

        Overhang.    If stockholders approve the increase in the reserve under the 2014 Plan, the total shares available for grant under all of the Company's equity plans would be 7,994,785 and would represent approximately 3.03% of 264,098,277 shares of Common Stock outstanding as of March 27, 2017.

        As of March 27, 2017, the Company had approximately 1,841,656 full value awards outstanding under all of its equity plans. In addition, as of March 27, 2017, the Company had approximately 4,317,577 stock options outstanding under all of its equity plans, which stock options had a weighted average exercise price of $33.28 and a weighted average remaining term of 7.57 years. If stockholders approve the amendment to the 2014 Plan, as of March 27, 2017, the potential overhang(1) from all stock awards granted and available to employees and directors would increase from 3.35% to 5.09%.

        As a result of increasing the number of shares, it is also possible to extend the termination date of the 2014 Plan, which the Board believes is an appropriate action.

(1)
Overhang is calculated by dividing (1) the sum of (i) the number of shares of Common Stock subject to equity awards outstanding as of March 27, 2017 and (ii) the number of shares of Common Stock available for future grants, by (2) the sum of (x) number of shares of Common Stock outstanding as of March 27, 2017 and (y) equity awards outstanding and available for grant.

        In addition, the amendment to the 2014 Plan will provide that the aggregate economic value of all equity-based and equity-related awards granted under the 2014 Plan in any year to any director who is not an employee of the Company shall not exceed $500,000, determined, for each award, by using the Fair Market Value as of the date such award is granted. This limit shall not apply to any award or shares granted pursuant to a non-employee director's election to receive an award or shares in lieu of cash retainers or other fees (to the extent such award or shares have a fair value equal to the value of such cash retainers or other fees) or the investment of deferred cash retainers or other fees in phantom stock pursuant to the Iron Mountain Incorporated Directors Deferred Compensation Plan, or the DDCP. The Board believes that providing for a limit on the aggregate economic value of all awards granted under the 2014 Plan to each director who is not an employee of the Company is consistent with the principles of good corporate governance and will promote the interests of stockholders and is advisable in light of recent increased focus on non-employee director compensation.

        The closing price of the Company's Common Stock on March 27, 2017 was $34.58.

Summary of the 2014 Plan

        The following summary of the material features of the 2014 Plan is qualified in its entirety by reference to the complete text of the 2014 Plan, which is filed as an appendix to the Company's Proxy Statements on Schedule 14A filed on December 23, 2014.

        The 2014 Plan permits the issuance of equity-based awards, including incentive stock options, or ISOs, nonqualified stock options, or NSOs, grants of Common Stock, whether or not subject to restrictions, stock appreciation rights, or SARs, restricted stock units, or RSUs, and performance units, or PUs, that vest based on certain performance criteria, and cash-based awards that may be earned based on certain performance criteria, or, collectively, Awards. The 2014 Plan initially reserved 7,750,000 shares of Common Stock. If stockholders approve the proposed amendment to the 2014 Plan, the total amount of Common Stock authorized for issuance under the 2014 Plan will be 12,750,000.

        Effective Date and Duration.    The 2014 Plan became effective on January 20, 2015. The 2014 Plan provides for termination on January 20, 2025 or May 24, 2027 if the proposed amendment is adopted, unless earlier terminated by the Board. Termination of the 2014 Plan will not affect Awards made prior to termination, but no new Awards will be made after the 2014 Plan terminates.

        Purpose and Eligibility.    The purpose of the 2014 Plan is to advance the interests of our stockholders by enhancing our ability to attract, retain and motivate persons who are expected to make important contributions to us and our affiliates, and to provide those persons with equity ownership opportunities and performance-based equity and cash compensation. For this purpose, any present or future parent or subsidiary corporation, and any other present or future business venture in which we have a controlling interest, may be treated as an affiliate of ours.

        The persons eligible to receive Awards are our and our affiliates' employees, officers, directors, consultants and advisors and those of our affiliates. The recipient of an Award under the 2014 Plan is referred to below as a Participant. At this time, we consider approximately 1,300 persons eligible to receive Awards pursuant to the 2014 Plan.

        Administration.    Although our Board has the authority to administer the 2014 Plan, it has generally delegated this authority to the Compensation Committee, which administers all of our equity-based compensation plans. Each member of the Compensation Committee is a "non-employee director" within the meaning of Rule 16b-3 promulgated under the Exchange Act, an "outside director" within the meaning of Section 162(m) of the Code and qualifies as independent under NYSE listing standards.

        Subject to the terms of the 2014 Plan, the Compensation Committee has the authority to: (1) select or approve Award recipients; (2) determine the terms and conditions of Awards, including the price to be paid for any Common Stock; and (3) interpret the 2014 Plan and prescribe rules and regulations for its administration.

        Awards, at the discretion of the Compensation Committee, may be transferable to members of a Participant's immediate family or to a family partnership or trust for the benefit of a Participant's immediate family.

        Shares Subject to the 2014 Plan.    The total number of shares of our Common Stock that may be subject to Awards under the 2014 Plan may not exceed 7,750,000 shares, or 12,750,000 shares if the proposed amendment is approved. The shares may be authorized but unissued shares or treasury shares. The total amount of Common Stock that may be granted under the 2014 Plan to any single person in any year may not exceed in the aggregate 1,250,000 shares; provided, however, that if the proposed amendment is adopted, then the aggregate economic value of all equity-based and equity-related Awards granted under the 2014 Plan in any year to any director who is not an employee of the Company shall not exceed $500,000, determined, for each Award, by using the Fair Market Value as of the date such Award is granted. In the event a cash-based Award under the 2014 Plan is made, such Award shall not exceed $7,500,000 in any year to any single person. Both the limit on the maximum number of shares and the limit on the maximum cash-based award that may be granted to a single person are designed to help qualify Awards under the 2014 Plan for the performance-based compensation exemption to the deduction limit applicable under Section 162(m) of the Code.

        To the extent that an option or other form of Award lapses or is forfeited, the shares subject to the Award will again become available for grant under the terms of the 2014 Plan.

        As of March 27, 2017, 4,586,210 equity-based Awards were outstanding, consisting primarily of stock options, target PUs and RSUs.

        Stock Options.    The Compensation Committee may grant ISOs and NSOs under the 2014 Plan. The Compensation Committee determines the number of shares of Common Stock subject to each option, its exercise price, its duration and the manner and time of exercise; provided, however, that no option may be issued under the 2014 Plan with an exercise price that is less than the Fair Market Value of our Common Stock as of the date the option is granted, and no option will have a duration that exceeds ten years. ISOs may be issued only to employees of the Company or a corporate subsidiary thereof and, in the case of a more than ten percent stockholder, must have an exercise price that is at least 110% of the Fair Market Value of our Common Stock as of the date the option is granted, and may not have a duration of more than five years.

        The Compensation Committee, in its discretion, may provide that any option is subject to vesting limitations that make it exercisable during its entire duration or during any lesser period of time.

        The exercise price of an option may be paid in cash, by delivery of a recourse promissory note secured by the Common Stock acquired upon exercise of the option (except that such a loan would not be available to any of our executive officers or directors), by means of a "cashless exercise" procedure in which a broker transmits to us the exercise price in cash, either as a margin loan or against the Participant's notice of exercise and confirmation by us that we will issue and deliver to the broker stock certificates for that number of shares of Common Stock having an aggregate Fair Market Value equal to the exercise price, or agrees to pay the exercise price to us in cash upon our receipt of stock certificates, by delivery of shares of Common Stock owned by the Participant, by a "net exercise" in the case of an NSO or by any combination of the methods listed.

        Except in connection with a corporate transaction involving the Company, the terms of an option may not be amended to reduce the exercise price (or cancel the option for cash, other Awards or other options with an exercise price less than the exercise price of the existing option) without stockholder approval.

        Stock Appreciation Rights.    The Compensation Committee may also grant SARs to Participants on such terms and conditions as it may determine. SARs may be granted separately or in connection with an option. No SAR may be issued under the 2014 Plan with an exercise price that is less than the Fair Market Value of our Common Stock as of the date the SAR is granted, and no SAR will have a duration that exceeds ten years. Upon the exercise of an SAR, the Participant is entitled to receive payment equal to the excess of the Fair Market Value, on the date of exercise, of the number of shares of Common Stock for which the SAR is exercised over the exercise price for the Common Stock under a related option or, if there is not a related option, over an amount per share stated in the agreement setting forth the terms and conditions of the SAR.

        Payment to the Participant may be made in cash or other property, including Common Stock, in accordance with the provisions of the SAR agreement.

        Except in connection with a corporate transaction involving the Company, the terms of an SAR may not be amended to reduce the exercise price (or cancel an SAR for cash, other Awards or other SARs with an exercise price less than the exercise price of the existing SAR) without stockholder approval.

        Stock Grants.    The Compensation Committee may make an Award in the form of one or more of the following forms of Stock Grant. Stock Grants (including RSUs and PUs at settlement) generally will provide the Participant with all of the rights of a stockholder of ours, including the right to vote and to receive payment of dividends.

        Stock Grant without Restriction.    The Compensation Committee may make a Stock Grant without any restrictions.

        Restricted Stock and Restricted Stock Units.    The Compensation Committee may issue shares of Common Stock to a Participant with restrictions determined by the Compensation Committee in its discretion. Restrictions could include conditions that require the Participant to forfeit the shares in the event that the Participant ceases to provide services to us or any of our affiliates thereof before a stated time.

        RSUs are similar to restricted stock except that no shares are actually issued to the Participant on the RSU grant date. Rather, and provided all applicable restrictions are satisfied, shares of Common Stock are generally delivered at settlement of the Award. The period of restriction, the number of shares of restricted stock or the number of RSUs granted, the purchase price, if any, and such other conditions and/or restrictions as the Compensation Committee may establish will be set forth in an Award agreement.

        Participants holding RSUs will not have voting rights or other rights as a stockholder until any shares related to the RSU are issued. After all conditions and restrictions applicable to restricted shares and/or RSUs have been satisfied or have lapsed, shares of restricted stock will become freely transferable and RSUs may be settled in cash, in shares of our Common Stock or in some combination of cash and shares of our Common Stock, as determined by the Compensation Committee and stated in the Award agreement.

        Performance Shares and Performance Units.    With respect to an Award of performance shares and/or PUs, the Compensation Committee will establish performance periods and performance goals. The extent to which a Participant achieves his or her performance goals during the applicable performance period will determine the value and/or the number of performance shares and/or PUs earned by such Participant. Payment of earned performance shares and/or PUs will be in cash, shares of our Common Stock or some combination of cash and shares of our Common Stock, as determined by the Compensation Committee and stated in the Award agreement.

        Dividends.    Participants holding restricted stock and performance shares will be entitled to receive dividends on our shares, provided that in the discretion of the Compensation Committee Participants will not be entitled to dividends with respect to unvested restricted stock and performance shares until the stock or shares vest, respectively. Dividend equivalent units may, but are not required to, be issued with respect to RSUs or PUs and may be paid in cash, additional shares of our Common Stock or a combination on the date the shares are delivered, all as determined by the Compensation Committee and stated in the Award agreement.

        Cash-Based Awards.    The Compensation Committee may make a cash-based Award in an amount and upon such terms as the Compensation Committee may determine, based on the achievement of performance goals established by the Compensation Committee.

        Performance Goals.    If the Compensation Committee makes an Award intended to qualify as "performance-based compensation" under Section 162(m) of the Code (including a PU or a cash-based Award), the performance goals selected by the Compensation Committee must be based on the achievement of specified levels of one, or any combination, of the following business criteria, measured in the aggregate or on a per share basis (if appropriate): EBITDA (earnings before interest, taxes, depreciation and amortization); OIBDA (operating income before depreciation and amortization); adjusted OIBDA or Contribution (as defined in the 2014 Plan); gross revenues; storage rental revenue; growth rate; capital spending; capital efficiency; maintenance capital spending; free cash flow; funds from operations (as defined by the National Association of Real Estate Investment Trusts); funds from operations (normalized); adjusted funds from operations; building utilization; racking utilization; dividends; same store sales; same store net operating income; operating income (before or after taxes); net operating income; attaining budget; return on total or incremental invested capital; gross profit or margin; operating profit or margin; net earnings (before or after taxes); earnings per share; adjusted earnings per share; net income; share price (including but not limited to growth measures and total stockholder return); return on assets, return on equity, return on sales or return on revenue; other cash flow measures (including operating cash flow, cash flow return on equity, cash flow return on investment and free cash flow before acquisitions and discretionary investments); productivity ratios or metrics; market share; customer satisfaction; working capital targets; storage volume; organizational or transformational metrics; and achievement of stated corporate goals including, but not limited to acquisitions or dispositions, alliances, joint ventures, international development, and internal expansion. The Compensation Committee has the discretion to choose other performance goals with regard to any particular Award, but that Award may not qualify as "performance-based compensation" under Section 162(m) of the Code.

        Any such criteria, whether alone or in combination, may be applied on the basis of our and/or our affiliates as a whole or on any business unit or subset of us and/or an affiliate of ours and may be measured directly, as a growth rate or by comparing the result to the performance of a group of competitor companies, a published or special index determined by the Compensation Committee or other benchmarks determined by the Compensation Committee. The objectives shall be further adjusted by the Compensation Committee as necessary to eliminate the effect on the stated performance goals of unplanned acquisitions or dispositions, changes in foreign exchange rates, discrete tax items identified by the Compensation Committee, changes in accounting standards, variances to planned annual incentive compensation expense and expenses associated with unusual or extraordinary items that could not be reasonably anticipated, as long as those items or changes are material to the performance measure.

        For purposes of satisfying the performance-based exception under Section 162(m) of the Code, the Compensation Committee has the discretion to reduce, but not increase, a performance-based Award

(but the Compensation Committee can provide in a grant for an additional Award in the event the relevant performance goals are exceeded).

        After the close of the applicable performance period, which may consist of more than one year, and generally before the close of the next year's first quarter, the Compensation Committee will determine the extent to which the performance goals were satisfied and make a final determination with respect to an Award.

        In the event that applicable tax laws change to permit Compensation Committee discretion to alter the performance goals without obtaining stockholder approval, the Compensation Committee will have sole discretion to make any such alterations.

        Effect of Certain Corporate Transactions.    In the event of a stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution on our Common Stock other than an ordinary cash dividend, the Compensation Committee shall make equitable adjustments to Awards as it, in its sole discretion, deems appropriate. In the case of (1) a merger or consolidation of the Company with or into another entity pursuant to which all of our Common Stock is cancelled or converted into or exchanged for the right to receive cash, securities or other property, (2) any transfer or disposition of all of our Common Stock for cash, securities or other property pursuant to a share exchange or other transaction, (3) the sale or other disposition of all or substantially all of the Company's assets or (4) any liquidation or dissolution of the Company, the Compensation Committee may take any of a number of actions including providing for the assumption of Awards, the termination of Awards (with advance notice permitting exercise), Awards to become exercisable at or prior to the event, the liquidation of Awards or any combination of the foregoing.

        The 2014 Plan also provides that any unvested Awards will generally vest immediately should a Participant be terminated by us or our successor (or should the Participant terminate for "good reason") in connection with a "vesting change in control" within 14 days prior or 12 months after the vesting change in control.

        A vesting change of control is generally defined to include, among other things: (1) a sale of us or substantially all of our assets; (2) the acquisition by a person or group of securities representing 50% or more of the voting power of the Company's securities entitled to vote in the election of directors; or (3) certain changes in the composition of our board of directors over a period of time that are not approved by our board of directors. "Good reason" for this purpose is generally defined to include: (i) a diminution in the total annual compensation or material diminution in benefits the Participant is eligible to receive; or (ii) a requirement by us that the Participant be based at an office that is greater than 50 miles from the location of the Participant's office immediately prior to the vesting change in control.

        Amendments to the 2014 Plan.    Our board of directors may amend, suspend or terminate the 2014 Plan in whole or in part at any time provided that stockholder approval shall be required to the extent necessary under Section 162(m) of the Code, under the rules applicable to ISOs or under NYSE or other applicable securities exchange rules.

        The Compensation Committee may, without stockholder approval, amend the 2014 Plan as necessary to enable Awards to qualify for favorable foreign tax, securities or other treatment in the case of a Participant who is subject to a jurisdiction outside the United States.

Tax Treatment

        The following description of the federal income tax consequences of Awards is general, does not purport to be complete and does not describe state, local or foreign tax consequences.

        Tax Treatment of Nonqualified Stock Options.    A Participant realizes no taxable income when an NSO is granted. Instead, the difference between the Fair Market Value of the Common Stock acquired pursuant to the exercise of the option and the exercise price paid is taxed as ordinary compensation income when the option is exercised. The difference is measured and taxed as of the date of exercise, if the Common Stock is not subject to a "substantial risk of forfeiture," or as of the date or dates on which the risk terminates in other cases. A Participant may elect to be taxed on the difference between the exercise price and the Fair Market Value of the Common Stock on the date of exercise, even though some or all of the Common Stock acquired is subject to a substantial risk of forfeiture. Once ordinary compensation income is recognized, gain on the subsequent sale of the Common Stock is taxed as short-term or long-term capital gain, depending on the holding period after exercise. We receive no tax deduction on the grant of a nonqualified stock option, but we are entitled to a tax deduction when a Participant recognizes ordinary compensation income on or after exercise of the option, in the same amount as the income recognized by the Participant.

        Tax Treatment of Incentive Stock Options.    Generally, a Participant incurs no federal income tax liability on either the grant or the exercise of an ISO, although a Participant will generally have taxable income for alternative minimum tax purposes at the time of exercise equal to the excess of the Fair Market Value of the Common Stock subject to the option over the exercise price. Provided that the Common Stock is held for at least one year after the date of exercise of the option and at least two years after its date of grant, any gain realized on a subsequent sale of the Common Stock will be taxed as long-term capital gain. If the Common Stock is disposed of within a shorter period of time, the Participant will recognize ordinary compensation income in an amount equal to the difference between the Fair Market Value of the stock on the date of exercise (or the sale price of the shares sold, if less) over the exercise price. We receive no tax deduction on the grant or exercise of an ISO, but we are entitled to a tax deduction if the Participant recognizes ordinary compensation income on account of a premature disposition of shares acquired on exercise of an ISO, in the same amount and at the same time as the Participant recognizes income.

        Tax Treatment of Stock Appreciation Rights.    A Participant realizes no income upon the grant of an SAR, but upon its exercise recognizes ordinary compensation income in an amount equal to the cash or cash equivalent received at that time. If the Participant receives Common Stock upon exercise of an SAR, he or she recognizes ordinary compensation income equal to the Fair Market Value of the Common Stock received (reduced, if applicable, by the base amount set forth in the related agreement), assuming the Common Stock is not subject to a substantial risk of forfeiture at exercise. We are entitled to a tax deduction in the amount of ordinary compensation income recognized.

        Tax Treatment of Stock Grants.    A person who receives an Award of Common Stock without any restrictions will recognize ordinary compensation income equal to the Fair Market Value of the Common Stock over the amount (if any) paid. If the Common Stock is subject to restrictions, the recipient generally will not recognize ordinary compensation income at the time the Award is received but will recognize ordinary compensation income when restrictions constituting a substantial risk of forfeiture lapse. The amount of that income will be equal to the excess of the aggregate Fair Market Value, as of the date the restrictions lapse, over the amount (if any) paid for the Common Stock. Alternatively, a Participant may elect to be taxed, pursuant to Section 83(b) of the Code, on the excess of the Fair Market Value of the Common Stock at the time of grant over the amount (if any) paid for the Common Stock, notwithstanding any restrictions. All such taxable amounts are deductible by us at the time and in the amount of the ordinary compensation income recognized by the Participant.

        A Participant who receives RSUs or PUs generally will not recognize ordinary compensation income at the time of grant. Rather, the Participant will generally recognize ordinary compensation income equal to the Fair Market Value of the Common Stock or cash received less the price paid, if any, at the time the RSU or PU settles shortly after vesting. When any Common Stock received is subsequently sold, the Participant generally will recognize capital gain or loss equal to the difference between the amount realized upon the sale of the shares and his or her tax basis in the shares (generally, the Fair Market Value of the stock when acquired plus any amount paid). The capital gain or loss will be long-term if the stock was held for more than one year or short-term if held for a shorter period. The Company will be entitled to a tax deduction when the Participant recognizes ordinary compensation income.

        Dividends.    The full amount of dividends or other distributions of property made with respect to Stock Grants before the lapse of any applicable restrictions will constitute ordinary compensation income, and the Company is entitled to a deduction at the same time and in the same amount as the income is realized by the Participant (unless an election under Section 83(b) of the Internal Revenue Code has been made). Dividend equivalents on RSUs and PUs will be taxed as additional ordinary compensation income at settlement, and we will be entitled to a deduction at the same time and in the same amount.

        Section 162(m) of the Code.    Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer and the three other most highly compensated executive officers, but generally not including the principal financial officer, to the extent that this compensation is not "performance-based" within the meaning of Section 162(m) of the Code. Compensation in excess of the $1,000,000 limit may be deducted if, among other matters, amounts are paid pursuant to pre-established, objective performance goals determined by a committee consisting solely of two or more "outside directors" (within the meaning of Section 162(m) of the Code), the material terms of those goals are disclosed to and approved by stockholders and any payment is made only after a committee of outside directors certifies that the pre-established performance goals have been satisfied.

        Options and SARs issued under the 2014 Plan generally satisfy the performance-based compensation exception under regulations issued pursuant to Section 162(m) of the Code if the grants are made by the Compensation Committee (a committee presently consisting of "outside directors") and the amount of compensation a person can receive under the option or SAR is based solely on an increase in the value of the stock after grant.

        Other forms of equity and cash Awards under the 2014 Plan, including in particular performance shares, PUs and certain cash-based Awards, are eligible for the performance-based exception to the extent the Compensation Committee satisfies the applicable requirements such as using performance goals included in the 2014 Plan and taking certain actions on a timely basis. Nevertheless, the deductibility of compensation is but one of the critical factors in the design and implementation of any compensation arrangement, and the Compensation Committee and our Board reserve the right to pay nondeductible compensation when appropriate.

Award Information

        The benefits or amounts that may be received or allocated to any individual under the 2014 Plan are not determinable, other than amounts that may be received by each non-employee director under Iron Mountain's existing Compensation Plan for Non-Employee Directors, which provides for an annual stock grant of that number of whole shares of Iron Mountain Common Stock determined by dividing $135,000 by the stock's Fair Market Value on the date of grant, in addition to various cash retainers.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to approve the amendment to the 2014 Plan to increase the number of shares of Common Stock issuable thereunder by 5,000,000 from 7,750,000 to 12,750,000, to extend the termination date of the 2014 Plan from January 20, 2025 to May 24, 2027 and to provide that the aggregate economic value of all equity-based and equity-related Awards granted under the 2014 Plan in any year to any director who is not an employee of the Company shall not exceed $500,000, determined, for each Award, by using the Fair Market Value as of the date such Award is granted.

        For the purpose of determining whether a majority of the votes have been cast in favor of the approval of the amendment to the 2014 Plan, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination. Additionally, NYSE rules require that at least a majority of the votes that all stockholders are entitled to cast at the Annual Meeting must vote on the proposed amendment, whether for or against. Because the NYSE requirement sets the higher standard, this item will not pass unless the number of votes meeting the NYSE voting requirements have been cast on this matter.

        The Board recommends that you vote FOR the approval of the amendment to the 2014 Plan.

 PROPOSAL 3

ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are including this separate proposal subject to stockholder vote to approve, on a non-binding, advisory basis, the compensation of our Named Executive Officers listed in the Summary Compensation Table appearing on page 75 of this Proxy Statement, as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

        Our executive compensation is designed to reward executive performance that contributes to our success while encouraging behavior that is in our and our stockholders' long-term best interests. We also seek to attract, motivate, reward and retain the senior management talent required to achieve our corporate objectives and increase stockholder value. At the core of our executive compensation programs is our "pay for performance" philosophy that links competitive levels of compensation to achievements of our overall strategy and business goals, as well as predetermined objectives. We believe our compensation program is strongly aligned with the interests of our stockholders and sound corporate governance principles. We urge you to read the "Compensation Discussion and Analysis" section of this Proxy Statement and compensation tables and narrative discussion in this Proxy Statement for additional details on our executive compensation, including our compensation philosophy and objectives and the compensation of our Named Executive Officers.

        The vote on this proposal is not intended to address any specific element of compensation; rather, the vote relates to the compensation of our Named Executive Officers, as described in this Proxy Statement in accordance with the compensation disclosure rules of the SEC. To the extent there is any significant vote against the compensation paid to the Named Executive Officers as disclosed in this Proxy Statement, the Compensation Committee will evaluate whether any actions are necessary to address the concerns of stockholders.

        Based on the above, we request that you indicate your support for our executive compensation philosophy and practices by voting to approve, on a non-binding, advisory basis, the following resolution:

        "RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion in the Proxy Statement for the 2017 Annual Meeting of Stockholders, is hereby APPROVED."

Required Vote

        The affirmative vote of a majority of the votes properly cast at the Annual Meeting is required to approve the compensation of our Named Executive Officers, as described in the "Compensation Discussion and Analysis" section of this Proxy Statement, the compensation tables and the other narrative compensation disclosures contained in this Proxy Statement. For the purpose of determining whether a majority of the votes has been cast in favor of the approval of this resolution, only those cast "For" or "Against" are included, and any abstentions or broker non-votes will not count in making that determination. The opportunity to vote on this resolution is required pursuant to Section 14A of the Exchange Act. However, as an advisory vote, the vote on this resolution is not binding upon the Company and serves only as a recommendation to the Board. Nonetheless, the Compensation Committee, which is responsible for designing and administering our executive compensation programs, and the Board value the opinions expressed by stockholders and will consider the outcome of the vote when making future compensation decisions for our Named Executive Officers.

        Our current policy is to provide stockholders with an opportunity to approve the compensation paid to our Named Executive Officers each year at our annual meeting of stockholders. Subject to the approval of the advisory vote on proposal four below, we currently expect that the next such vote will occur at our 2018 Annual Meeting of Stockholders.

        The Board recommends that you vote FOR the approval of the foregoing non-binding, advisory resolution approving the compensation of our Named Executive Officers.

 PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

        In accordance with the requirements of Section 14A of the Exchange Act and related rules of the SEC, we are including a separate proposal subject to stockholder vote to recommend, on a non-binding, advisory basis, whether the non-binding, advisory stockholder vote to approve the compensation of our Named Executive Officers (that is, a vote similar to the non-binding, advisory vote in proposal three above) should occur every one, two or three years.

        By voting with respect to this proposal, stockholders may indicate whether they would prefer that we conduct future advisory votes on our Named Executive Officer compensation once every one, two or three years. Stockholders also may, if they so wish, abstain from casting a vote on this proposal.

        The Board has considered the frequency of the advisory vote on the compensation of our Named Executive Officers that it should recommend. After considering the benefits and consequences of each alternative for the frequency of submitting the advisory vote on the compensation of our Named Executive Officers to stockholders, the Board recommends submitting the advisory vote on the compensation of our Named Executive Officers to our stockholders annually.

        We believe an annual advisory vote on the compensation of our Named Executive Officers will allow us to obtain information on stockholders' views of the compensation of our Named Executive Officers on a more consistent basis compared to longer intervals. In addition, we believe an annual advisory vote on the compensation of our Named Executive Officers will provide our Board with frequent input from stockholders on our compensation programs for our Named Executive Officers. Finally, we believe an annual advisory vote on the compensation of our Named Executive Officers aligns more closely with our objective to engage in regular dialogue with our stockholders on corporate governance matters, including our executive compensation philosophy, policies and programs.

        For the above reasons, the Board recommends that you vote to hold a non-binding, advisory vote on the compensation of our Named Executive Officers annually. Your vote, however, is not to approve or disapprove the Board's recommendation.

        When voting on this proposal, you have four choices: you may elect that we hold an advisory vote on the compensation of our Named Executive Officers every year, every two years or every three years, or you may abstain from voting. If you properly complete your proxy and fail to indicate your preference or abstention, your shares will be voted to select every one year as the frequency with which our stockholders will be asked to hold a non-binding, advisory vote on the compensation of our Named Executive Officers. If you properly complete your CDI voting instruction form and fail to indicate your preference or abstention, the shares represented by your CDIs will not be voted with respect to this proposal.

Required Vote

        The frequency that receives the highest number of votes will be considered the frequency recommended by stockholders to hold a non-binding, advisory vote on the compensation of our Named Executive Officers. The Compensation Committee will consider the outcome of the vote when determining how frequently to hold a vote on the compensation of our Named Executive Officers. However, as an advisory vote, the vote on this proposal four is not binding upon us and serves only as a recommendation to the Board, and the Board may decide that it is in the best interests of our stockholders and our company to hold an advisory vote on executive compensation more or less frequently than the alternative approved by our stockholders.

        The Board recommends a vote to hold a non-binding, advisory vote on the compensation of our Named Executive Officers EVERY YEAR.

 PROPOSAL 5

RATIFICATION OF THE SELECTION OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        Subject to ratification by the stockholders, the Audit Committee has selected the firm of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the current year.

        Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders who are present at the Annual Meeting.

        The fees we paid to Deloitte & Touche LLP in 2016 are shown in the table appearing on page 91 of this Proxy Statement.

        If the stockholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm, the selection of accountants will be reconsidered by the Audit Committee.

Required Vote

        The affirmative vote of holders of a majority of the votes properly cast at the Annual Meeting is required to ratify the selection of Deloitte & Touche LLP to serve as the Company's independent registered public accounting firm for the current fiscal year. For purposes of determining the number of votes cast, only those cast "For" or "Against" are included, and any abstentions will not count in making that determination.

        The Board recommends that you vote FOR the ratification of the selection of Deloitte & Touche LLP.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information known to the Company with respect to beneficial ownership of Common Stock by: (1) each director and nominee for director; (2) the Named Executive Officers; (3) all directors and executive officers of the Company as a group; and (4) each stockholder known by us to be the beneficial owner of more than 5% of the Common Stock. Such information is presented as of March 31, 2017, except as otherwise noted.

	Amount of Beneficial Ownership(1)
Name and Addresses(2)	Shares	Percent Owned
Directors and Named Executive Officers
Jennifer Allerton(3)	9,702	*
Ted R. Antenucci(4)	9,786.75	*
Pamela M. Arway(5)	11,930	*
Clarke H. Bailey(6)	219,134	*
Stuart Brown(7)	0	*
Neil Chatfield(8)	6,478	*
Ernest W. Cloutier(9)	95,934	*
Kent P. Dauten(10)	2,042,722	*
Paul F. Deninger(11)	52,809	*
Marc A. Duale(12)	87,693	*
Per-Kristian Halvorsen(13)	23,671	*
Patrick J. Keddy(14)	56,184	*
William L. Meaney(15)	869,520	*
Wendy J. Murdock(16)	7,348	*
Walter C. Rakowich(17)	12,747	*
Alfred J. Verrecchia(18)	29,933	*
All directors and executive officers as a group(19)	3,943,106.75	1.5%
Five Percent Stockholders:
The Vanguard Group(20)	42,354,229	16.1%
Capital World Investors(21)	25,856,780	9.8%
Blackrock Inc.(22)	18,100,095	6.9%
Capital International Investors(23)	14,120,153	5.3%

*
Less than 1%

(1)
Except as otherwise indicated, the persons named in the table above have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.

(2)
Unless specified otherwise, the address of each of our directors, nominees for director and Named Executive Officers is c/o Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110.

(3)
Ms. Allerton is a director of the Company.

(4)
Mr. Antenucci is a director of the Company. Does not include the 24,525.5876 vested shares of phantom stock previously reported on Forms 4 filed with the SEC as of March 31, 2017. Shares of phantom stock, or Phantom Shares, have been acquired pursuant to the DDCP and each Phantom Share is the economic equivalent of one share of Common Stock.

(5)
Ms. Arway is a director of the Company.

(6)
Mr. Bailey is a director of the Company. Includes 12,409 shares of Common Stock held by the Clarke H. Bailey GST Trust for the benefit of Trent S. Bailey and 12,409 shares of Common Stock held by the Clarke H. Bailey GST Trust for the benefit of Turner H. Bailey. Includes 42,722 shares of Common Stock that Mr. Bailey has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2017. Does not include the 29,361.7388 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2017.

(7)
Mr. Brown is executive vice president and chief financial officer of the Company.

(8)
Mr. Chatfield is a director of the Company. Includes 3,818 CHESS Depository Interests, or CDIs, trading on the Australian Securities Exchange. Each CDI represents a beneficial interest in one share of Common Stock.

(9)
Mr. Cloutier is executive vice president and general manager, international. Includes 52,985 shares of Common Stock that Mr. Cloutier has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2017.

(10)
Mr. Dauten is a director of the Company. Consists of 2,000,000 shares of Common Stock held in a joint securities account and 42,722 shares of Common Stock that Mr. Dauten has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2017.

(11)
Mr. Deninger is a director of the Company. Includes 13,390 shares of Common Stock that Mr. Deninger has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2017.

(12)
Mr. Duale is president, Iron Mountain International. Includes 26,749 shares of Common Stock that Mr. Duale has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2017.

(13)
Mr. Halvorsen is a director of the Company. Does not include the 9,465.1664 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2017.

(14)
Mr. Keddy is executive vice president and general manager, North America and Western Europe of the Company. Includes 42,897 shares of Common Stock that Mr. Keddy has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2017. Includes 1,489 RSUs that will vest within 60 days of March 31, 2017. Each RSU represents a contingent right to receive one share of Common Stock.

(15)
Mr. Meaney is CEO and a director of the Company. Includes 792,009 shares of Common Stock that Mr. Meaney has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2017.

(16)
Ms. Murdock is a director of the Company. Includes 3,547 CDIs trading on the Australian Securities Exchange. Each CDI represents a beneficial interest in one share of Common Stock.

(17)
Mr. Rakowich is a director of the Company. Does not include the 4,080.5581 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2017.

(18)
Mr. Verrecchia is a director of the Company. Includes 18,290 shares of Common Stock that Mr. Verrecchia has the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2017. Does not include the 25,457.8226 vested Phantom Shares previously reported on Forms 4 filed with the SEC as of March 31, 2017.

(19)
Includes 1,299,906 shares of Common Stock that directors and executive officers have the right to acquire pursuant to currently exercisable options or options exercisable within 60 days of March 31, 2017. Includes 1,489 RSUs granted to directors and executive officers that will vest within 60 days of March 31, 2017. Does not include the 92,890.8735 vested Phantom Shares previously reported by directors on Forms 4 filed with the SEC as of March 31, 2017.

(20)
This amount includes 18,974,926 shares of common stock beneficially owned by the Vanguard Specialized Funds—Vanguard REIT Index Fund, or the REIT Index Fund. This information is as of December 31, 2016 and is based solely on a Schedule 13G/A filed by The Vanguard Group with the SEC on February 10, 2017, or The Vanguard Group Schedule 13G, and a Schedule 13G/A filed by the REIT Index Fund with the SEC on February 13, 2017, or the REIT Index Fund Schedule 13G. In accordance with the disclosures set forth in The Vanguard Group Schedule 13G, The Vanguard Group reports sole voting power over 391,793 shares of Common Stock and sole dispositive power over 41,928,614 shares of Common Stock. In accordance with the disclosures set forth in the REIT Index Fund Schedule 13G, the REIT Index Fund reports sole voting power and sole dispositive power over 18,974,926 shares of Common Stock. The percent owned is based on the calculation provided by The Vanguard Group in The Vanguard Group Schedule 13G. Based on the information provided in The Vanguard Group Schedule 13G, the address of The Vanguard Group is 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(21)
This information is as of December 31, 2016 and is based solely on a Schedule 13G/A filed by Capital World Investors with the SEC on February 13, 2017, or the Capital World Investors Schedule 13G/A. In accordance with the disclosures set forth in the Capital World Investors Schedule 13G/A, Capital World Investors reports sole voting power and sole dispositive power over 25,856,780 shares of Common Stock. The percent owned is based on the calculation provided by Capital World Investors in the Capital World Investors Schedule 13G/A. Based on the information provided in the Capital World Investors Schedule 13G/A, the address of Capital World Investors is 333 South Hope Street, Los Angeles, California 90071.

(22)
This information is as of December 31, 2016 and is based solely on a Schedule 13G filed by Blackrock, Inc. with the SEC on January 25, 2017, or the Blackrock Schedule 13G. In accordance with the disclosures set forth in the Blackrock Schedule 13G, Blackrock, Inc. reports sole voting power over 15,837,382 shares of Common Stock and sole dispositive power over 18,100,095 shares of Common Stock. The percent owned is based on the calculation provided by Blackrock, Inc. in the Blackrock Schedule 13G. Based on the information provided in the Blackrock Schedule 13G, the address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(23)
This information is as of December 31, 2016 and is based solely on a Schedule 13G filed by Capital International Investors with the SEC on February 13, 2017, or the Capital International Investors Schedule 13G. In accordance with the disclosures set forth in the Capital International Investors Schedule 13G, Capital International Investors reports sole voting power over 13,641,722 shares of Common Stock and sole dispositive power over 14,120,153 shares of Common Stock. The percent owned is based on the calculation provided by Capital International Investors in the Capital International Investors Schedule 13G. Based on the information provided in the Capital International Investors Schedule 13G, the address of Capital International Investors is 11100 Santa Monica Boulevard, 16th Floor, Los Angeles, CA 90025.

 EQUITY COMPENSATION PLAN INFORMATION

        The following provides certain equity compensation plan information with respect to all of our equity compensation plans in effect as of December 31, 2016:

Plan Category	Number of securities to be issued upon exercise or settlement of outstanding options, warrants and rights		Weighted average exercise or settlement price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in first column)
Equity compensation plans approved by security holders	5,053,261	(1)	$32.28	(2)	5,332,963	(3)
Equity compensation plans not approved by security holders	0		0		0
Total	5,053,261		$32.28		5,332,963

(1)
Includes: (i) 3,451,566 stock options granted under the Iron Mountain Incorporated 1995 Stock Incentive Plan, the Iron Mountain Incorporated 1997 Stock Option Plan, Iron Mountain Incorporated 2002 Stock Incentive Plan, or the 2002 Plan, and the 2014 Plan; (ii) 1,163,393 shares of Common Stock that may be issued upon settlement of outstanding RSUs granted under the 2002 Plan and the 2014 Plan; and (iii) 438,302 shares of Common Stock that may be issued upon settlement of outstanding PUs granted under the 2002 Plan and the 2014 Plan. Each PU represents a contingent right to receive one share of Common Stock. Excludes stock options to purchase up to 132 shares of our Common Stock, which stock options, having a weighted average exercise price of $8.12 per share, were issued pursuant to stock option plans assumed in connection with our acquisition of Mimosa Systems, Inc., or the Mimosa Plan. No future equity awards may be granted under the Mimosa Plan.

(2)
Weighted average exercise price is calculated inclusive of stock options, RSUs and PUs. For RSUs and PUs, the weighted average exercise price is calculated as the weighted average grant date fair value. If calculated solely for stock options that have an exercise price, the weighted average exercise price of outstanding options at December 31, 2016 is $31.79 per share.

(3)
Includes the 2002 Plan, the 2014 Plan and the Iron Mountain Incorporated 2013 Employee Stock Purchase Plan, or the 2013 ESPP.

 EXECUTIVE COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

        The primary objectives of our compensation programs are to reward the achievement of both Company and individual goals and to align the interests of our executives with the creation of stockholder value. In keeping with these objectives, our compensation programs are designed to align with the objectives of our strategic plan developed by senior leadership, or the Strategic Plan, and reward teamwork and contribution to the successful achievement of our enterprise goals and financial objectives.

2016 Developments

  •
  Completed the acquisition of Recall

  •
  Exceeded 2016 expected synergies

  •
  Implemented synergy actions during 2016 that, on a full year basis, represent more than 85% of the total expected synergies for 2017

  •
  Achieved operational performance generally in line with expectations

  •
  Continued to execute the Strategic Plan, making demonstrable gains in each of the three core growth and value pillars: Developed Markets(2), Emerging Markets(3) and Adjacent Businesses(4)

  •
  The transformation initiative we began in 2015, or the Transformation Initiative, continued to produce benefits that allowed the Company to invest in Adjacent Businesses, innovation and dividend growth

  •
  Continued to deliver rewards through our pay-for-performance model that balances short-term operational performance and the creation of long-term stockholder value:

  •
  our executives were rewarded for 2016 operational performance through our short-term incentive program

  •
  the value of our executives' long-term incentives, the largest portion of their compensation, benefited from an increase in our share price during 2016, partially offset by underperformance of certain of our PUs due to the continued strength of the U.S. dollar since 2014

Leadership Transition

Chief Financial Officer

        On June 13, 2016, the Company and Mr. Roderick Day mutually agreed that Mr. Day would step down as the Company's Executive Vice President and Chief Financial Officer effective August 4, 2016, due to personal reasons that did not permit him to permanently relocate his family to Boston, as originally anticipated. Mr. Day remained an employee of the Company through October 14, 2016 to assist in the transition of his responsibilities. Under the terms of his separation agreement, Mr. Day is entitled to be paid the benefits under the Company's plans, including without limitation the Iron Mountain Companies Severance Plan and Severance Program No. 1, or the Severance Program, which are described under the "Termination and Change of Control Arrangements" section of this Proxy

(2)
"Developed Markets" include United States, Canada, western Europe and Australia.

(3)
"Emerging Markets" include central and eastern Europe, Latin America, Africa and the Asia Pacific region (excluding Australia).

(4)
"Adjacent Businesses" primarily include our data center and fine art storage businesses.

Statement. Further detail of Mr. Day's severance is provided in the "Separation Agreement with Roderick Day" section of this Proxy Statement.

        Effective August 4, 2016, Mr. Stuart Brown, who joined the Company on July 25, 2016, assumed the role of Executive Vice President and Chief Financial Officer of the Company. The Compensation Committee approved the following compensation arrangement for Mr. Brown:

  •
  annual base salary of $550,000;

  •
  a $200,000 signing bonus;

  •
  target short-term performance-based incentive opportunity equal to 85% of annual base salary;

  •
  an initial award of RSUs, corresponding to approximately $900,000 in economic value;

  •
  an annual long-term incentive award with an initial value targeted at $1,200,000, with a pro-rated annual 2016 grant as follows:

  •
  RSUs corresponding to $180,000 in economic value;

  •
  stock options corresponding to $120,000 in economic value; and

  •
  PUs corresponding to $300,000 in economic value, 50% of which are correlated with total stockholder return performance over a three-year period and 50% of which are correlated with the Company's performance measured against financial goals;

  •
  eligibility to participate in the Company's Senior Executive Relocation Program to assist with his relocation from Denver, Colorado to the greater Boston, Massachusetts area. The amount Mr. Brown will receive under such program will not exceed $450,000, which amount includes all tax gross-up assistance; and

  •
  eligibility to participate in the Severance Program.

President International

        Effective March 31, 2017, Marc A. Duale resigned from his role as the Company's President, International, and the Company entered into a separation agreement and a separate advisory agreement with Mr. Duale. The separation agreement provides substantially the same severance benefits as are contained in Mr. Duale's amended and restated employment agreement. Beginning May 1, 2017, in accordance with the terms of the advisory agreement, the Company retained Mr. Duale to provide advisory services to the Company for a period of up to 12 months.

        Further information regarding Mr. Duale's agreements can be found under the "Employment Agreements" and "Separation and Advisory Agreements with Mr. Duale" sections of this Proxy Statement.

        In connection with Mr. Duale's resignation, Mr. Ernest W. Cloutier assumed the role of Executive Vice President & GM, International.

Strategic Plan

        We developed the Strategic Plan in 2013 to focus our business strategy and increase revenue. The Strategic Plan consists of three core pillars that drive our growth and the value of our business. We refer to these three pillars as the growth and value pillars. In addition, the Strategic Plan includes certain initiatives that are designed to improve efficiency and leverage scale to increase our dividend and support the growth and value pillars. We refer to these initiatives as the enabling activities. The

Strategic Plan's growth and value pillars, as well as the enabling activities, are represented in the following graphic:

        The table below highlights the significant 2016 achievements with respect to each core growth and value pillar of our Strategic Plan:

Core Pillar	Significant 2016 Achievements
Profitable growth in Developed Markets	• Maintained strong customer retention and generated positive storage rental revenue and volume growth in Developed Markets
Expansion and penetration in Emerging Markets

•

Expanded revenue from Emerging Markets to 17.6% of total revenue in the fourth quarter of 2016 (compared to 14.6% of total revenue in the fourth quarter of 2015), on a 2014 constant currency basis, demonstrating progress toward our goal to increase contribution from these markets to 20% by 2020

• Continued expansion through completed acquisitions in eight new countries
Identifying, incubating and scaling Adjacent Businesses

•

Broke ground on a new data center campus in Northern Virginia

•

Achieved a lease rate in excess of 85% at our Boston, Massachusetts data center

•

Expanded art storage through acquisition of Fairfield Fine Arts

Aligning Program Design with the Strategic Plan

        The Compensation Committee periodically reviews our executive compensation programs to maintain the alignment of our incentives with our strategic objectives, including our Strategic Plan, and the creation of stockholder value. Our executive compensation programs include short-term and long-term incentive components.

        Our short-term incentive program is designed to reward all of our executive officers for executing the Company's annual operating plan and demonstrating annual progress toward the Company's achievement of multi-year strategic objectives. Results are measured on a constant currency basis to remove the effects of foreign currency exchange rate fluctuations and measure achievement primarily within the control of management. Our short-term incentive program consists of two general criteria for evaluating the performance of our executive officers: (i) our financial performance (70% of short-term incentive opportunity) and (ii) the achievement of certain strategic objectives (30% of the short-term incentive opportunity).

  •
  For the purposes of our short-term incentive program, we measure our financial performance against targets using Adjusted EBITDA(5)(6), which is our primary measure of profit, revenue, and adjusted funds from operations, or AFFO(7), which measures our excess cash flows used primarily to reinvest in the business and increase returns to our stockholders through dividends. Our executive officers can earn additional short-term incentive awards for profitable revenue growth in excess of targets.

  •
  The strategic objectives criteria rewards achievement during the year of certain objectives with respect to each core growth and value pillar of the Strategic Plan as well as other key initiatives related to capital efficiency, safety and achievement of synergies. (For a description of these strategic objectives, see "Components of Compensation—Short-Term Performance-Based Incentives—Strategic Objectives.")

        Our long-term incentive program rewards our success over a multi-year period relative to internal financial performance targets and stockholder returns through a portfolio of stock-based awards, including:

  •
  Storage Revenue PUs, which reward achievement of success in storage rental revenue growth objectives, subject to achieving a minimum level of return on invested capital, or ROIC.(8) Storage rental revenue growth is a key driver of cash flow, which in turn supports growth in our

(5)
Adjusted EBITDA is defined as income (loss) from continuing operations before interest expense, net, provision (benefit) for income taxes, depreciation and amortization, and also excludes certain items that we believe are not indicative of our core operating results, specifically: (i) loss (gain) on disposal/write-down of property, plant and equipment (excluding real estate), net; (ii) intangible impairments; (iii) other expense (income), net; (iv) gain on sale of real estate, net of tax; (v) operating expenditures associated with our acquisition of Recall, including advisory and professional fees and costs to complete the divestments required in connection with receipt of regulatory approval and to provide transitional services required to support the divested businesses during a transition period, as well as operating expenditures to integrate Recall with our existing operations, including moving, severance, facility upgrade, REIT conversion and system upgrade costs, or Recall Costs; and (vi) costs associated with our conversion to a REIT, excluding REIT compliance costs beginning January 1, 2014, or REIT Costs.

(6)
We changed the name of the Adjusted OIBDA metric to Adjusted EBITDA. The calculation of Adjusted EBITDA produces the same results as the calculation of Adjusted OIBDA; therefore, our targets and the evaluation of achievement did not change for compensation purposes.

(7)
AFFO is defined as net income excluding depreciation on real estate assets, gain on sale of real estate, net of tax, loss (gain) on disposal/write-down of property, plant and equipment (excluding real estate), net, intangible impairments, other expense (income), net, deferred income taxes and REIT tax adjustments, Recall Costs, REIT Costs, loss (income) from discontinued operations, net of tax, loss (gain) on sale of discontinued operations, net of tax, non-cash rent expense or income, plus depreciation on non-real estate assets, amortization expense of customer relationship intangible assets and deferred financing costs, stock-based compensation expense and the impact of reconciling to normalized cash taxes, less maintenance capital expenditures and non-real estate investments, excluding Recall integration capital expenditures.
(8)
ROIC is defined as net operating profit after taxes plus depreciation and amortization less non growth capital expenditures divided by the average of the beginning and ending balance of total debt plus stockholders equity and non controlling interest less cash plus accumulated depreciation on racking.

    dividend. Due, in part, to the three-year performance period of our Storage Revenue PUs, beginning in 2016 results are measured without regard to the effect of currency fluctuation;

  •
  Relative TSR PUs, or TSR-Based PUs, which reward total stockholder return, or TSR, performance, including the impact of changes in share price and reinvested dividends, relative to the majority of the S&P 500 over a three-year period;

  •
  Stock Options, which reward share price growth. Our stock option awards generally have an exercise price equal to the closing price on the date of grant, or the Fair Market Value, of our stock at the date of grant, but our CEO's stock option awards, since 2014, have had an exercise price 25% above the Fair Market Value at the date of grant. Stock options vest ratably over three years and are generally exercisable until the tenth anniversary of the grant date; and

  •
  Restricted Stock Units, or RSUs, which support retention and provide additional alignment with stockholders and vest ratably over three years.

        The Compensation Committee annually evaluates our incentive programs to ensure they continue to support the Strategic Plan and adopts modifications where appropriate. In 2016 the Compensation Committee approved a series of refinements to better align our incentive programs with the Strategic Plan, including:

  •
  adding AFFO as a key component of measuring financial performance;

  •
  refining the strategic measures contained in the short-term performance-based incentive program:

  •
  we selected Days Sales Outstanding, or DSO, as a capital efficiency measure to drive improvement in the cash collection cycle and encourage cash flow benefit that results from a lower DSO; and

  •
  following the acquisition of Recall, we now consider achieved synergies associated with the Recall acquisition; and

  •
  modifying our Storage Revenue PUs to measure results without regard to currency fluctuation reflecting the Compensation Committee's determination that constant currency best reflects the performance of management.

2016 Compensation Decisions & Performance

Pay Opportunity

        Following its annual review of performance for 2016, executive development and relevant market benchmark data, the Compensation Committee approved increases in pay opportunity for certain of our Named Executive Officers, including our CEO. In each case, the majority (or, in the case of our CEO, the entirety) of the increase in pay opportunity was delivered through variable compensation, which increased the proportion of compensation tied to achievement of performance goals or stock price appreciation.

Executive	Changes in Pay Opportunity	Considerations
William L. Meaney	• increased potential economic value of long-term incentive awards by $350,000 to $5,500,000	• 100% of the increased pay opportunity was delivered through variable compensation in the form of long-term incentives
• reflects the Board's assessment of Mr. Meaney's performance and increases in relevant market benchmarks
Ernest Cloutier	• increased base salary by approximately 6% • increased target bonus by 10 percentage points to 80% of base salary

•

more than 70% of the increased pay opportunity was delivered through variable compensation

•

reflects our CEO's assessment of Mr. Cloutier's performance in his expanded role to include responsibility for our U.S. Federal business

Patrick Keddy	• increased base salary by approximately 7% • increased target bonus by 10 percentage points to 80% of base salary

•

more than 70% of the increased pay opportunity was delivered through variable compensation

•

reflects our CEO's assessment of Mr. Keddy's performance since appointment as EVP & GM, North America & Western Europe in April 2015 and his position relative to market benchmarks

Performance & Compensation Results

        For 2016, both our short-term and long-term incentive awards reflect operational performance without regard to currency fluctuation; however, our long-term incentive awards granted in 2014 and 2015 will continue to be measured on reported results. Following the acquisition of Recall, all of our outstanding incentive awards were adjusted to reflect the expected impact of the Recall acquisition.

        In 2016, our financial performance, after adjusting for the impact of acquisitions during the year and measured in constant currency and performance against strategic objectives, on average, did not achieve 100% of the goals established by the Compensation Committee, but our executives exceeded expectations relative to their individual goals and objectives. Combining financial performance with individual performance, our variable compensation programs delivered above target short-term incentive awards. On average, our short-term incentive awards achieved 114% of target calculated based on the following operational results:

  •
  Adjusted EBITDA and revenue achieved a combined payout of 91% of target due primarily to Adjusted EBITDA performance at 99.5% of target;

  •
  AFFO performance was 102.5% of target, which resulted in a payout of 115.5% of target; and

  •
  strategic objectives, on average, achieved a combined payout of 84% of target; and

  •
  the Compensation Committee approved individual performance modifiers based on performance against individual goals and objectives as well as individual efforts related to completing the Recall acquisition and progress on the related integration of Recall that, on average, added 18% to the combined financial and strategic performance results discussed above.

        Our long-term incentive awards benefited from the increase in our share price during 2016; however, certain of our performance units granted in 2014 and 2015, which are measured on reported results, continue to be negatively impacted by the strong U.S. dollar. As a result, long-term incentives, on average, are tracking below the potential economic value at the time of their grant:

  •
  our TSR during 2016 was approximately 27.7% relative to 12.0% for the S&P 500 Total Return Index;

  •
  Mr. Meaney's TSR-Based PUs with a performance period ending in 2016 earned 138% of target shares, reflecting performance during the relevant period at the 69th percentile of the S&P 500, excluding financial services companies;

  •
  the PUs with a performance period ending in 2016, which were based on Total Revenue & ROIC performance for the three year period ending in 2016, did not meet the minimum performance level due primarily to currency fluctuation; as a result, no shares were earned.

Realizable Pay Analysis

        Realizable pay reflects actual bonuses earned and the current value of equity awards, which are subject to adjustment based on changes in our share price and the achievement of performance goals. The Compensation Committee and the Company believe a realizable pay analysis with respect to our CEO is a valuable data point to evaluate the pay-for-performance effectiveness of our compensation programs and to evaluate the directional alignment of our equity awards with the experience of our stockholders.

        The realizable pay analysis compares realizable pay, or Realizable Pay, to pay opportunity, or Pay Opportunity, in the context of our operational performance and the performance of our Common Stock, where:

  •
  Pay Opportunity represents the target value of compensation awarded for each year and includes base salary, target bonus and the potential economic value of equity awards as measured at the date of grant; and

  •
  Realizable Pay represents the current value of Pay Opportunity adjusted for achievement relative to performance goals, changes to our share price and the amount of dividends accrued on certain of our equity awards.

        The table below illustrates the relationship between the Pay Opportunity of our CEO for fiscal 2013, 2014, 2015 and 2016 and the realizable value of that compensation measured at the end of 2016. Over the four-year period ending on December 31, 2016, total Realizable Pay represents approximately 86% of Pay Opportunity, primarily reflecting the impact of our share price performance on premium priced stock options, partially offset by the underperformance, on average, of our PU awards. All values below are shown in thousands.

        Pay Opportunity—equals, for each of fiscal 2013, 2014, 2015 and 2016: (1) annual base salary for the applicable fiscal year, plus (2) target bonus for the applicable fiscal year, plus (3) the potential economic value of equity awards approved during the applicable fiscal year by the Compensation Committee (as measured at the date of grant). No target value is included for items reported in the "All Other Compensation" column of the Summary Compensation Table.

        Realizable Pay—equals, for each of fiscal 2013, 2014, 2015 and 2016: (1) annual base salary for the applicable fiscal year, plus (2) actual paid bonus for the applicable fiscal year, plus (3) in-the-money value of stock options granted during the applicable year, plus (4) value of RSUs granted during the applicable fiscal year, including accrued dividends thereon, plus (5) value of PUs granted during the applicable fiscal year, reflecting actual achievement for awards granted in fiscal 2013 and 2014 and estimated performance as of the end of fiscal 2016 for awards granted in fiscal 2015 and fiscal 2016 (accordingly, the actual number of PUs that may be credited under these programs will vary). All stock values are calculated using the closing price of our Common Stock as of December 31, 2016.

2017 Updates

CEO Pay Opportunity

        In connection with its annual compensation program review, the Board approved an increase to Mr. Meaney's pay opportunity for 2017 and adopted a two-year transition to the mix of his long-term incentive awards.

Item	Changes in Pay Opportunity				Considerations
Pay Opportunity	• increased target bonus by 15 percentage points to 150% of base salary • increased potential economic value of long-term incentive awards by $1,250,000 to $6,750,000

•

the increase in target bonus and long-term incentives reflects the Board's assessment of Mr. Meaney's performance and increases in relevant market benchmarks due primarily to the increased size of the Company following the acquisition of Recall

•

100% of the increased pay opportunity was delivered through variable compensation

LTI Mix	• adopted a two-year transition from the current long-term incentive mix to one that aligns with other NEOs				• transitions from a mix with premium priced stock options to a mix consistent with other NEOs while minimizing short-term changes
	Vehicle	2016	2017	2018
	PUs Premium Priced Options Standard Stock Options RSUs	30% 30% N/A 40%	40% N/A 30% 30%	50% N/A 20% 30%

•

reflects the Board's determination that a design more consistent with market practice was appropriate

•

increases the total percentage of performance-based awards (options and PUs) while reducing the total number of shares to be issued

TSR-Based PUs

        Effective for the TSR-Based PUs granted in 2017, the Company's TSR performance will be measured against the companies on the MSCI US REIT Index as the comparator group. For awards granted in prior years, the comparator group had been the S&P 500, excluding financial services companies. The Compensation Committee selected the MSCI US REIT Index for 2017 grants because this index is a more reflective benchmark for relative TSR performance given the Company's REIT status.

Say-on-Pay Vote Response and Stockholder Engagement

        We have an annual stockholder advisory vote on executive compensation, a "say-on-pay" vote, to provide stockholders with an additional tool to voice their opinions about executive compensation, with a goal of maintaining an alignment of interests between our stockholders and our executives. The Compensation Committee considered the results of the advisory vote by stockholders on the "say-on-pay" proposal presented to stockholders at the Company's 2016 Annual Meeting of Stockholders. As in previous years, there was overwhelming support at the 2016 annual meeting for the compensation program offered to the Company's Named Executive Officers, with approximately 97% of votes cast in favor. Accordingly, in 2016, the Compensation Committee made no direct changes to the Company's executive compensation programs as a result of the say-on-pay vote at the Company's 2016 Annual Meeting of Stockholders.

        In early 2016, the Company's management conducted outreach with certain stockholders related to our executive compensation. Even though we have received significant support from stockholders through our say-on-pay votes, the Company and the Compensation Committee believes it is important to periodically engage directly with our stockholders in order to gain a better understanding of our stockholders' views on our executive compensation practices. We ultimately engaged with stockholders representing 35% of our outstanding shares of Common Stock, and the stockholders with whom we communicated reiterated their support for our approach to executive compensation while sharing their perspective on what they most value in executive compensation programs. The findings were reported to and considered by the Compensation Committee in connection with its annual review of our incentive plans.

        Our executive compensation programs reflect a number of best practices implemented by the Compensation Committee in recent years, including:

  •
  compensation clawback policy;

  •
  executive and director stock ownership requirements, which exclude unvested and unearned shares, including a requirement to retain certain shares until the requirement is met;

  •
  between 71% and 87% of our Named Executive Officers' target direct compensation is at-risk;

  •
  "double trigger" feature, requiring both a change in control and termination of employment before the acceleration of vesting of awards granted under both the 2002 Plan and the 2014 Plan;

  •
  a prohibition on hedging or pledging of shares of Common Stock;

  •
  the Compensation Committee retains an independent compensation consultant;

  •
  we do not offer excise tax gross-ups in connection with a change in control;

  •
  we do not offer pensions or supplemental executive retirement plans; and

  •
  limited use of executive perquisites that recognize standard local practices in international markets.

Compensation Philosophy and Design Principles

        The purpose of our executive compensation programs is to attract, retain and focus the talents and energies of executives, including our Named Executive Officers, on meeting the current and future objectives of the Company, most notably the creation of stockholder value. The design principles that govern our Named Executive Officer compensation programs are described below.

        General program competitiveness—Our compensation program serves to attract and retain top performing executive officers. All of our executive compensation programs target pay levels are established with reference to relevant market data to evaluate their competitiveness. The relative position of each Named Executive Officer's compensation compared to the market data referenced reflects his experience and proficiency in performing the duties of his position.

        Pay for performance—A substantial percentage of each Named Executive Officer's total compensation opportunity is contingent on annual and multi-year performance, as discussed above under the heading "Aligning Program Design with the Strategic Plan." If performance exceeds the target, then an award can pay out in excess of the target value. Conversely, if performance does not achieve the target, compensation can fall below an award's target level and, in fact, be as low as zero.

        Internal parity—The total compensation opportunity for each Named Executive Officer reflects the responsibility, scope and complexity of that individual's role within the Company.

        Stockholder alignment—Our compensation programs for our Named Executive Officers align with the interests of our stockholders by emphasizing performance criteria that drive both short-term results and long-term stockholder value creation. Our Named Executive Officers, including our CEO, are also subject to minimum share ownership requirements, as discussed under the "Executive Stock Ownership Guidelines" section of this Proxy Statement.

        Alignment with various business strategies—Beginning in 2014, we structured our executive compensation programs primarily to provide common rewards for the achievement of enterprise financial goals and strategic objectives. Our annual short-term incentive program continues to provide for individual differentiation reflecting each executive's responsibility for the performance of such executive's function's or business unit's contribution toward the common goals, and such executive's bonus may be adjusted according to achievement versus individual objectives.

Establishing Compensation

Process

        In applying our compensation philosophy and design principles to establish appropriate compensation programs and target compensation levels, the Compensation Committee:

  •
  Annually approves a recommendation to the Board for the salary, short-term and long-term incentive compensation for our CEO. The Compensation Committee's recommendation reflects (1) an analysis of the Company's performance against predetermined financial goals and its evaluation of our CEO's performance against predetermined individual objectives, (2) performance feedback from our CEO's direct reports, which is also shared with other members of the Board and (3) input from members of the Board. The Compensation Committee's recommendation is then presented to the independent members of the Board for approval.

  •
  Annually reviews and approves the salary, short-term and long-term incentive compensation for our other Named Executive Officers.

  •
  Annually reviews and approves the structure of our short-term and long-term incentive programs for all Named Executive Officers, including performance metrics, performance and payout grids and the weighting applied to each metric. The review typically balances an internal and external perspective developed in collaboration with members of management and the Compensation Committee's independent compensation consultant. Based upon this review, the Compensation Committee may maintain or modify the amount and mix of grants under our incentive programs.

  •
  Annually establishes the individual goals and objectives utilized in our short-term incentive program for our CEO and reviews the individual goals for the other Named Executive Officers recommended by our CEO.

  •
  Periodically evaluates the effectiveness and competitiveness of other executive compensation programs, such as executive benefits, perquisites and our severance policies. These periodic evaluations are conducted to ensure alignment with our internal strategy and objectives and to consider external market practices.

  •
  Annually establishes the financial performance goals that are utilized in our short-term and long-term incentive plans. The annual financial performance targets are initially based upon our annual operating plan approved by the Board, assuming constant currency, and may be adjusted during the year. The multi-year performance targets are aligned with achieving our Strategic Plan. When the financial targets are set, the Compensation Committee approves a policy which identifies the nature of potential adjustments to the target levels that may be considered throughout the fiscal year. Our internal audit team reviews the potential adjustments and reports the results to our Compensation Committee. The Compensation Committee considers these reports and may adjust financial targets based on the adjustment factors approved at the beginning of the year.

        In 2016, the Compensation Committee approved adjustments to performance goal targets, or the Adjustment Factors, to (1) eliminate the effects of unbudgeted acquisitions, primarily the acquisition of Recall, (2) eliminate the effects of rent reduction resulting from lease conversions and (3) exclude the costs associated with our acquisition of Recall. The Adjustment Factors apply to short-term performance-based compensation awarded in 2016 and long-term PUs that are subject to relevant goal targets.

        The net effect of applying the Adjustment Factors to the revenue targets increased those targets by 16.0%. In particular, the net effect of applying the Adjustment Factors increased Adjusted EBITDA and AFFO targets by 14.8% and 21.6%, respectively.

Role of Named Executive Officers

        Our Named Executive Officers assist the Compensation Committee in carrying out its duties throughout the year by completing specific tasks, including:

  •
  our CEO establishes the individual goals and objectives for the Named Executive Officers (other than himself). He proposes his own individual goals and objectives, with input from the Board, which are then approved by the Compensation Committee;

  •
  our CEO develops compensation recommendations for the Named Executive Officers (other than himself) for the Compensation Committee's review, including salary levels, the potential economic value of long-term incentives and achievement of individual goals and objectives; and

  •
  each Named Executive Officer prepares a self-review to assist the review of his performance against individual goals and objectives, which self-review is shared with the Compensation Committee for the CEO and with the CEO for the other Named Executive Officers.

Role of Consultants

        The Compensation Committee has retained the services of an independent compensation consultant to provide ongoing advice and perspective to the Compensation Committee in the following areas related to the compensation of our Named Executive Officers:

  •
  market pay analyses and market trends;

  •
  assistance with the review and selection of a group of business services companies, or the Custom Peer Group, to serve as a reference point for the market analyses;

  •
  ongoing support with regard to the latest relevant regulatory, technical and/or accounting considerations affecting compensation and benefit programs;

  •
  assistance with the design of executive compensation or benefit programs, as needed; and

  •
  preparation for and attendance at selected Compensation Committee meetings.

        Since May 2012, the Compensation Committee has engaged Pay Governance LLC, or Pay Governance, to assist the Compensation Committee by providing ongoing executive compensation consulting. Pay Governance reports directly to the Compensation Committee, has regular meetings with the chairperson of the Compensation Committee and meets with the Compensation Committee in executive session.

        Pay Governance does not provide any other services to the Company except providing assistance on director compensation matters for the Nominating and Governance Committee. The Compensation

Committee has reviewed the nature of the relationship with its independent compensation consultants and determined that there were no conflicts that impacted the advice and guidance provided to the Compensation Committee.

Benchmarking

        To provide an external perspective relative to executive compensation levels, plan design trends and market best practices, the Compensation Committee reviews market analyses prepared by its independent compensation consultant. Given the nature of our business and our market leading position, there is no ideal group of companies that reflects direct business competitors or competitors for talent. The Compensation Committee has elected to develop the Custom Peer Group.

        The Compensation Committee, in collaboration with our compensation consultant and management, annually reviews the Custom Peer Group for continued applicability and has developed the Custom Peer Group below based on the following criteria:

  •
  comparable revenue size and industry;

  •
  similar market capitalization;

  •
  pays regular quarterly dividends; and

  •
  similar degree of global operations.

        The 2016 Custom Peer Group includes the following companies, with an asterisk noting the newly added company:

ABM Industries	Clean Harbors	Global Payments
Alliance Data Systems	Digital Realty Trust	IHS
American Tower	Dun & Bradstreet	Paychex
Brinks	Equifax	Pitney Bowes
Broadridge Financial	Equinix*	Prologis
Cintas	Fiserv	Western Union

        The median revenue in 2014, the most recent full year available when the 2016 Custom Peer Group was determined, was $3.1 billion for both the 2016 Custom Peer Group and the Company. The 2016 Custom Peer Group, as compared to the 2015 Custom Peer Group, reflects (1) the removal of Quad/Graphics and (2) the addition of Equinix, which is a REIT in the data center storage industry that met the criteria described above.

How We Use Market Data

        Pay levels—Market data is one element considered by the Compensation Committee when making compensation decisions, but the Compensation Committee does not set compensation levels based solely on market data. Rather, the Compensation Committee reviews the 25th, 50th and 75th percentiles of relevant market data as one frame of reference in making its compensation decisions. Final compensation decisions reflect a variety of factors, including each executive's experience, performance rating, the relative importance of the executive's role within the organization, as well as where each executive's pay level falls relative to the market data.

        Plan design—When designing or assessing the design of our compensation programs, the Compensation Committee reviews programs of the Custom Peer Group to establish typical market practice. The Compensation Committee evaluates our specific circumstances and business objectives and follows market practice with respect to the design of our programs where appropriate but may deviate from market practice where the Compensation Committee deems it is in the best interest of the Company and our stockholders.

Components of Compensation

        Our Named Executive Officers' total direct compensation, or TDC, is designed to reward our Named Executive Officers based on achievement of financial and strategic goals and returns to stockholders and consists of base salary, target bonus and long-term incentive grant value.

        As depicted below, approximately 87% of our CEO's target TDC, and, on average, 71% of our other Named Executive Officers' target TDC (where applicable, excluding the value of new hire inducement equity awards), is tied directly to the achievement of financial goals, strategic objectives or stock price appreciation through our short-term and long-term incentive programs.

CEO	Other Named Executive Officers

        Below is a summary of the elements, objectives, risk mitigation factors and key features of our TDC program for our Named Executive Officers. A more detailed discussion of each element and the associated pay decisions follows this section.

  •
  Base salary and benefits are designed to attract and retain highly qualified individuals; in order to avoid excessive risk taking, it is important that not all cash compensation be variable.

  •
  Annual cash short-term incentive compensation awards are designed to focus the entire senior executive team, including the Named Executive Officers, toward achieving enterprise goals while recognizing their individual contributions, including:

  •
  attaining financial goals in line with our annual budget;

  •
  achievement of strategic objectives;

  •
  performance relative to initiatives in areas within their control; and

  •
  rewarding outstanding individual performance.

  •
  Our short-term incentive awards are expressed as a percentage of base salary, and the amount of compensation payable under each award is subject to a maximum payout; short-term incentive awards are also subject to our clawback policy described below under the "Executive Compensation Clawback" section of this Proxy Statement.

  •
  Long-term equity incentives are designed to:

  •
  align the interests of our executive officers with our stockholders;

  •
  reward overall enterprise performance; and

  •
  encourage the retention of our executive officers by providing additional opportunities for them to participate in the ownership of the Company and its future growth.

  •
  Our long-term incentive awards are granted in the form of PUs, RSUs and stock options. Generally, PUs are subject to cliff vesting three years from the date of the original grant and settle in shares of our Common Stock. RSUs and stock options typically vest ratably over three years (with certain exceptions described below) and are settled in shares of our Common Stock. Equity awards are also subject to our clawback policy described below the "Executive Compensation Clawback" section of this Proxy Statement.

        In addition to the TDC elements described above, our U.S.-based executives participate in the retirement and welfare benefits generally available to our full-time employees, such as medical, dental, life insurance, 401(k) Plan, the 2013 ESPP, and other fringe benefits, some of which are more fully described below:

  •
  our 401(k) Plan allows our Named Executive Officers to contribute up to 25% of their "plan" compensation, subject to certain regulatory limits. Under our 401(k) Plan, we generally match 50% of the first 4% of compensation contributed by our Named Executive Officers, up to $5,300 for 2016.

  •
  the 2013 ESPP provides all of our employees in the U.S. and Canada with the opportunity to acquire an equity interest in the Company by providing favorable terms upon which they may purchase our Common Stock.

        In addition, our U.S.-based Named Executive Officers are eligible for certain executive benefits, including a voluntary deferred compensation program and limited perquisites, which are included in the "All Other Compensation" column of the Summary Compensation Table and related footnote appearing in this Proxy Statement.

        Also, our Executive Deferred Compensation Plan, or the EDCP, allows our Named Executive Officers to defer some of their base salary and/or cash incentive compensation in amounts in excess of the amounts they can defer under our 401(k) Plan. The Company does not provide contributions under the EDCP. The EDCP is intended to encourage the continued employment of the participating employees and to facilitate the recruiting of executive officers and other highly compensated employees required for our continued growth and profitability. Mr. Day did not, and Messrs. Duale and Keddy do not, participate in the 401(k) Plan, the 2013 ESPP or the EDCP because they are not U.S.-based executives. Instead, Mr. Day received, and Messrs. Duale and Keddy receive, additional benefits that are customary for executives in their respective work locations as more fully discussed under the "—Employment Agreement with Mr. Duale" and "—Employment Agreement with Mr. Keddy" sections of this Proxy Statement.

Base Salary

        The table below details the annualized base salaries, and any year-over-year increase, for each of our Named Executive Officers as measured at the end of each of 2015 and 2016. The increases were effective in March 2016. Consistent with typical market practice, in 2016 our CEO received a higher base salary than the other Named Executive Officers. This is due primarily to the greater responsibility and oversight duties of the CEO as compared to the other Named Executive Officers.

Name	2015	2016	Percent Change
William L. Meaney	$1,000,000	$1,000,000	0%
Stuart Brown	N/A	$550,000	N/A
Marc A. Duale(1)	$572,875	$572,875	0%
Ernest Cloutier	$450,000	$475,000	5.6%
Patrick Keddy(2)	$405,030	$432,032	6.7%
Roderick Day(3)	$425,282	$459,034	7.9%

(1)
Mr. Duale's base salary was €517,830 at the end of 2015 and 2016. This salary figure has been converted to U.S. Dollars at a conversion rate of €1.00 to $1.1063, the average exchange rate for fiscal 2016.

(2)
Mr. Keddy's base salary was £300,000 at the end of 2015 and £320,000 at the end of 2016. These salary figures have been converted to U.S. Dollars at a conversion rate of £1.00 to $1.3501, the average exchange rate for fiscal 2016.

(3)
Mr. Day's base salary was £315,000 at the end of 2015 and £340,000 at the end of 2016. These salary figures have been converted to U.S. Dollars at a conversion rate of £1.00 to $1.3501, the average exchange rate for fiscal 2016.

        Mr. Meaney's base salary remained unchanged in 2016. The Compensation Committee determined that the base salary of Mr. Meaney was appropriately positioned based on the factors considered by the Compensation Committee and determined that any increase in TDC would be best delivered through our variable compensation programs.

        Mr. Brown's base salary was set in connection with his appointment as Executive Vice President and Chief Financial Officer in August 2016 reflecting his experience, expected contributions and compensation with his previous employer as well as his position relative to the market benchmarks.

        Mr. Duale's base salary remained unchanged in 2016. Mr. Duale's base salary is positioned above the 75th percentile of market data, largely due to his depth of experience in leading international businesses prior to joining the Company, and reflects the compensation that was necessary to entice him to join the Company. Mr. Duale's salary has not been increased since 2009 in recognition of his position relative to both external market data and internal parity.

        The base salary increase for Mr. Cloutier reflects his performance and increased responsibility after assuming the role of general manager of our U.S. federal business.

        The base salary increase for Mr. Keddy reflects his performance since his appointment in April 2015 as EVP & GM, North America & Western Europe and his position relative to the relevant market benchmarks.

        The base salary increase provided to Mr. Day reflects his performance and development since his appointment as chief financial officer of the Company in March 2014 and his position relative to the relevant market benchmarks.

Short-Term Performance-Based Incentive Compensation

Target Incentives

        Our Named Executive Officers participate in the Company's short-term performance-based incentive compensation programs. The Compensation Committee annually reviews the target short-term incentive opportunity for each Named Executive Officer and approves a new target, when appropriate. Short-term incentive compensation opportunities are expressed as a percentage of each Named Executive Officer's base salary. For 2016, these percentages were:

Executive	Short-Term Incentive Opportunity Percentage of Salary
William L. Meaney	135%
Stuart Brown(1)	85%
Marc A. Duale	80%
Patrick Keddy	80%
Ernest Cloutier	80%
Roderick Day(2)	80%

(1)
For 2016 only, as a result of his mid-year start date, Mr. Brown's 2016 bonus will reflect 85% of his prorated base salary.

(2)
As a result of his separation from the Company in November 2016, Mr. Day did not receive short-term incentive payment in 2016.

        The percentage of Mr. Brown's 2016 short-term incentive opportunity was set at 85% of base salary in connection with his appointment as EVP, Chief Financial Officer in August 2016.

        The percentage of Mr. Cloutier's 2016 attributable to short-term incentive opportunity increased ten percentage points to 80% of base salary. This increase reflects an increase in Mr. Cloutier's TDC as a result of his performance and a commensurate increase in short-term incentive opportunity due to the Compensation Committee's desire to structure the majority of his compensation increase through variable programs.

        The percentage of Mr. Keddy's 2016 short-term incentive opportunity increased ten percentage points to 80% of base salary. This increase reflects an increase in Mr. Keddy's TDC as a result of his performance since his appointment as EVP & GM, North America & Western Europe in 2015 and a commensurate increase in short-term incentive opportunity due to the Compensation Committee's desire to structure the majority of his compensation increase through variable programs.

        The percentage of 2016 salary attributable to short-term incentive opportunity for the other Named Executive Officers is, in each case, unchanged from 2015. The Compensation Committee determined that each target opportunity represented the appropriate amount of short-term compensation at risk for each Named Executive Officer based on his role, impact on the Company's results and market comparisons. In 2016, Mr. Meaney's target opportunity was the largest among the Named Executive Officers because he was most accountable for the Company's performance, and the Compensation Committee determined it was important to provide a greater portion of his cash compensation through a variable program. The target short-term incentive compensation opportunity for other Named Executive Officers is a lower percentage of their base salary, reflecting their mix of compensation, expected impact on the performance of the Company and market practice for their role.

Program Structure

        Achievement of the target short-term incentive opportunity for each Named Executive Officer is based upon (1) the Company's performance against a series of financial goals, (2) the Company's performance against a series of strategic objectives and (3) personal performance against the individual goals and objectives of the respective Named Executive Officer set at the beginning of the year, as illustrated below. All members of the senior executive team, including the Named Executive Officers, have the same financial goals and the same financial and strategic objectives, which serve to align the senior executive team toward the same enterprise goals. The individual modifier component, however, allows for recognition of individual performance and contributions. In support of our philosophy of paying for performance, actual short-term incentive awards for our Named Executive Officers may range from 0% to a maximum of 167.5% of incentive opportunity. Where relevant, results are measured in constant currency to better reflect management's influence on results during the applicable year.

  •
  70% of the short-term incentive opportunity is based on the Company's financial performance, measured against two metrics:

  •
  40% of the short-term incentive opportunity is measured against enterprise Adjusted EBITDA, with increased payout opportunity when revenue exceeds the target level. Payouts of this component of the short-term incentive bonus may range from 0% - 150% of target, and the highest payouts are possible only when both enterprise Adjusted EBITDA and revenue exceed the goals approved by the Compensation Committee. We believe this measure appropriately corresponds to our profitable growth objectives.

  •
  30% of the short-term incentive opportunity is measured against AFFO. Payouts of this component of the short-term incentive bonus may range from 0% - 150% of target. We believe this measure appropriately aligns payouts with our ability to generate excess cash flows to reinvest in the business and provide returns to our shareholders through dividends

  •
  30% of the short-term incentive opportunity is based on the achievement of specific strategic objectives, which are intended to measure progress toward achievement of the multi-year objectives of the Strategic Plan. Payouts of this component of the short-term incentive bonus may range from 0% - 125% of target, and the strategic objectives that comprise this component include specific measures in the following areas:

  •
  profitable growth in Developed Markets;

  •
  revenue growth in Emerging Markets;

  •
  identifying, incubating and scaling Adjacent Businesses;

  •
  improving capital efficiency;

  •
  safety and security initiatives; and

  •
  synergy execution following the acquisition of Recall.

  •
  In addition, each executive's short-term incentive bonus may be increased or decreased by as much as 25% of the target based on such executive's contribution to the measures above and performance against specific individual goals and objectives, including items such as the development and execution of business, organizational and marketing strategies with the objective to increase Adjusted EBITDA, revenue and AFFO and progress toward our multi-year strategic objectives.

Financial Performance—Adjusted EBITDA & Revenue

        Actual payout of our short-term incentive opportunity tied to Adjusted EBITDA and revenue in 2016 was determined based on the matrix below, which is similar to the matrix used in 2015 except that payout levels were set at specific values for 2016. In developing the matrix, the Compensation Committee sought first to ensure achievement of Adjusted EBITDA goals and then to reward overachievement when both Adjusted EBITDA and revenue exceeded goals. The Compensation Committee selected a maximum payout of 150% of target to be consistent with market practice but structured the matrix such that maximum payout was achieved only when Adjusted EBITDA and revenue exceeded levels that the Compensation Committee considered exceptional performance based on the objectives of the annual operating plan and recent Company performance.

	Revenue ($MM)
Adjusted EBITDA ($MM)	< $3,444	$3,444 - $3,473	$3,474 - $3,502	$3,503 - $3,531	>= $3,532

$1,032.8			12%

$1,038.8			23%

$1,049.6			42%

$1,060.5			62%

$1,071.3			81%

$1,082.1			100%

$1,092.9		105%	107.5%	110%	110%

$1,103.7		110%	115%	115%	120%

$1,114.6	100%		120%	125%	130%

$1,125.4		115%	125%	135%	140%

$1,136.2			130%	140%	150%

Note: results are determined based on the scale in the relevant column, based on revenue results, and interpolated for Adjusted EBITDA

        For 2016, the Named Executive Officers achieved 90.95% payout of the short-term incentive target bonus based on the performance results below:

Actual Result ($MM)
Adjusted EBITDA	$1,077.0
Revenue	$3,480.6

Financial Performance—AFFO

        Actual payout of our short-term incentive opportunity tied to AFFO in 2016 was determined based on the payout scale below. In developing the payout scale, the Compensation Committee sought first to ensure achievement of AFFO targets and then to reward overachievement when AFFO exceeds target levels. The Compensation Committee selected the minimum threshold level required for payout of this component to ensure that AFFO was sufficient relative to the dividend and capital investment requirements in the annual budget. The Compensation Committee selected a maximum payout of 150% of target to be consistent with market practice but structured this component such that maximum payout was achieved only when AFFO exceeded levels that the Compensation Committee considered exceptional performance based on the objectives of the annual operating plan and recent Company performance.

	Threshold	Target	Maximum	Actual Results	Payout
	($MM) (50% of Target)	($MM)	($MM) (150% of Target)	($MM)
AFFO	$617.4	$632.5	$682.7	$648.1	115.5%

Strategic Objectives

        The table below describes the specific key measures established in 2016 for each of the six strategic objectives on which the short-term incentive target bonus is based. The Compensation Committee weighted each strategic objective equally, and, for the purposes of determining payout, the Compensation Committee selected the key measures described in the table below as most representative of reflecting progress toward the achieving the objectives of our Strategic Plan. In establishing the payout opportunity for each of the goals, the Compensation Committee sought to set threshold performance levels for 2016 that demonstrated progress toward the multi-year goals established by the Strategic Plan. The Compensation Committee provided increasing rewards as performance approached the maximum level to recognize overachievement relative to expected progress during the year.

Strategic Objective	Key Measures
Profitable growth in Developed Markets	• Internal growth of storage rental revenue (excluding the effects of acquisitions) for Developed Markets
Revenue growth in Emerging Markets	• Annualized revenue run rate(9) as a percentage of total revenue
Identifying, incubating and scaling Adjacent Businesses	• Annualized revenue run rate (measured both on an organic and total revenue basis)
Capital Efficiency	• DSO
Safety and security	• Refine global accident and lost time injury reporting
• Execute annual improvement plan related to security and fire protection
• Maintain security and fire prevention policies and testing compliance
Synergy	• Synergies achieved during 2016

(9)
Annualized revenue run rate for a given year is the product of (i) that year's fourth quarter revenue multiplied by (ii) 4.

        Overall, the Company achieved 83.9% of the specific strategic objectives target for 2016 based on the strategic objective results below:

Strategic Objective	Measure	Goals (payout percentage in parentheses)	Results	Payout %
Profitable growth in Developed Markets	Internal growth of storage revenue for Developed Markets	Threshold (75%): 1.0% Target (100%): 1.15% Maximum (125%): 1.4%	1.14%	98.3%
Revenue growth in Emerging Markets	Annualized revenue run rate as a percentage of total revenue for Emerging Markets	Threshold (50%): 13.8% Target (100%): 14.6% Maximum (125%): 15.4%	14.6%	100%
Identifying, incubating and scaling Adjacent Businesses	Annualized organic revenue run rate from Adjacent Businesses	Threshold/Target (100%)—$60,000,000 Maximum (125%)—$70,000,000	$57,200,000	0%
	Annualized total revenue run rate from Adjacent Businesses	Threshold/Target (100%)—$70,000,000 Maximum (125%)—$80,000,000	$58,600,000	0%
Capital Efficiency	Days Sales Outstanding	Threshold (50%): 73 days Target (100%): 71 days Maximum (125%): 68 days	71.8 days	80%
Safety and security	Refine global accident and lost time injury reporting process Execute annual improvement plan related to security and fire protection Maintain security and fire prevention policies and testing compliance	Target payout requires: • refine reporting to ensure consistency within all regions • completion of the 2016 enterprise improvement plan for access control, closed-circuit TV, and fire detection and suppression Maintain 100% compliance at our 1,370 facilities globally (excluding buildings acquired after October 1, 2016) of our requirements for a written emergency action plan, written fire protection plan and conduct annual fire drills.	All target goals were completed during 2016 resulting in target payout	100%
Synergy	Synergies recognized in 2016	Threshold/Target (100%)—$34M Maximum (125%)—$39M	$39M	125%

Individual Modifier

        Individual goals and objectives were aimed at focusing each Named Executive Officer's attention in areas where he has the most potential for impacting the Company's performance, and we believe each Named Executive Officer's targets were reasonably attainable if he performed to his potential.

        Each of the Named Executive Officers exceeded his 2016 individual goals and objectives, and the Compensation Committee approved a specific individual modifier for each Named Executive Officer. The table below includes the key factors considered in evaluating the achievement of each Named Executive Officer's individual goals and objectives:

NEO	Key Achievements	Individual Modifier
William L. Meaney

•

Completed Recall acquisition, secured regulatory approval from three jurisdictions and negotiated the required divestitures, furthering Iron Mountain's position as the industry's leading global provider of storage and information management services

+20%

NEO	Key Achievements	Individual Modifier

•

Achieved strong financial results for 2016, performing in line with guidance and delivering greater cash flow (AFFO) through improved DSO, reduced bad debt expense and efficient deployment of capital

•

Advanced our cost-saving initiatives, delivering the second $50M of our Transformation Initiative and overachieving on first-year Recall synergies, despite closing the acquisition in May

•

Strengthened organization's ability to innovate, establishing a dedicated innovation leader, creating an ideation pipeline, recruiting a Chief Technology Officer in March 2017, and driving a renewed cultural emphasis on innovation through communications and leadership meetings

•

Continued tracking toward Strategic Plan objective to shift sales mix to be 25% from higher growth countries and businesses by 2020

•

Led robust succession-planning process for top management that identified successors and built development plans for select leaders from the VP level through direct reports to the CEO

Stuart Brown

•

Joined Iron Mountain in July 2016 and successfully integrated into his roles, establishing credibility with internal leadership, the Board and investors

•

Supported Recall integration contributing to the synergy performance above expectations

•

Supported the divestitures required for regulatory approval of the Recall acquisition while continuing to pursue additional acquisitions

•

Successfully improved the capital allocation process driving improvement in AFFO performance

+4%
Marc A. Duale

•

Led Other International business unit's strong contribution toward 2016 revenue and Adjusted EBITDA results

•

Executed M&A strategy by entering three new market through acquisitions

•

Completed regional leadership structure in conjunction with integration of Recall, retaining key personnel from the legacy organizations

+25%
• Improved cash flow through reduced DSO, reduced overhead as a percentage of revenue, and efficient management of capital

NEO	Key Achievements	Individual Modifier
Ernest Cloutier

•

Supported the completion of the Recall acquisition, secured regulatory approval from three jurisdictions, managed the timely divestitures required by the regulators and executed the hold separate structure during the regulatory process

•

Successfully executed on the integration of Recall, delivering financial results ahead of targets, and transitioned both legal and safety organizations to one consistent system and reporting structure

•

Achieved the enterprise safety and security program objectives related to accident and lost time injury reporting, implemented an improvement plan for security and fire protection and maintained 100% compliance with fire prevention policy and testing requirements

+25%
Patrick Keddy

•

Led Developed Markets contribution toward 2016 adjusted EBITDA and storage revenue performance

•

Completed integration of Recall, implementing organizational design changes to structure leadership consistent with the new larger organization while leveraging key support functions across regions

•

Implemented agreement to cash function focused on improving customer service, billing and collection which resulted in improved DSO and reduced bad debt expense

+15%

        Based on our 2016 achievement relative to established financial goals, strategic objectives and individual goals and objectives, our Named Executive Officers earned 114% of target short-term incentive opportunity, on average. The following table sets forth certain information relating to the payouts of short-term cash incentive compensation to the Named Executive Officers during the year ended December 31, 2016.

 Payouts of Short-Term Incentive Compensation

		2016 Target Opportunity			2016 End-of-Year Performance and Payout
	2016 Eligible Earnings ($)
						Target Weighting (%)	Target Opportunity ($)	Payout Achievement(10) (%)	Payout ($)
Named Executive Officer		(%)	($)		Measure & Scope
William L. Meaney	$1,000,000	135.0%	$1,350,000	(a)	Adj EBITDA & Rev	40.00%	$540,000	91.0%	$491,130
				(b)	AFFO	30.00%	$405,000	115.5%	$467,775
				(c)	Strategy Objectives	30.00%	$405,000	83.9%	$339,728
				(d)	Individual Modifier			+20%	$270,000

					Total 2016 Payout				$1,568,633
Stuart Brown	$240,437	85.0%	$204,372	(a)	Adj EBITDA & Rev	40.00%	$81,750	91.0%	$74,350
				(b)	AFFO	30.00%	$61,311	115.5%	$70,815
				(c)	Strategy Objectives	30.00%	$61,311	83.9%	$51,430
				(d)	Individual Modifier			+3.8%	$7,777

					Total 2016 Payout				$204,372
Marc A. Duale	$572,875	80.0%	$458,300	(a)	Adj EBITDA & Rev	40.00%	$183,320	91.0%	$166,730
				(b)	AFFO	30.00%	$137,490	115.5%	$158,801
				(c)	Strategy Objectives	30.00%	$137,490	83.9%	$115,331
				(d)	Individual Modifier			+25%	$114,575

					Total 2016 Payout				$555,437
Ernest Cloutier	$469,604	80.0%	$375,683	(a)	Adj EBITDA & Rev	40.00%	$150,273	91.0%	$136,673
				(b)	AFFO	30.00%	$112,705	115.5%	$130,174
				(c)	Strategy Objectives	30.00%	$112,705	83.9%	$94,541
				(d)	Individual Modifier			+25%	$93,921

					Total 2016 Payout				$455,309
Patrick Keddy	$427,371	80.0%	$341,897	(a)	Adj EBITDA & Rev	40.00%	$136,759	91.0%	$124,382
				(b)	AFFO	30.00%	$102,569	115.5%	$118,467
				(c)	Strategy Objectives	30.00%	$102,569	83.9%	$86,038
				(d)	Individual Modifier			+15%	$51,285

					Total 2016 Payout				$380,172

Long-Term Equity Compensation

Program Design

        In February 2014, the Compensation Committee approved a long-term incentive program to reward the achievement of the growth objectives in conjunction with the Strategic Plan. The 2016 long-term incentive program includes a portfolio of vehicles described in the table below. In 2017, the Compensation Committee

(10)
Payout achievement represents the percentage of the target payout earned based on the level of the Company's achievement of performance measures and individual modifiers, as disclosed above.

approved a series of changes to the long-term incentive program of our CEO, as further described in the "2017 CEO Pay Opportunity" section of this Proxy Statement.

Long-Term Incentive Component	Description	Purpose
TSR-Based PUs	• the value of the TSR-Based PUs is tied to total stockholder return relative to the S&P 500 (excluding financial services companies) over three years following the grant	• rewards TSR performance relative to a broad stock market measure • 3-year goals ensure longer-term focus
PUs (Storage Revenue/ROIC)	• the value of PUs is tied to certain storage revenue growth objectives, subject to meeting a minimum level of ROIC, both determined based on 2018 results without regard to currency fluctuation	• rewards achievement of internal growth objectives with responsible capital allocation • results measured as of the end of the three-year performance period to ensure longer-term focus
Stock Options	• stock options have an exercise price equal to fair value on the date of grant	• rewards price appreciation
	• stock options vest ratably over three years and have a 10-year term	• provides long-term horizon to minimize possible short-term fluctuations
Premium Priced Stock Options	• premium stock options have an exercise price equal to 125% of fair value on the date of grant	• further enhances the performance-based nature of stock options
	• premium stock options vest ratably over three years and generally have a 10-year term	• provides long-term horizon to minimize possible short-term fluctuations
RSUs	• RSUs vest ratably over three years	• provides retention as well as alignment with stockholders

        Our long-term incentive program provides a mix of long-term incentive components for our executive officers, including the Named Executive Officers, which ensures a majority of the long-term incentive opportunity is performance-based; however, the Compensation Committee utilizes RSU awards as a component of the long-term incentive program to help ensure the retention of key executives.

        Our long-term incentive program's mix of incentive components for 2016 was:

	% of Economic Grant Value
Long-Term Incentive Vehicle	CEO	EVP
PUs (TSR)	15%	25%
PUs (Revenue/ROIC)	15%	25%
Premium Priced Stock Options	30%	N/A
Stock Options	N/A	20%
RSUs	40%	30%	(1)

(1)
As noted in the executive summary, the Committee structured Mr. Duale's 2016 long-term incentive award as 100% RSUs to maximize retention during the integration of Recall.

        A majority of Mr. Meaney's long-term incentives are performance-based. His mix of components contains the highest percentage of RSUs (other than Mr. Duale) because the performance-based awards received by him have a higher risk profile than other executives due to the inclusion of premium priced stock options. During 2016, the Compensation Committee awarded Mr. Meaney premium priced stock options to provide an enhanced performance focus relative to standard stock options due to the higher exercise price of the premium priced stock options.

2016 Long-Term Incentive Awards

        The Compensation Committee considers equity grants for our Named Executive Officers in the first quarter of each year. The Compensation Committee makes determinations about the amount and the type of equity incentives to award to each Named Executive Officer based on a number of factors, including:

  •
  CEO recommendations (for incentive awards granted to Named Executive Officers other than the CEO);

  •
  amount and terms of equity incentives granted in the market benchmark data;

  •
  amount and type of equity incentives previously granted to such Named Executive Officer;

  •
  value of and the complexity of the duties performed by such Named Executive Officer now and as anticipated in the future;

  •
  such Named Executive Officer's performance rating as determined by our internal performance review process; and

  •
  the total and average grant values for members of the Named Executive Officers' internal peer group.

        For 2016, the Compensation Committee approved a potential economic value for long-term equity grants for each of our Named Executive Officers. In each case (other than with respect to Mr. Meaney and Mr. Brown), the value approved by the Compensation Committee for 2016 was generally consistent with the corresponding value approved in 2015. With respect to the potential economic value for Mr. Meaney and Mr. Brown, the Compensation Committee considered the following:

  •
  Mr. Meaney's long-term equity grants in 2016 had a value of $5,500,000 (an increase of $350,000 as compared to 2015), reflecting the Compensation Committee's evaluation of his performance and the objective to deliver the majority of Mr. Meaney's compensation through long-term incentive opportunities. The value of Mr. Meaney's long-term equity grant in 2016 was larger compared to our other Named Executive Officers in order to place a greater portion of his compensation on the long-term success of the Company and further align his interests with our stockholders.

  •
  In connection with Mr. Brown's appointment as Executive Vice President, Chief Financial Officer in July 2016, the Compensation Committee approved a long-term incentive award in the amount of $600,000 reflecting his mid-year start date, which the Compensation Committee structured consistent with long-term equity grants received by other EVPs. In addition, the Compensation Committee approved an equity award of $900,000 for Mr. Brown as an inducement to join the Company in recognition of the value of equity he forfeited at his previous employer.

        The table below outlines the potential economic value of the long-term equity incentive awards approved in 2016 by the Compensation Committee for each Named Executive Officer:

Name	Target PUs(1) (TSR)	Target PUs (Revenue/ROIC)	Premium Priced Stock Options	Stock Options	RSUs	Total
William L. Meaney	$825,000	$825,000	$1,650,000	N/A	$2,200,000	$5,500,000
Stuart Brown	$150,000	$150,000	N/A	$120,000	$1,080,000	$1,500,000
Marc A. Duale	N/A	N/A	N/A	N/A	$750,000	$750,000
Ernest Cloutier	$175,000	$175,000	N/A	$140,000	$210,000	$700,000
Patrick Keddy	$187,500	$187,500	N/A	$150,000	$225,000	$750,000
Roderick Day	$312,500	$312,500	N/A	$250,000	$375,000	$1,250,000

(1)
For the TSR-Based PUs, the fair value reflects a Monte Carlo simulation due to the nature of the award. As a result, the grant date fair values reported in the "Grants of Plan-Based Awards" table differ from the values shown in the columns above.

Performance Units—Total Stockholder Return

        In 2016 all of our Named Executive Officers, including Mr. Meaney, received an award of PUs that can be earned based on the Company's TSR during the three-year period beginning in 2016 and measured relative to the S&P 500 (excluding financial services companies). The number of TSR-Based PUs earned will be determined based on the table below and will vest on the February 18, 2019. The TSR-Based PUs will settle in shares of Common Stock when the Compensation Committee certifies the actual award of TSR-Based PUs under the grant after completion of the relevant performance period. In addition, the TSR-Based PUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional TSR-Based PUs. The dividend equivalents are payable when TSR-Based PUs vest and reflect only dividend equivalents attributable to shares earned.

TSR Percentile Rank(1)	% of Target
30th Percentile	50%
50th Percentile	100%
75th Percentile	150%	(2)
90th Percentile	200%	(2)

(1)
Results will be interpolated between percentiles

(2)
Regardless of the TSR percentile rank, if the Company's absolute TSR is negative, the payout percentage will not exceed 100%

        The number of PU awards granted in 2016 is set forth below, but the actual number of earned PUs will be determined following the completion of the performance period and will vest on the third anniversary of the grant date.

Named Executive Officer	Target PUs Granted
William L. Meaney	28,185
Stuart Brown	3,648
Marc A. Duale	N/A
Ernest Cloutier	5,978
Patrick Keddy	6,405
Roderick Day	10,676

Performance Units—Storage Revenue & ROIC

        In 2016, all of our Named Executive Officers, including Mr. Meaney, received an award of PUs the payout for which is based on the Company's performance against multi-year enterprise storage revenue growth and ROIC measures. The range of payout is 0%-200% of the number of granted PU awards. The number of PUs actually earned will be determined at the end of the three-year performance period by measuring the Company's actual 2018 financial performance against the target performance. The PUs will settle in shares of Common Stock when they vest. In addition, the PUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional PUs, and the dividend equivalents are payable when PUs vest and reflect only dividend equivalents attributable to shares earned.

        Determination of the percentage achievement of PU awards relative to the 2018 enterprise storage revenue target will be made according to the table below.

Actual Performance as a % of Target	Payout as a % of Target(1)
95%	25%
100%	100%
110%	200%

(1)
Results will be interpolated between performance levels above.

        Payout in accordance with the table will only be made if 2018 ROIC exceeds the minimum amount set by the Compensation Committee. In 2016, the Compensation Committee determined that, for PU awards granted in 2016 and thereafter, the performance against pre-defined targets would be measured without regard to currency fluctuation. The Compensation Committee determined that constant currency better reflected the performance of management after observing the significant impact of the strengthening U.S. dollar on the results of the awards granted in 2014 and 2015, which results include the effect of currency fluctuation.

        The number of PU awards granted in 2016 is set forth below, but the actual number of earned PUs will be determined following the completion of the 2018 fiscal year and will vest on February 18, 2019.

Named Executive Officer	Target PUs Granted
William L. Meaney	28,185
Stuart Brown	3,648
Marc A. Duale	N/A
Ernest Cloutier	5,978
Patrick Keddy	6,405
Roderick Day	10,676

Restricted Stock Units

        All of our Named Executive Officers, including Mr. Meaney, received an award of RSUs in 2016. The number of RSUs granted to each Named Executive Officer was determined by dividing the total value of the award approved by the Compensation Committee by the Fair Market Value. RSUs generally vest in three substantially equal, annual installments beginning on the first anniversary date of the grant. The RSUs accrue dividend equivalents in cash, or, in the case of stock dividends, additional RSUs. The dividend equivalents are payable when RSUs vest.

        The table below sets forth the RSUs granted in 2016:

Named Executive Officer	RSUs Granted
William L. Meaney	75,162
Stuart Brown	26,270
Marc A. Duale	25,623
Ernest Cloutier	7,174
Patrick Keddy	7,687
Roderick Day	12,811

Premium Priced Stock Options

        Mr. Meaney was awarded 829,506 premium priced stock options in 2016. The number of stock options was determined based on the total value of the award approved by the Compensation Committee divided by the estimated Black-Scholes value of such award on the date of grant. The stock options were granted at an exercise price equal to 125% of the Fair Market Value on the date of grant. The premium priced stock options vest in three substantially equal, annual installments beginning on the first anniversary date of the grant.

Stock Options

        All of our Named Executive Officers were awarded stock options in 2016 (except for Mr. Meaney, who received premium priced stock options as described above). The number of stock options awarded to each Named Executive Officer (other than our CEO) was determined based on the total value of the award approved by the Compensation Committee divided by the estimated Black-Scholes value of such award the date of grant. The stock options were granted at an exercise price equal to the Fair Market Value. The stock options vest in three substantially equal, annual installments beginning on the first anniversary date of the grant. The table below details the stock options granted in 2016:

Named Executive Officer	Stock Options Granted
Stuart Brown	21,673
Marc A. Duale	N/A
Ernest Cloutier	46,014
Patrick Keddy	49,301
Roderick Day	82,169

Completed Performance Unit Cycles

2014 TSR-Based PUs

        In 2014, Mr. Meaney was granted TSR-Based PU awards that could be earned based on the Company's TSR during the three-year period from 2014 through 2016 measured relative to the S&P 500 (excluding financial services companies) over the same period. The number of PUs that could be earned was based on the schedule below:

TSR Percentile Rank(1)	% of Target
30th Percentile	50%
50th Percentile	100%
75th Percentile	150%	(2)
90th Percentile	200%	(2)

(1)
Results will be interpolated between percentiles

(2)
Regardless of the TSR percentile rank, if the Company's absolute TSR is negative, the payout percentage will not exceed 100%

        Following the completion of the performance period, the Compensation Committee determined that Mr. Meaney had earned 138% of his target award under the performance schedule for a total of 32,776 PUs. The Company's cumulative TSR was 49% during the period, which represented the 69th percentile of the S&P 500 (excluding financial services companies).

2014 Total Revenue & ROIC Performance Units

        In 2014, certain of our Named Executive Officers, including Mr. Meaney, received an award of PUs, the payout for which was based on the Company's performance against total revenue growth and ROIC measured at the conclusion of the three-year performance period ended December 31, 2016.

        The Company exceeded the minimum ROIC under the award, but the actual total revenue was below the threshold established by the Compensation Committee due primarily to negative impact of the strengthening U.S. dollar during the performance period, and, as a result, no PUs were earned. The targets and actual results are detailed below. The Compensation Committee increased the total revenue target to ensure consistent performance measurement following the acquisition of Recall.

	Threshold (25% of Target)	Target	Maximum (200% of Target)	Actual	Payout
Total Revenue	$3,656	$3,848	$4,233	$3,511	0%
(in thousands)

	Threshold	Actual
ROIC	8.5%	11.7%

Vesting and Other Conditions on Equity Grants

        The Compensation Committee approves all equity incentive awards, including awards made to newly hired or promoted employees. Because the schedule for granting equity awards by the Compensation Committee and our Board is generally determined at meetings set many months in advance, the proximity of any grants to earnings announcements or other market events is merely coincidental.

        The Compensation Committee has imposed vesting and other conditions on awards of Common Stock or grants of options or other long-term equity vehicles, such as PUs and RSUs, because it believes that time-based and performance-based vesting encourages recipients to build stockholder value over a long period of time. Stock options and RSUs generally will vest ratably over a three-year period following the grant (except if accelerated pursuant to the change in control provisions described below). PUs that are achieved based on performance criteria are generally subject to vesting three years from the date of the original grant, except for awards to new hires, which are aligned to the same vesting date as other recipients. However, PU awards made to Named Executive Officers and other employees who subsequently terminate their employment during the performance period and on or after attaining age 55 and completing ten years of employment with the Company will be eligible for pro-rated vesting based on full years completed following the grant date, although the shares underlying the PU award will, nevertheless, be delivered in accordance with the original vesting schedule of the applicable PU award and remain subject to the same performance conditions.

        Notwithstanding the above, all unvested stock options and other equity awards granted under the 2002 Plan or the 2014 Plan will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for "good reason," in connection with a "vesting change in control" within 14 days prior or 12 months after such vesting change of control, or the Relevant Period. This provision applies to all outstanding options and unvested RSUs or PUs held by employees of the Company, including Named Executive Officers.

        Additional detail regarding the potential acceleration of equity awards held by Named Executive Officers upon the termination circumstances described above and other circumstances is included in the "Termination and Change of Control Arrangements" section of this Proxy Statement.

Executive Stock Ownership Guidelines

        The Company maintains stock ownership guidelines that require that certain executive officers achieve and maintain ownership of our Common Stock at or above a prescribed level, exclusive of unexercised stock options, unvested RSUs and unearned or unvested PUs. The Company established this program to help align long-term interest of executive officers with stockholders. The guidelines require certain executive officers own and retain Common Stock having a value equal to a multiple of such officer's annual base salary as follows:

CEO	5X base salary
CFO	3X base salary
EVPs reporting to the CEO	2X base salary

        Compliance is measured by multiplying the number of shares owned at the close of business on October 1 of each year by the average closing price per share of Common Stock, based on each trading day's closing price as reported on the NYSE, over the 60 calendar days preceding the date of calculation. The stock ownership guidelines do not limit the transfer of, or require retention of, shares of Common Stock that were outstanding as of the date of adoption of the stock ownership guidelines or that are issued under any equity awards outstanding as of such date. Each executive officer is required to retain an amount equal to 50% of the net shares received as a result of the vesting of RSUs or PUs until such executive meets the minimum ownership threshold. "Net shares" are those shares that remain after shares are sold or netted to pay withholding taxes and any purchase price. Because executives must retain a percentage of shares resulting from the vesting of RSUs or PUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines.

Employment Agreements

William L. Meaney

        In connection with his appointment as CEO of the Company, the Company entered into an offer letter with Mr. Meaney, or the CEO Offer Letter, which has no specified term, and Mr. Meaney's employment with the Company is on an at-will basis. In addition to standard TDC elements (salary and short- and long-term incentives), the CEO Offer Letter includes the following provisions:

  •
  the Company agreed to pay Mr. Meaney a portion of his salary in Swiss Francs because Mr. Meaney is a Swiss citizen and, as a result of his responsibilities associated with the significant international focus of the Company, he works a portion of his time in Switzerland;

  •
  the Company agreed to reimburse Mr. Meaney for the cost of his Swiss medical insurance; and

  •
  Mr. Meaney is eligible for the Iron Mountain Companies Severance Plan, as described in the "Severance Policy" section of this Proxy Statement, with the following adjustments: in the event Mr. Meaney terminates his employment for good reason or is terminated by the Company for other than cause in connection with a change in control, he will be eligible for two years' salary and target bonus (rather than one year) and 18 months of group health benefit continuation (rather than 12 months).

        In December 2013, in order to implement the Swiss Franc salary payments agreed to in the CEO Offer Letter, and due to the customary nature of such agreements in Switzerland, a Swiss subsidiary of the Company entered into an employment agreement with Mr. Meaney, or the Swiss Employment

Agreement. As required by Swiss law, the Company, through such Swiss subsidiary, funds certain benefits on Mr. Meaney's behalf in connection with his Swiss employment, including an occupational benefit plan and occupational accident insurance. The Company's contribution levels reflect amounts required by Swiss law and are quantified in the Summary Compensation Table. The Swiss Employment Agreement has no fixed term and is terminable by either party following a one month notice period (except for certain acts identified by Swiss law).

        We do not have any agreements with Mr. Meaney or any other executive that provide for excise tax gross-up payments in connection with a change in control.

Marc Duale

        Mr. Duale, former President, Iron Mountain International, had an employment contract with the Company from his initial hiring in May 2006, or the Duale Employment Agreement, as is customary for executives in Europe, where Mr. Duale is based. The agreement ended on March 31, 2017 in accordance with the terms of the separation agreement, as detailed in the "Separation and Advisory Agreements with Mr. Duale" section of this Proxy Statement. The Duale Employment Agreement was amended and restated in September 2011 and was further amended in March 2012 and February 2015, to provide him with the same benefits available to the Named Executive Officers who are participants in the Severance Program except to the extent benefits under his employment contract or applicable Luxembourg law are more favorable. In addition to base salary and short-term incentive compensation, Mr. Duale also receives a car allowance, a corresponding allowance for fuel costs, monthly cash payments for life insurance, reimbursement for tax advisory services and payments for social security contributions in Belgium.

        In February 2016, Mr. Duale entered into an employment contract that amended and restated the Duale Employment Agreement, or the Amended and Restated Duale Employment Agreement. The Amended and Restated Duale Employment Agreement provides substantially the same benefits as the Duale Employment Agreement, with the following changes:

  •
  extended the period under which Mr. Duale may provide notice termination for good reason in connection with a corporate realignment that occurred in April 2015 to the period from January 1, 2017 to June 30, 2017, subject to satisfying the following conditions:

  •
  Mr. Duale provides eight weeks written notice of termination; and

  •
  Mr. Duale must remain employed with the Company through June 30, 2017 and may terminate his employment no later than September 30, 2017; and

  •
  clarified the method of delivering certain severance benefits without impacting the economic value of those benefits.

        The Amended and Restated Duale Employment Agreement provided for certain payments upon termination of his employment. Effective March 31, 2017, Mr. Duale resigned from his role as the Company's President, International, and Mr. Duale and the Company entered into a separation agreement and a separate advisory agreement, the terms of which are more fully described under "Severance Policy—Separation Agreement with Marc Duale" below.

Ernest Cloutier

        In connection with Mr. Cloutier's appointment as EVP & GM, International, effective April 1, 2017, Mr. Cloutier will be relocating to Switzerland on or about July 1, 2017. In connection with his appointment and relocation, on March 27, 2017, the Company and Mr. Cloutier executed a letter agreement, or the Cloutier Letter, confirming the terms of Mr. Cloutier's international assignment. The Cloutier Letter is not a contract of employment but is intended to summarize the terms and benefits of

Mr. Cloutier's international assignment. Under the terms of Mr. Cloutier's appointment, as described in the Cloutier Letter, Mr. Cloutier's international assignment is expected to last approximately three years, and the Company will provide the following benefits during his international assignment:

  •
  relocation support to allow efficient transfer of working location to Switzerland including work permit/visa expenses, moving expenses, home search assistance, cultural/language training and property management of Mr. Cloutier's home in the United States; and

  •
  allowances while on assignment in Switzerland, including housing related costs, cost of living differential, education and child care assistance, car allowance, home leave and tax equalization.

Patrick Keddy

        In connection with Mr. Keddy's appointment as EVP & GM, North America & Western Europe, the Company entered into an amended and restated employment contract with Mr. Keddy, or the Keddy Employment Contract, as is customary for executives in England, where Mr. Keddy is based. In addition to base salary and short-term incentive compensation, Mr. Keddy receives a car allowance, a corresponding allowance for fuel costs, a UK pension contribution and a UK life insurance benefit. Mr. Keddy is eligible to receive severance benefits under the Severance Program. Mr. Keddy is also eligible for benefits to accommodate his dual working location between the United Kingdom and the United States. The Keddy Employment Contract has no fixed term and is terminable by either party with appropriate notice. The Keddy Employment Contract superseded and replaced Mr. Keddy's prior employment contract with the Company, which terminated automatically upon the effectiveness of the Keddy Employment Contract.

Roderick Day

        In connection with Mr. Day's appointment as CFO of the Company, the Company entered into an offer letter with Mr. Day, or the Day Offer Letter. The Day Offer Letter had no fixed term and was terminable by either party. The Day Offer Letter superseded and replaced Mr. Day's prior employment contract with the Company, which terminated automatically upon the effectiveness of the Day Offer Letter. On July 1, 2017, the Company and Mr. Day entered into a separation agreement, the terms of which are more fully described under "Severance Policy—Separation Agreement with Roderick Day" below.

Severance Policy

        The Iron Mountain Companies Severance Plan, or the Severance Program, is applicable to certain of our senior executives, including Mr. Brown, Mr. Cloutier and Mr. Keddy. The Severance Program was adopted in 2012 and modified in 2014 to align with market practice and to aid in the retention of our most critical employees. The Severance Program generally provides, in the case of termination of an executive's employment by the Company without cause or by the executive for good reason, for the payment of one year's salary, bonus, one year's accelerated vesting of RSUs, stock options and pro-rated vesting of PUs as well as group health benefit continuation and nine months outplacement.

        As provided for in the CEO Offer Letter, Mr. Meaney is a participant in the Iron Mountain Companies Severance Plan and Severance Program No. 2, or the CEO Severance Program. The CEO Severance Program generally provides, in the case of termination of Mr. Meaney's employment by the Company without cause or by the executive for good reason, for the payment of one year's base salary and target bonus, one year of group health benefit continuation, nine months outplacement and a pro-rated bonus in the year of termination. Mr. Meaney does not receive equity acceleration benefits under the Severance Program. If Mr. Meaney's termination is in connection with a change in control, he will be eligible for two years' base salary and target bonus (rather than one year) and 18 months of group health benefit continuation (rather than 12 months), and the other benefits he would otherwise be entitled to remain unchanged. The CEO Severance Program also modifies the determination of a Vesting Change in Control (as defined in the CEO Severance Program) where termination following a Change in Control (as defined in the CEO Severance Program) is directed by a third party, within 90 days prior to the Change in Control (rather than 14 days) or within two years following the Change in Control (rather than 12 months).

        More specific detail is provided in the "Termination and Change of Control Arrangements" section of this Proxy Statement.

Separation Agreement with Roderick Day

        On July 1, 2016, the Company and Mr. Day executed an agreement outlining the terms and conditions of Mr. Day's separation from the company, or the Day Separation Agreement. Under the terms of the Day Separation Agreement, Mr. Day served as executive vice president and chief financial officer through August 4, 2016. Between August 4, 2016 and the termination of his employment on October 14, 2016, Mr. Day's role included assisting in the transition of the chief financial officer role. Mr. Day receives certain severance benefits in accordance with the Severance Program and the Day Separation Agreement, including:(12)

  •
  one year of cash severance paid monthly representing the sum of:

  •
  annual base salary of £340,000 (approximately $459,034);

  •
  target bonus of £304,006 (approximately $410,439), reflecting Mr. Day's target bonus of £272,000 multiplied by the average bonus payout, as a percentage of target bonus, for 2013, 2014 and 2015; and

  •
  cash in lieu of medical continuation at the same employer rate prior to his termination, or £984, (approximately $1,328).

  •
  pro-rated vesting of target PUs awarded in 2014, 2015 and 2016 as follows (the actual number of PUs earned will be determined at the conclusion of the applicable performance period based on the Company's actual performance relative to the performance goals, with shares distributed in accordance with the original vesting date):

  •
  vesting of 17,978 target PUs, representing 100% of the PU award granted in 2014. No shares were earned and distributed due to the Company's not achieving at least the threshold level of performance;

  •
  vesting of a total of 10,718 target PUs representing 67% of the PU awards granted during 2015 under both the TSR-based PUs and the Storage Revenue & ROIC PUs. The target PUs were valued on the vesting date, on October 24, 2016, at $402,943, including accrued dividends; and

  •
  vesting of a total of 7,110 target PUs representing 33% of the PU awards granted during 2016 under both the TSR-based PUs and the Storage Revenue & ROIC PUs. The target PUs were valued on the vesting date, on October 24, 2016, at $253,720, including accrued dividends.

  •
  accelerated vesting of 18,947 RSUs, plus accrued dividends, representing shares that were scheduled to vest within 12 months of Mr. Day's termination. The RSUs were valued on the vesting date, on October 24, 2016, at $732,704, including accrued dividends;

(12)
Amounts delivered in local currency have been converted to U.S. Dollars at a conversion rate of £1.00 to $1.3501, the average exchange rate for fiscal 2016.

  •
  accelerated vesting of 53,769 stock options representing options that were scheduled to vest within 12 months of Mr. Day's termination. As of the date of acceleration of October 24, 2016, the stock options were valued at $241,773; and

        The total value of Mr. Day's severance benefits is included in the "All Other Compensation" column of the Summary Compensation Table. In addition to his severance benefits, Mr. Day also received a payout of his accrued vacation in the amount of £11,769 (approximately $15,889).

Separation and Advisory Agreements with Marc A. Duale

Duale Separation Agreement

        Effective March 31, 2017, the Company and Mr. Duale entered into an agreement outlining the terms and conditions of Mr. Duale's termination from the Company, or the Duale Separation Agreement. The separation agreement provides substantially the same severance benefits as are contained in Mr. Duale's amended and restated employment agreement. Specifically, Mr. Duale receives certain benefits in accordance with the Duale Separation Agreement, including:(13)

  •
  lump sum payment in the amount of €1,079,000 (approximately $1,193,698) which is substantially equivalent to the sum of (i) one year of Mr. Duale's annual base salary, plus (ii) a target bonus reflecting Mr. Duale's 2016 target bonus multiplied by the average bonus payout, as a percentage of target bonus, for 2014, 2015 and 2016, plus (iii) cash in lieu of 12 months of medical continuation;

  •
  vesting of 9,656 target PUs, representing 100% of the PU awards granted during 2015 and consisting of 4,828 TSR-Based PUs and 4,828 Storage Revenue & ROIC PUs. The target PUs were valued on the vesting date, March 30, 2017, at $384,840, including accrued dividends. The actual number of PUs earned and shares distributed will be determined at the conclusion of the applicable performance period based on the Company's actual performance relative to the performance goals, and shares will be distributed in accordance with the original vesting date;

  •
  accelerated vesting of 10,468 RSUs, plus accrued dividends, representing RSUs that were scheduled to vest within 12 months of Mr. Duale's termination. The RSUs were valued on the vesting date, March 30, 2017, at $400,906, including accrued dividends; and

  •
  accelerated vesting of 8,935 stock options representing options that were scheduled to vest within 12 months of Mr. Duale's termination. As of March 31, 2017, the stock options had no intrinsic value.

Duale Advisory Agreement

        The Company and Mr. Duale have entered into an advisory agreement effective as of May 1, 2017, pursuant to which Mr. Duale will provide services to our CEO as a strategic advisor. The specific projects will be mutually agreed upon between Mr. Duale and the Company and are expected to leverage Mr. Duale's international expertise in evaluating innovation initiatives and adjacent business opportunities outside of North America. Under the terms of the advisory agreement, Mr. Duale will receive a quarterly advisory fee of £107,000 when he is providing advisory services to the Company. The term of the advisory agreement is for up to 12 months and may be terminated by either party with no further compensation than for services performed.

(13)
Amounts delivered in local currency have been converted to U.S. Dollars at a conversion rate of €1.00 to $1.1063, the average exchange rate for fiscal 2016.

Executive Compensation Clawback

        In order to ensure that the Company has the ability to recoup incentive compensation obtained through actions on the part of management that may prove detrimental to the Company, incentive compensation may be recovered at the discretion of the Board if an executive officer has engaged in fraudulent or other intentional misconduct and the misconduct resulted in a material inaccuracy in the Company's financial statements or performance metrics that affect such executive officer's compensation.

Insider Trading Policy and Prohibition on Hedging and Pledging

        Our Insider Trading Policy prohibits directors and senior executives from engaging in short-term or speculative transactions involving the Company's securities, such as short sales, buying or selling puts or calls and hedging transactions. The Insider Trading Policy also prohibits directors and executive officers from placing the Company's securities in margin accounts or otherwise pledging shares of Common Stock. No executive officer or director holds Company securities that are held in a margin account or otherwise pledged.

Tax Considerations

        The Compensation Committee's general policy is to attempt to structure our compensation arrangements to maximize deductions for federal income tax purposes. For example, our 2016 short-term performance-based incentive awards were issued under the 2014 Plan and required achievement of at least 90% of the Adjusted EBITDA target, which was set by the Compensation Committee and ratified by the Board, to fund bonus payouts. This goal was established primarily to maximize tax deductibility of the short-term performance-based incentive. The Compensation Committee may, however, authorize compensation arrangements that are partially or wholly nondeductible when such arrangements achieve organizational objectives.

        Section 162(m) of the Code generally disallows an income tax deduction to public companies for compensation in excess of $1,000,000 paid in any year to the principal executive officer (in our case, the CEO) and certain other executive officers, to the extent that this compensation is not "performance based" within the meaning of Section 162(m) of the Code. Our 2002 Plan, 2014 Plan and our other equity compensation plans (other than our 2013 ESPP) are generally designed such that compensation arising on the exercise of options and stock appreciation rights satisfies the "performance-based exemption" and is therefore always fully deductible as long as the exercise price at grant was at least equal to the Fair Market Value. The 2002 Plan and the 2014 Plan also provide for the issuance of additional performance based equity and cash awards, which can also be utilized to maximize the deductibility of compensation paid to any of our employees. These various arrangements provide tax-efficient vehicles by which the Compensation Committee can establish specific annual performance goals and objectives.

Compensation Committee Report on Compensation Discussion and Analysis

        We, the members of the Compensation Committee of the Board of the Company, have reviewed and discussed the Compensation Discussion and Analysis with the Company's management. Based upon this review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference in the Company's Annual Report on Form 10-K for the year ended December 31, 2016.

COMPENSATION COMMITTEE PAMELA M. ARWAY,Chair CLARKE H. BAILEY PER-KRISTIAN HALVORSEN WENDY J. MURDOCK

 COMPENSATION TABLES

Summary Compensation Table

        The following table provides certain information concerning compensation earned by the Named Executive Officers during the years ended December 31, 2014, 2015 and 2016. As required by SEC rules, the table includes:

  •
  each person who served as CEO or chief financial officer at any time during 2016; and

  •
  the three other most highly compensated persons serving as executive officers at year end.

SUMMARY COMPENSATION TABLE FOR 2014, 2015 AND 2016

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)(4)	Option Awards ($)(4)(5)	Non-Equity Incentive Plan Compensation ($)(6)	All Other Compensation ($)(7)	Total ($)
William L. Meaney(8)	2016	$1,003,846	$—	$4,114,035	$1,714,222	$1,568,633	$49,308	$8,450,044
President and Chief Executive	2015	$1,003,846	$—	$3,674,368	$1,572,134	$1,719,225	$46,162	$8,015,735
Officer	2014	$1,003,846	$—	$2,806,209	$1,341,786	$1,610,625	$77,947	$6,840,413
Stuart Brown(9)	2016	$243,269	$200,000	$1,483,392	$121,815	$204,372	$334,593	$2,587,441
Chief Financial Officer
Marc A. Duale(10)	2016	$572,875	$—	$749,985	$—	$555,437	$127,250	$2,005,547
Former President, Iron Mountain	2015	$574,377	$—	$616,773	$152,287	$585,175	$126,582	$2,055,194
International	2014	$688,351	$—	$599,993	$170,703	$654,485	$139,977	$2,253,509
Ernest Cloutier	2016	$471,442	$—	$615,949	$144,403	$455,309	$152,555	$1,839,658
Executive Vice President & GM,	2015	$443,400	$—	$575,655	$142,130	$393,728	$11,282	$1,566,195
International	2014	$413,585	$—	$479,978	$194,053	$318,517	$11,102	$1,417,235
Patrick Keddy(10)	2016	$426,162	$—	$659,962	$154,719	$380,172	$104,415	$1,725,430
EVP & GM, North America &	2015	$447,313	$—	$602,602	$152,531	$340,334	$85,941	$1,628,721
Western Europe
Roderick Day(10)(11)	2016	$354,593	$—	$1,099,985	$257,869	$—	$2,564,159	$4,276,606
Former Chief Financial Officer	2015	$477,013	$—	$1,027,995	$253,808	$428,291	$132,000	$2,319,107
	2014	$471,462	$—	$862,423	$223,937	$467,857	$187,244	$2,212,923

(1)
Total reported reflects salary earned during the fiscal year, adjusted for changes in salary rates, where applicable. Salary for U.S.-based executives is paid bi-weekly with an hourly rate based on 2,080 hours per year, or 260 working days. Because fiscal 2014, 2015 and 2016 each included 261 working days, the salary for Messrs. Meaney and Cloutier exceeds the annual base salary for each of 2014, 2015 and 2016; the increase over the annualized salary represents the additional day of salary.

(2)
The amount reported in the "Bonus" column represents a signing bonus provided to Mr. Brown upon his joining the Company, of which $100,000 was paid during 2016 and $100,000 was paid in March 2017.

(3)
The amounts reported in the "Stock Awards" column present the aggregate grant date fair value of awards computed in accordance with FASB ASC Topic 718, excluding the effect of estimated forfeitures. These amounts were not paid to or realized by the officer in the year indicated. The grant date fair values of PUs in the Summary Compensation Table are calculated assuming target level attainment of each applicable performance goal, except for the TSR-Based PU awards. The TSR-Based PU awards include a market-based performance condition and the fair value reflects the expected value of the award determined under a Monte Carlo simulation. The table below illustrates the expected value of PUs and the value if each recipient were to achieve the applicable maximum payout for all PUs. All values are determined as of the grant date.

 2016 Awards

	Components of Stock Awards		Additional Information
Name	RSU Value ($)	PU Value – Expected ($)	PU Value – Maximum ($)
William L. Meaney	2,199,992	1,914,043	3,299,900
Stuart Brown	1,079,960	403,432	599,877
Marc A. Duale	749,985	—	—
Ernest Cloutier	209,983	405,966	699,904
Patrick Keddy	224,998	434,964	749,897
Roderick Day	374,978	725,008	1,249,946

2015 Awards

	Components of Stock Awards			Additional Information
Name	RSU Value ($)	PU Value – Expected ($)		PU Value – Maximum ($)
William L. Meaney	2,059,970	1,614,398		3,089,936
Marc A. Duale	224,981	391,792		749,885
Ernest Cloutier	209,993	365,662		699,872
Patrick Keddy	264,975	337,627	(a)	669,866
Roderick Day	374,981	653,014		1,249,860

2014 Awards

	Components of Stock Awards		Additional Information
Name	RSU Value ($)	PU Value – Expected ($)	PU Value – Maximum ($)
William L. Meaney	1,599,976	1,206,233	2,399,945
Marc A. Duale	224,994	374,999	749,998
Ernest Cloutier	179,979	299,999	599,999
Roderick Day	402,464	459,958	919,917
(4)
For a list of 2016 stock and option awards, see the "Grants of Plan-Based Awards" table below.

(5)
The amounts reported in the "Option Awards" column reflect the aggregate grant date fair value of stock options granted in the year indicated computed in accordance with FASB ASC Topic 718. For 2014, the grant date fair value includes the sum of the fair value of the stock options as of the original grant date plus the incremental fair value as a result of a special distribution made in November 2014, or the Special Distribution. In 2014, in connection with the Special Distribution, we made adjustments to existing stock option awards in order to maintain the same intrinsic value of the stock option awards following the impact of the cash portion of the Special Distribution. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Reports on Form 10-K for the years ended 2014 and 2015, as restated in the Company's Current Reports on Form 8-K as filed with the SEC on May 5, 2014 and May 7, 2015, respectively, and the Company's Annual Report on Form 10-K for the year ended December 31, 2016. These amounts were not paid to or realized in the year indicated.

(6)
The amounts reported in the "Non-Equity Incentive Plan Compensation" column reflect amounts paid to the Named Executive Officers under our non-equity incentive compensation plans based on the achievement of selected performance targets earned in the specified year and paid in the following year. Non-equity incentive compensation awards are calculated based on the individual's base salary earnings before any deductions or deferrals, such as 401(k) contributions or deferred compensation plan contributions. Details regarding the calculation of these payments are included in the "Compensation Discussion and Analysis" section of this Proxy Statement.

(7)
The amounts reported in the "All Other Compensation" column include 401(k) Plan Company match, income on premiums paid with respect to group term life insurance, or GTLI, parking fees paid and the Company-paid portion of direct expenses (primarily spousal travel related to attendance at business recognition events).

        With respect to Mr. Meaney, the amounts reported in the "All Other Compensation" column include payment for medical insurance in Switzerland and, for a portion of fiscal year 2014, our international medical insurance program. In

  2014, members of Mr. Meaney's family occasionally accompanied him on business-related travel where their presence was relevant to the meeting. The cost of commercial flights is included in All Other Compensation for the relevant year, but private flights have no incremental cost to the Company. Mr. Meaney received a tax gross-up on income associated with this travel in each year. The "Swiss Benefits" have been converted to U.S. dollars using the applicable conversion rate for each year, which represents the average exchange rate for such year (1 Swiss Franc to $1.015 for fiscal year 2016, 1 Swiss Franc to $1.0405 for fiscal year 2015 and 1 Swiss Franc to $1.0937 for fiscal year 2014).

          With respect to Mr. Brown, the amounts reported in the "All Other Compensation" column include payments related to his relocation from the Denver, Colorado area to the Boston, Massachusetts area, and associated tax gross-up payments in connection with his joining the Company.

          With respect to Mr. Cloutier, the amounts reported in the "All Other Compensation" column include costs related to his relocation from the Boston, Massachusetts area to Zurich, Switzerland, and associated tax gross-up payments, in connection with his appointment as Executive Vice President & GM, International in 2017.

          With respect to Mr. Duale, the amounts reported in the "All Other Compensation" column include amounts as set forth below related to his international role.

          With respect to Mr. Keddy, the amounts reported in the "All Other Compensation" column include a tax gross-up on the imputed income associated with hotel lodging expense deemed taxable in the United Kingdom, spousal travel to the U.S. associated with Mr. Keddy's U.S.-based responsibilities and a related tax gross-up on the imputed income therefrom, in accordance with the Keddy Employment Contract, and the amounts set forth below related to his international role. The hotel lodging expense is not reported in the "All Other Compensation" because it is directly and integrally related to performing job duties, notwithstanding its taxability within the United Kingdom.

          With respect to Mr. Day, the amounts reported in the "All Other Compensation" column include severance payments, a tax gross-up on the imputed income associated with hotel lodging expense deemed taxable in the United Kingdom, in accordance with the Day Offer Letter, and the amounts set forth below related to his international role. The hotel lodging expense is not reported in the "All Other Compensation" because it is directly and integrally related to performing job duties, notwithstanding its taxability within the United Kingdom.

          The charts below set forth a more detailed breakdown of "All Other Compensation" for 2016.

	William L. Meaney	Stuart Brown	Ernest Cloutier
401K Match	$5,300	$3,862	$5,300
GTLI	$222	$93	$222
Company Recognition Event Expenses	$615	$—	$—
Tax Gross-Up for Company Recognition Event Expenses	$504	$—	$—
Relocation	$—	$264,223	$74,740
Tax Gross-Up for Relocation	$—	$66,415	$66,413
Parking	$7,800	$—	$5,880
Swiss Benefits	$10,047	$—	$—
Swiss Medical Insurance	$24,820	$—	$—
Total	$49,308	$334,593	$152,555

	Marc A. Duale	Patrick Keddy	Roderick Day
Car Allowance	$27,636	$12,961	$10,219
Fuel Allowance	$2,764	$2,700	$2,129
Car Insurance	$—	$—	$581
Medical Insurance	$53,101	$1,627	$1,328
Tax Planning Services	$6,081	$3,750	$5,797
Belgium Social Security Contributions	$15,542	$—	$—
Life Insurance	$—	$1,825	$1,561
Life Assurance Cash Payment	$22,126	$—	$—
Employer Pension Scheme Contribution	$—	$31,962	$26,594
Tax Gross-up for Taxable Lodging Expenses	$—	$15,436	$13,544
Company Recognition Event Expenses (including Spousal Travel)	$—	$6,816	$—
Tax Gross-Up for Company Recognition Event Expenses	$—	$6,045	$—
Spousal Travel associated with International Role	$—	$11,285	$—
Tax Gross-Up for Spousal Travel associated with International Role	$—	$10,008	$—
Severance	$—	$—	$2,502,406
Total ($)	$127,250	$104,415	$2,564,159
(8)
Mr. Meaney's 2016, 2015 and 2014 salary includes 100,000 Swiss Francs paid in accordance with the Swiss Employment Agreement, converted to U.S. dollars using the applicable conversion rate for each year, which represents the average exchange rate for such year (1 Swiss Franc to $1.015 for fiscal year 2016, 1 Swiss Franc to $1.0405 for fiscal year 2015 and 1 Swiss Franc to $1.0937 for fiscal year 2014).

(9)
Mr. Brown was appointed as an executive officer of the company in connection with his joining the company as EVP, Chief Financial Officer in July 2016.

(10)
2016 compensation for Messrs. Day, Keddy and Mr. Duale, except for certain tax planning services denominated in U.S. dollars, was converted to U.S. dollars using a conversion rate of £1.00 to $1.3501 for Messrs. Day and Keddy and €1.00 to $1.1063 for Mr. Duale, which represent the average exchange rates for fiscal year 2016. The corresponding conversion rate for 2015 compensation, determined on the same basis, was £1.00 to $1.5287 for Messrs. Day and Keddy and €1.00 to $1.1092 for Mr. Duale. The corresponding conversion rate for 2014 compensation, determined on the same basis, was £1.00 to $1.6484 for Mr. Day and €1.00 to $1.3293 for Mr. Duale.

(11)
Mr. Day served as Chief Financial Officer through August 4, 2016. He remained an employee of the Company until October 14, 2016 to assist with the transition of responsibilities to Mr. Brown. In accordance with his separation agreement, on October 24, 2016, Mr. Day vested in 4,266 RSUs and 7,110 PUs previously granted in 2016 (although the PU awards remain subject to performance adjustment and settlement). As a result, Mr. Day's 2016 compensation includes the grant value of these awards and also includes the value of these awards at the vesting date.

 Grants Of Plan-Based Awards For 2016

        The following table sets forth certain information concerning the grants of plan-based awards to the Named Executive Officers during the year ended December 31, 2016. For a description of these awards, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

									All Other Stock Awards: Number of Shares of Stock or Units (#)(4)	All Other Option Awards: Number of Securities Underlying Options (#)(5)		Closing Market Price on the Date of Grant ($/Sh)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(2)			Estimated Future Payouts Under Equity Incentive Plan Awards(3)					Exercise or Base Price of Option Awards ($/ Sh)(5)		Grant Date Fair Value of Stock and Option Awards ($)
Named Executive Officer	Grant Date	Award Date(1)	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
William L. Meaney	n/a	n/a	$—	$1,350,000	$2,261,250	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/18/2016	2/18/2016	n/a	n/a	n/a	n/a	28,185	56,370	n/a	n/a	n/a	n/a	$824,975
	2/18/2016	2/18/2016	n/a	n/a	n/a	n/a	28,185	56,370	n/a	n/a	n/a	n/a	$1,089,068
	2/18/2016	2/18/2016	n/a	n/a	n/a	n/a	n/a	n/a	75,162	n/a	n/a	n/a	$2,199,992
	2/18/2016	2/18/2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	829,506	$36.59	$29.27	$1,714,222
Stuart Brown	n/a	n/a	$—	$204,372	$342,322	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	7/25/2016	7/25/2016	n/a	n/a	n/a	n/a	3,648	7,296	n/a	n/a	n/a	n/a	$149,969
	7/25/2016	7/25/2016	n/a	n/a	n/a	n/a	3,648	7,296	n/a	n/a	n/a	n/a	$253,463
	7/25/2016	7/25/2016	n/a	n/a	n/a	n/a	n/a	n/a	26,270	n/a	n/a	n/a	$1,079,960
	7/25/2016	7/25/2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	21,673	$41.11	$41.11	$121,815
Marc A. Duale	n/a	n/a	$—	$458,300	$767,653	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	n/a	n/a	25,623	n/a	n/a	n/a	$749,985
Ernest Cloutier	n/a	n/a	$—	$375,683	$629,269	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	5,978	11,956	n/a	n/a	n/a	n/a	$174,976
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	5,978	11,956	n/a	n/a	n/a	n/a	$230,990
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	n/a	n/a	7,174	n/a	n/a	n/a	$209,983
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	46,014	$29.27	$29.27	$144,403
Patrick Keddy	n/a	n/a	$—	$341,897	$572,678	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	6,405	12,810	n/a	n/a	n/a	n/a	$187,474
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	6,405	12,810	n/a	n/a	n/a	n/a	$247,489
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	n/a	n/a	7,687	n/a	n/a	n/a	$224,998
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	49,301	$29.27	$29.27	$154,719
Roderick Day	n/a	n/a	$—	$362,389	$607,002	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	10,676	21,352	n/a	n/a	n/a	n/a	$312,487
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	10,676	21,352	n/a	n/a	n/a	n/a	$412,521
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	n/a	n/a	12,811	n/a	n/a	n/a	$374,978
	2/18/2016	2/17/2016	n/a	n/a	n/a	n/a	n/a	n/a	n/a	82,169	$29.27	$29.27	$257,869

(1)
For grants made in February 2016 to executives other than Mr. Meaney, the Compensation Committee approved the RSU and stock option awards on February 17, 2016, with a grant date of February 18, 2016, to align with Mr. Meaney's awards granted on that date.

(2)
The amounts reported in the "Estimated Future Payouts Under Non-Equity Incentive Plan Awards" column, sub-column "Threshold" and sub-column "Maximum," reflect the minimum and maximum payment level of short-term incentive compensation for each of the Named Executive Officers, which is zero and 167.5% of target, respectively. The specific components of our non-equity incentive plans are described in the "Short-Term Performance-Based Incentive Compensation" section of this Proxy Statement. The "Target" and "Maximum" amounts are based on the Named Executive Officer's base salary earnings and position in 2016. Non-equity incentive plan awards actually paid by the Company for services rendered in 2016 are reported in the "Non- Equity Incentive Plan Compensation" column of the Summary Compensation Table above. For Mr. Day, the "Target" and "Maximum" amounts assume a full year of employment although Mr. Day actually forfeited his 2016 award due to his resignation.

(3)
The amounts reported in "Estimated Future Payouts Under Equity Incentive Plan Awards" column, sub-column "Maximum," reflect that the PUs awarded in 2016 provided the potential to earn up to 200% of target, as described in the "Performance Units—Revenue & ROIC" and "Performance Units—Total Stockholder Return" sections of this Proxy Statement.

(4)
Each RSU award was granted under the 2014 Plan, and each RSU award vests in three substantially equal annual installments beginning on the first anniversary of the grant date. Each RSU award is settled in shares of Common Stock on each vesting date.

(5)
Each stock option award was granted under the 2014 Plan, and each stock option award vests in three substantially equal annual installments beginning on the first anniversary of the grant date. The exercise price of Mr. Meaney's stock options was set at 125% of Fair Market Value.

        The amounts in the Summary Compensation Table for 2016, 2015 and 2014 reflect our compensation programs and plans, all of which are developed under our compensation philosophy of "paying for performance." Each element of compensation (salary, non-equity incentive compensation, equity incentive compensation and benefits) is designed to work together to help us meet and exceed our short-term and long-term goals and objectives and reward Named Executive Officers when we and they are successful. Our compensation programs provide the opportunity for the alignment of interests of our Named Executive Officers and directors with those of our stockholders. For a description of the material factors related to an understanding of these amounts, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

        The following table sets forth certain information with respect to outstanding equity awards held by our Named Executive Officers at December 31, 2016. Market Value was determined using the closing price of our Common Stock of $32.48 on December 31, 2016.

 Outstanding Equity Awards at Fiscal Year-End for 2016

	Option Awards					Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
William L. Meaney	10,002	—		$29.99	1/7/2023
	181,939	91,245	(1)	$31.00	2/13/2024
	116,299	232,948	(2)	$48.54	2/19/2025
	—	829,506	(3)	$36.59	2/18/2026
						51,120	(4)	$1,660,378
						21,157	(5)	$687,179
						35,386	(6)	$1,149,337
						75,162	(7)	$2,441,262
									23,751	(8)	$771,433
									5,863	(9)	$190,430
									4,973	(10)	$161,523
									9,947	(11)	$323,079
									7,046	(12)	$228,854
									14,092	(13)	$457,708
Stuart Brown	—	21,673	(14)	$41.11	7/25/2026
						26,270	(15)	$853,250
									912	(12)	$29,622
									1,824	(13)	$59,244
Marc Duale	—	11,347	(16)	$22.04	3/1/2019
	—	8,783	(1)	$24.80	2/13/2024
	8,907	17,842	(2)	$38.83	2/19/2025
						2,976	(5)	$96,660
						3,865	(6)	$125,535
						25,623	(7)	$832,235	3,664	(9)	$119,007
									1,207	(10)	$39,203
									2,414	(11)	$78,407
Ernest Cloutier	14,010	7,027	(1)	$24.80	2/13/2024
	8,313	16,652	(2)	$38.83	2/19/2025
	—	46,014	(3)	$29.27	2/18/2026
						2,380	(5)	$77,302
						3,608	(6)	$117,188
						7,174	(7)	$233,012
									2,931	(9)	$95,199
									1,126	(10)	$36,572
									2,253	(11)	$73,177
									1,494	(12)	$48,525
									2,989	(13)	$97,083
Patrick Keddy	4,668	2,343	(1)	$24.80	2/13/2024
	2,375	4,758	(2)	$38.83	2/19/2025
	7,359	14,743	(17)	$36.91	5/27/2025
	—	49,301	(3)	$29.27	2/18/2026
						1,324	(5)	$43,004
						1,718	(6)	$55,801
						2,982	(18)	$96,855
						7,687	(7)	$249,674
									586	(9)	$19,033
									193	(10)	$6,269
									386	(11)	$12,537
									931	(10)	$30,239
									1,862	(11)	$60,478
									1,601	(12)	$52,000
									3,202	(13)	$104,001
									4,494	(9)	$145,965

	Option Awards				Stock Awards
Named Executive Officer	Number of Securities Underlying Unexercised Options: Exercisable (#)	Number of Securities Underlying Unexercised Options: Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Units That Have Not Vested (#)		Equity Incentive Plan Awards: Market Value of Unearned Units That Have Not Vested ($)
Roderick Day							1,339	(10)	$43,491
							2,679	(11)	$87,014
							888	(12)	$28,842
							1,777	(13)	$57,717

(1)
Options vested on February 13, 2017.

(2)
Options vest in two substantially equal installments on February 19, 2017 and February 19, 2018.

(3)
Options vest in three substantially equal installments on February 18, 2017, February 18, 2018 and February 18, 2019.

(4)
17,039 RSUs vested on January 7, 2017 and 34,081 RSUs vest on January 7, 2018.

(5)
RSUs vested on February 13, 2017.

(6)
RSUs vest in two substantially equal installments on February 19, 2017 and February 19, 2018.

(7)
RSUs vest in three substantially equal installments on February 18, 2017, February 18, 2018 and February 18, 2019.

(8)
TSR-Based PUs will be earned based on TSR performance relative to the S&P 500 (excluding financial services companies) for the three-year period ending December 31, 2016. The payout range on this award will be 0%-200% of the target award. The number of TSR-Based PUs included above reflects the target performance level. The Company's final relative TSR performance was determined after the end of the fiscal year to result in payout of 138% of target. The actual earned TSR-Based PUs vested in one installment on February 15, 2017, the date the Compensation Committee certified achievement of performance results.

(9)
PUs will be earned based on revenue and ROIC for fiscal 2016 relative to pre-established performance targets for the same period. The payout range on this award will be 0%-200% of the target award. The number of outstanding PUs reflects performance at the threshold level, resulting in a payout of 25% of the award; however, the Company did not meet the minimum performance threshold and, consequently, all PUs were forfeited.

(10)
PUs will be earned based on storage rental revenue and ROIC for fiscal 2017 relative to pre-established performance targets for the same period. The payout range on this award will be 0%-200% of the target award. The number of outstanding PUs reflects performance at the threshold level, resulting in a payout of 25% of the award. Earned PUs, if any, will vest in one installment on February 19, 2018.

(11)
TSR-Based PUs will be earned based on TSR performance relative to the S&P 500 (excluding financial services companies) for the three-year period ending December 31, 2017. The payout range on this award will be 0%-200% of the target award. The number of TSR-Based PUs included above reflects the threshold performance level. Final relative TSR performance will not be measured until the end of the performance period, and the final result may vary from the level illustrated above and could be as low as zero. Earned TSR-Based PUs, if any, will vest in one installment on February 19, 2018.

(12)
PUs will be earned based on storage rental revenue and ROIC for fiscal 2017 relative to pre-established performance targets for the same period. The payout range on this award will be 0%-200% of the target award. The number of outstanding PUs reflects performance at the threshold level, resulting in a payout of 25% of the award. Earned PUs, if any, will vest in one installment on February 18, 2019.

(13)
TSR-Based PUs will be earned based on TSR performance relative to the S&P 500 (excluding financial services companies) for the three-year period ending December 31, 2018. The payout range on this award will be 0%-200% of the target award. The number of TSR-Based PUs included above reflects the threshold performance level. Final relative TSR performance will not be measured until the end of the performance period, and the final result may vary from the level illustrated above and could be as low as zero. Earned TSR-Based PUs, if any, will vest in one installment on February 18, 2019.

(14)
Options vest in three substantially equal installments on July 25, 2017, July 25, 2018 and July 25, 2019.

(15)
RSUs vest in three substantially equal installments on July 25, 2017, July 25, 2018 and July 25, 2019.

(16)
Options vest on March 2, 2017.

(17)
Options vest in two substantially equal installments on May 27, 2017 and May 27, 2018.

(18)
RSUs vest in two substantially equal installments on May 27, 2017 and May 27, 2018.

 Option Exercises and Stock Vested at Fiscal Year-End for 2016

	Option Awards		Stock Awards
Named Executive Officer	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
William L. Meaney	278,192	$1,844,775	79,662	$2,651,994
Stuart Brown	N/A	N/A	N/A	N/A
Marc A. Duale	40,203	$528,313	18,779	$670,213
Ernest Cloutier	205,710	$2,488,945	13,427	$475,389
Patrick Keddy	42,843	$553,202	5,127	$180,950
Roderick Day	92,872	$1,002,761	29,598	$1,091,244

(1)
Value realized includes the payout of accrued cash dividend equivalents.

Non-Qualified Deferred Compensation for 2016

        The Company provides certain of its more highly compensated employees, including the Named Executive Officers, with the opportunity to defer between 5% and 100% of any 2016 non-equity incentive compensation and/or up to between 5% and 50% of base salary through the EDCP. This benefit is offered to these employees in part because they are limited by the Code and applicable nondiscrimination testing rules in the amount of 401(k) contributions they can make under the Company's 401(k) Plan. Deferral elections and elections relating to the timing of payments are made prior to the period in which the salary and/or incentive compensation bonuses are earned. The Company does not contribute any matching, profit sharing or other funds to the EDCP for any employee. Participants in the EDCP can elect to invest their deferrals in funds that mirror, as closely as possible, the investment options available under the Company's 401(k) Plan. The EDCP does not pay any above market rates and is administered by the Compensation Committee.

        None of the Named Executive Officers participated in a nonqualified deferred compensation plan during the year ended December 31, 2016.

Termination and Change of Control Arrangements

        The Company maintains various contracts and agreements that require payments to certain Named Executive Officers at, following or in connection with (1) any termination of such officer, (2) a change in control of the Company or (3) a change in such officer's responsibilities. This section describes the benefits that may become payable to certain Named Executive Officers in connection with a termination of their employment with the Company and/or a change in control of the Company under arrangements in effect on December 31, 2016.

Equity Treatment in Connection with a Change of Control

        As discussed on page 68 of this Proxy Statement, our equity compensation plans provide that any unvested options and other awards granted under the respective plan will vest immediately should an employee be terminated by the Company, or terminate his or her own employment for "good reason," within the Relevant Period in connection with a vesting change of control. This applies to the same degree to all outstanding options held by employees, including the Named Executive Officers.

CEO Severance Program

        Mr. Meaney is entitled to the benefits under the CEO Severance Program in the event of a "qualifying termination," which is generally defined as the termination of an eligible employee's employment without "cause" or termination by the eligible employee for "good reason." "Cause" is generally defined in the CEO Severance Program as any of: (1) fraud, embezzlement or theft against the Company; (2) being convicted of, or pleading guilty or no contest to, a felony; (3) breach of a fiduciary duty owed to the Company; (4) material breach of any material policy of the Company; (5) willful failure to perform material assigned duties (other than by reason of illness); or (6) committing an act of gross negligence, engaging in willful misconduct or otherwise acting with willful disregard for the best interests of the Company. "Good reason" in the CEO Severance Program means that the Company has, without Mr. Meaney's consent: (1) materially diminished the sum of his base compensation plus target nonequity incentive compensation; (2) required Mr. Meaney to be based at an office or primary work location that is greater than 50 miles from Boston, Massachusetts; (3) materially diminished Mr. Meaney's authority and/or responsibilities and/or assigned Mr. Meaney to duties and responsibilities that are generally inconsistent with his position with Iron Mountain prior to the change; (4) ceased to have Mr. Meaney report directly to the Board; or (5) materially breached the CEO Severance Program or the CEO Offer Letter.

        In the event of a qualifying termination under the CEO Severance Program, Mr. Meaney is entitled to certain severance benefits, including: (1) cash compensation consisting of (a) the sum of one year's base salary and a bonus payment equal to the annual target performance-based cash bonus for the year of termination, which aggregate amount would be doubled if such termination is in connection with a Change in Control, and (b) Mr. Meaney's actual annual performance-based bonus earned in respect to the year of termination based on the achievement of performance goals in accordance with the Company's annual incentive compensation program, with such bonus pro-rated from the beginning of the fiscal year of termination through to the actual termination date; and (2) the Company's payment of (a) the employer share of the cost of medical and dental coverage under COBRA coverage until the earlier of (i) the first anniversary of Mr. Meaney's termination or for 18 months in connection with a Change in Control and (ii) the date on which COBRA coverage ends and (b) outplacement services for nine months following termination.

Severance Program

        Messrs. Brown, Cloutier and Keddy are entitled to the benefits under the Severance Program in the event of a "qualifying termination," which is generally defined as the termination of an eligible employee's employment without "cause" or termination by the eligible employee for "good reason." The definition of "cause" for the purposes of the Severance Program is substantially the same as the definition of "cause" in the CEO Severance Program, as described above. The definition of "good reason" in the Severance Program is substantially the same as "good reason" under the 2002 Plan and the 2014 Plan with an additional component that could result in an acceleration if the eligible employee were to terminate his or her employment within 14 days prior to or 12 months after a vesting change of control. The additional component is a material diminution in the responsibilities or title or position with the Company and/or the assignment of duties and responsibilities that are generally inconsistent with such eligible employee's position with the Company immediately prior to the vesting change in control.

        In the event of a qualifying termination under the Severance Program, the eligible employee is entitled to certain severance benefits, including: (1) cash compensation consisting of one year's base salary and a bonus payment generally equal to the annual target bonus for the eligible employee for the year of termination multiplied by such employee's average payout percentage over the prior three years; (2) the Company's payment of (a) the employer share of the cost of medical and dental coverage under COBRA coverage until the earlier of (i) the first anniversary of such employee's termination and

(ii) the date on which COBRA coverage ends and (b) outplacement services for nine months following termination; (3) accelerated vesting of outstanding RSUs and stock options scheduled to vest within 12 months following termination; and (4) pro-rated vesting of outstanding PUs based on actual performance using the following schedule and payable at the original vesting date, if earned as calculated at the end of the performance period:

  •
  PUs outstanding for less than 12 months—33% vested

  •
  PUs outstanding between 12 and 24 months—67% vested

  •
  PUs outstanding 24 months or longer—100%

Duale Settlement Agreement

        In connection with his resignation on March 31, 2017, Mr. Duale became entitled to certain payments pursuant to the Amended and Restated Duale Employment Agreement and the Duale Separation Agreement, which are detailed in the "Separation and Advisory Agreements with Marc Duale" section of this Proxy Statement, including the estimated value of the payments. The value of the payments to which Mr. Duale is entitled is not included in the "All Other Compensation" column of the Summary Compensation Table of this Proxy Statement because Mr. Duale did not resign his employment until 2017.

Day Separation Agreement

        In connection with his resignation on October 14, 2016, Mr. Day became entitled to certain severance payments, which are detailed in the "Separation Agreement with Roderick Day" section of this Proxy Statement. The value of the severance payments to which Mr. Day is entitled is included in the "All Other Compensation" column of the Summary Compensation Table included in this Proxy Statement.

General

        It is a condition to receipt of severance benefits under each of (1) the CEO Severance Program and (2) the Severance Program that the employee receiving severance benefits under such program or agreement execute, deliver and not revoke a separation and release agreement and a confidentiality and non-competition agreement. The receipt of the employer share of the cost of medical and dental coverage under COBRA is conditioned on the employee not being in breach of either of the separation and release agreement or the confidentiality and non-competition agreement.

        The table below reflects the amount of compensation that would be paid to certain Named Executive Officers in the event of termination of such Named Executive Officers' employment upon a qualifying termination under the CEO Severance Program (in the case of Mr. Meaney) or the Severance Program (in the case of Messrs. Brown, Cloutier and Keddy). The amounts shown assume that such termination was effective as of December 31, 2016.

 Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program

Named Executive Officer	Cash Severance ($)	Continuation of Benefits and Outplacement Services ($)	Acceleration of Unvested Options, RSUs and PUs ($)(1)	Total ($)
William L. Meaney	$3,918,633	$32,450	N/A	$3,951,083
Stuart Brown	$1,017,500	$31,340	$374,665	$1,423,505
Ernie Cloutier	$953,034	$40,646	$1,153,472	$2,147,152
Patrick Keddy(2)	$801,286	$26,627	$748,790	$1,576,703

(1)
These amounts are based on a price per share of our Common Stock of $32.48 on December 31, 2016 and reflect target performance for PUs.

(2)
Mr. Keddy's estimated benefits, except for elements denominated in U.S. dollars, were converted to U.S. dollars using a conversion rate of £1.00 to $1.3501, which represents the average exchange rate for fiscal 2016.

        The table below reflects the amount of compensation that would be paid to certain Named Executive Officers in the event of termination of such Named Executive Officers' employment upon a qualifying termination under the CEO Severance Program (in the case of Mr. Meaney) or the Severance Program (in the case of Messrs. Brown, Cloutier and Keddy). The amounts shown assume that such termination was effective as of December 31, 2016.

Estimated Benefits Upon A Qualifying Termination Under the
Applicable Severance Program in Connection with a Change in Control

Named Executive Officer	Cash Severance ($)	Continuation of Benefits and Outplacement Services ($)	Total ($)
William L. Meaney	$6,268,633	$36,175	$6,304,808
Stuart Brown	$1,017,500	$31,340	$1,048,840
Ernie Cloutier	$953,034	$40,646	$993,680
Patrick Keddy(1)	$801,286	$26,627	$827,913

(1)
Mr. Keddy's estimated benefits, except for elements denominated in U.S. dollars, were converted to U.S. dollars using a conversion rate of £1.00 to $1.3501, which represents the average exchange rate for fiscal 2016.

 DIRECTOR COMPENSATION

        The following table provides certain information concerning compensation earned by the directors who were not Named Executive Officers during the year ended December 31, 2016.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	All Other Compensation ($)		Total ($)
Jennifer Allerton	$94,000	$134,984	$—		$228,984
Ted R. Antenucci	$94,000	$134,984	$—		$228,984
Pamela M. Arway	$108,000	$134,984	$10,628	(3)	$253,612
Clarke H. Bailey	$112,000	$134,984	$10,174	(3)	$257,158
Neil Chatfield	$62,417	$144,939	$—		$207,356
Kent P. Dauten	$113,000	$134,984	$—		$247,984
Paul F. Deninger	$93,000	$134,984	$—		$227,984
Per-Kristian Halvorsen	$93,000	$134,984	$—		$227,984
Wendy J. Murdock	$62,000	$144,939	$—		$206,939
Walter Rakowich	$109,000	$134,984	$—		$243,984
Alfred J. Verrecchia	$194,000	$134,984	$—		$328,984

(1)
The amounts reported in the "Stock Awards" column reflect the aggregate grant date fair value of RSUs granted in 2016 computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 2 to the Company's Consolidated Financial Statements included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016. Each non-employee director was granted 3,529 RSUs on June 17, 2016. In addition, Mr. Chatfield and Ms. Murdock were granted 272 RSUs on May 2, 2016 upon election to the Company's board of directors. As of December 31, 2016, non-employee directors held options to acquire shares of our Common Stock. All options reflected in the table below are fully vested.

Name	Option Awards (#)	Total (#)
Jennifer Allerton	—	—
Ted R. Antenucci	—	—
Pamela M. Arway	—	—
Clarke H. Bailey	42,722	42,722
Neil Chatfield	—	—
Kent P. Dauten	42,722	42,722
Paul F. Deninger	13,390	13,390
Per-Kristian Halvorsen	—	—
Wendy J. Murdock	—	—
Walter Rakowich	—	—
Alfred J. Verrecchia	18,290	18,290
(2)
Messrs. Antenucci, Bailey and Verrecchia elected to defer 100% of their RSUs granted in 2016 pursuant to the DDCP.

(3)
The amounts reported in the "All Other Compensation" column for Mr. Bailey and Ms. Arway consist of amounts paid for health and dental plan coverage.

        Directors who are employees of the Company do not receive additional compensation for serving as directors. Pursuant to the Company's Compensation Plan for Non-Employee Directors,

non-employee directors were paid an annual retainer of $75,000 in 2016, and committee members and committee chairs received annual retainer fees as set forth below:

	Audit Committee	Compensation Committee	Nominating and Governance Committee	Finance Committee	Risk and Safety Committee
Annual Committee Member Retainer	$10,000	$9,000	$9,000	$9,000	$9,000
Annual Committee Chair Retainer	$15,000	$15,000	$10,000	$10,000	$10,000

        In addition, in 2016 the Independent Chairman received an annual retainer of $100,000, and non-employee directors received annual grants of RSUs for the number of shares of our Common Stock equal to $135,000 divided by the fair market value (as defined in the 2014 Plan) on the date of grant. The RSUs vest immediately on the date of grant. Newly elected non-employee directors will receive a pro-rated grant as of the date of their election.

        The DDCP allows non-employee directors to defer the receipt of between 5% and 100% of their retainers. Non-employee directors may also defer some or all of their annual RSU grant under the DDCP. Deferral elections and elections relating to the timing and form of payments are made prior to the period in which the retainers, fees and awards are earned. The Company does not contribute any matching, profit-sharing or other funds to the DDCP for any participating director. Amounts under the DDCP are treated as invested in shares of our Common Stock. The DDCP is administered by the Chairman of the Compensation Committee and the executive vice president, human resources.

Modifications to Director Compensation for 2017

        The Nominating and Governance Committee annually reviews, with assistance from compensation consultants, the compensation of our directors in comparison to companies with similar revenues and business and makes adjustments it believes are appropriate.

        Effective January 2017, following a market analysis of director compensation conducted by our Nominating and Governance Committee, with assistance from Pay Governance, we modified our non-employee director compensation plan to (1) increase the annual retainer for the Audit Committee from $10,000 to $11,000, (2) increase the annual retainer for the Compensation Committee, Nominating and Governance Committee, Finance Committee and Risk and Safety Committee from $9,000 to $10,000 and (2) increase the annual retainer for the Nominating and Governance Committee chair, Finance Committee chair and Risk and Safety Committee chair from $10,000 to $12,000.

Director Stock Ownership Guidelines

        The Company maintains stock ownership guidelines that require non-employee directors to achieve and maintain ownership of our Common Stock at or above a prescribed level. Our directors who are also employees of the Company are subject to the Company's executive stock ownership guidelines described on page 69 of this Proxy Statement. The Company established this program to help align long-term interests of directors with stockholders. The stock ownership guidelines require each director to own and retain Common Stock of the Company, exclusive of unexercised stock options and unearned or unvested restricted stock, RSUs, performance shares or PUs, having a value equal to five times the director's annual cash retainer earned for serving on the Board. Under the stock ownership guidelines, shares of Common Stock that are held in margin accounts or otherwise pledged to secure loans are not counted towards the ownership minimum.

        Compliance with the stock ownership guidelines is measured by multiplying the number of shares of the Company's Common Stock owned at the close of business on October 1 of each year by the average closing price per share of the Company's Common Stock, based on each trading day's closing price as reported on the NYSE, over the 60 calendar days preceding the date of calculation. The stock ownership guidelines do not limit the transfer of, or require retention of, shares of Common Stock that were outstanding as of the date of adoption of the stock ownership guidelines or that are issued under any equity awards outstanding as of such date. Whenever a director does not meet the above minimum ownership threshold, such director is required to retain an amount equal to 50% of the net shares received as a result of the settlement or vesting of restricted stock, RSUs, performance shares or PUs or the exercise of stock options. "Net shares" are those shares that remain after shares are sold or netted to pay any applicable taxes or purchase price. Because directors must retain a percentage of shares resulting from the vesting of RSUs until they achieve the minimum share ownership threshold, there is no minimum time period required to achieve the stock ownership guidelines.

CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS

        After its annual review of the Company's incentive compensation arrangements for all employees, the Compensation Committee concluded that the components and structure of the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company. The process undertaken to reach this conclusion involved an analysis of the Company's compensation plans by management and the Compensation Committee.

        As described on page 19 of this Proxy Statement, the committee of the Board assigned responsibility for an area of risk receives reports from the Company executives accountable for understanding and mitigating the identified risk and then assesses such reports and independently considers the severity of the risk and mitigating factors.

        In the case of compensation risk, management and the Compensation Committee discussed management's assessment of the risks that may exist in the Company's compensation plans and the factors that mitigate the creation of material risks to the Company by those plans. The management team's assessment was conducted by senior personnel, including personnel who focus on compensation.

        The management assessment focused on the material elements of the Company's compensation plans for all employees, including (1) the components of compensation that are materially similar to the components of compensation offered to the Company's Named Executive Officers discussed in the "Executive Compensation" section of this Proxy Statement, (2) specific performance measures used for employees and (3) the mix between short-term and long-term compensation, as well as factors in the Company's programs that mitigate potential risks. Management's analysis noted that several factors mitigated excessive risk taking to achieve goals tied to compensation, including (1) individual employee incentive compensation amount maximums, (2) aligning individual performance targets with Company-wide performance, (3) the use of more than one performance metric for short-term and long-term incentives, (4) the adoption of multi-year performance goals in the performance unit portion of the long-term incentive program, (5) setting reasonably attainable goals for all employees, (6) the internal processes and controls for calculating and reviewing bonus payouts, (7) stock ownership requirements for our CEO and executive vice presidents, (8) having a clawback policy for executive officers and (9) having a combination of short-term and long-term incentive payouts.

        In the Compensation Committee's review of the Company's compensation plans, the Compensation Committee considered management's assessment of the various elements of the Company's compensation program and factors that mitigate unreasonable risk taking. The Compensation Committee then conducted its own assessment through a discussion of the potential risks and the factors that mitigate risk. The Compensation Committee concluded, based on a combination of factors, including the structure and components of the plans, that the Company's compensation plans do not create risks that are reasonably likely to result in a material adverse effect on the Company.

 ADDITIONAL INFORMATION

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee was, during 2016, an officer or employee of the Company or was formerly an officer of the Company or had any relationship requiring disclosure by us under Item 404 of Regulation S-K of the Exchange Act. Please refer to "Certain Relationships and Related Transactions," below, for additional information. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity or as a director of another entity, one of whose executive officers served on our Compensation Committee. None of our executive officers served as a member of the compensation committee (or its equivalent) of another entity, one of whose executive officers served as one of our directors.

Certain Relationships and Related Transactions

        The Board has adopted a written Related Person Transaction Policies and Procedures, or the Related Persons Policy, which provides that all transactions with related persons are subject to approval or ratification by our Audit Committee. With certain exceptions, the Related Persons Policy provides that the Audit Committee shall review the material facts of all transactions with related persons and either approve or disapprove of the transaction. Under the Related Persons Policy, transactions covered include transactions involving the Company, amounts in excess of $120,000 and a Related Person (a term that includes executive officers, directors, nominees for election as directors, beneficial owners of 5% or more of the Company's stock and immediate family members of the foregoing). The Audit Committee will determine whether the terms of a covered transaction are fair to the Company and no less favorable to the Company than would be generally available absent the relationship with the counterparty, whether there are business reasons for the transaction, whether the transaction impairs the independence of an outside director, whether the transaction would represent an improper conflict of interest and whether the transaction is material, among other considerations. In the event that prior approval of a covered transaction is not feasible, the Related Persons Policy provides that a transaction may be approved by the chairman of the Audit Committee in accordance with such Policy. The chairman shall report any such approvals at the next Audit Committee meeting. If the Company becomes aware of a transaction with a Related Person that has not been approved by the Audit Committee prior to its consummation, the Audit Committee shall review such transaction and evaluate all possible options, including ratification, revision or termination of such transaction and shall take such action as it deems appropriate under the circumstances. The Related Persons Policy is intended to supplement, and not supersede, our other policies and procedures with respect to transactions with Related Persons. There were no new transactions with related persons that required the review of our Audit Committee in 2016.

Audit Committee Report

        Management is responsible for the Company's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States of America. The Company's independent registered public accounting firm is responsible for auditing those financial statements. The Audit Committee's responsibility is to monitor and review these processes.

        The Audit Committee has reviewed and discussed with the independent registered public accounting firm and management the plan and results of the auditing engagement and the audited financial statements for the fiscal year ended December 31, 2016. The Audit Committee has reviewed with management the scope and nature of the Company's internal auditing controls and has discussed with the independent registered public accounting firm the matters required to be discussed by Public Company Accounting Oversight Board, or PCAOB, Auditing Standard No. 1301, Communications With

Audit Committees. In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence and discussed with the independent registered public accounting firm its independence from the Company and its management. The Audit Committee considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the independent registered public accounting firm's independence and concluded that it was acceptable at this time.

        The Audit Committee has reported to the Board its activities, conclusions and recommendations. Specifically, in reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 23, 2017. The Audit Committee has approved the reappointment of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2017.

AUDIT COMMITTEE WALTER C. RAKOWICH,CHAIRMAN JENNIFER ALLERTON TED R. ANTENUCCI NEIL CHATFIELD KENT P. DAUTEN

Independent Registered Public Accounting Firm

        The Company has submitted the selection of the Company's independent registered public accounting firm to a stockholder vote, as set forth in proposal five above.

        The Audit Committee has established policies and procedures that are intended to control the services provided by our independent registered public accounting firm and to monitor its continuing independence. Under these policies, no audit or non-audit services may be undertaken by our independent registered public accounting firm unless the engagement is specifically pre-approved by the Audit Committee. The Audit Committee may delegate to one or more members the authority to grant the pre-approvals required by this paragraph. The decisions of any member to whom authority is delegated to pre-approve an activity under this paragraph must be presented to the full Audit Committee at each of its scheduled meetings.

        The fees for services provided by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates, or collectively, Deloitte, to us for the fiscal years ended December 31, 2015 and December 31, 2016 were as follows:

	FY 2015	FY 2016
Audit Fees	$5,950,000	$6,893,000
Audit-Related Fees(1)	862,000	1,536,000
Tax Fees(2)	2,186,000	1,491,000

Deloitte & Touche LLP Total Fees	$8,998,000	$9,920,000

(1)
Audit-Related Fees for 2015 and 2016 include audit fees related to our acquisition of Recall.

(2)
Tax Fees include tax compliance work and consulting relating to our acquisition of Recall and other tax planning and compliance matters in 2015 and 2016.

        The Audit Committee will not approve engagements of our independent registered public accounting firm to perform non-audit services for us if doing so will cause our independent registered public accounting firm to cease to be independent within the meaning of applicable SEC or NYSE rules. In other circumstances, the Audit Committee considers, among other things, whether our independent registered public accounting firm is able to provide the required services in a more or less effective and efficient manner than other available service providers.

        The total fees billed to us from Deloitte for services in 2015 and 2016 are set forth above. All the services provided by Deloitte described above were pre-approved by our Audit Committee. The Audit Committee approved the engagement of Deloitte to provide non-audit services because they determined that Deloitte's providing these services would not compromise its independence and that its familiarity with our record keeping and accounting systems would permit it to provide these services with equal or higher quality, quicker and at a lower cost than we could obtain these services from other providers.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act requires that the Company's executive officers, directors and persons who own more than 10% of a registered class of the Company's equity securities file reports of ownership on Form 3 and changes in ownership on Form 4 or 5 with the SEC. Such executive officers, directors and 10% stockholders are also required by SEC rules to furnish to the Company copies of all Section 16(a) reports that they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that they were not required to file a Form 5, the Company believes that, during the fiscal year ended December 31, 2016, the Company's executive officers, directors and 10% stockholders complied with all Section 16(a) filing requirements applicable to such persons, except that: (i) a late report was filed on January 25, 2016 relating to the acquisition by Walter C. Rakowich of shares of Common Stock pursuant to the terms of the DDCP; (ii) a late report was filed on February 26, 2016 relating to the Company's grant of stock options and RSUs to Edward Bicks; and (iii) late reports were filed on March 28, 2016 relating to the acquisition by Ted R. Antenucci, Clarke H. Bailey, Per-Kristian Halvorsen, Walter C. Rakowich and Alfred J. Verrecchia of Phantom Shares pursuant to an automatic dividend purchase under the DDCP, which is managed by John Hancock Retirement Plan Services LLC on behalf of Messrs. Antenucci, Bailey, Halvorsen, Rakowich and Verrecchia.

OTHER MATTERS

Other Matters Brought Before the Meeting

        The Board does not know of any other matters that may come before the Annual Meeting. However, if any other matters are properly presented to the Meeting, it is the intention of the persons named in the accompanying proxy to vote, or otherwise act, in accordance with their best judgment on such matters.

Additional Documentation

        The Company will furnish without charge to any stockholder, upon written or oral request, a copy of the Company's Annual Report on Form 10-K, including the financial statements and other documents filed pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. Requests for such documents should be addressed to the Secretary of Iron Mountain Incorporated, One Federal Street, Boston, Massachusetts 02110, telephone number (617) 535-4766.

By Order of the Board of Directors
DEBORAH MARSON, Secretary

April 13, 2017

 APPENDIX A

FIRST AMENDMENT TO THE IRON MOUNTAIN INCORPORATED
2014 STOCK AND CASH INCENTIVE PLAN

As adopted by resolution of the
Board of Directors on March 24, 2017

        1.     Section 4(a)(1) of the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan (the "2014 Plan") is amended by deleting the number "7,750,000" and inserting therefor "12,750,000."

        2.     Section 4(c) of the 2014 Plan shall be amended by adding the following second new paragraph at the end thereof:

  The aggregate economic value of all equity-based and equity-related Awards granted under this Plan in any year to any director who is not an employee of the Company or its affiliates shall not exceed $500,000, determined, for each Award, by using the Fair Market Value of Common Stock as of the date such Award is granted.

        3.     The second sentence of Section 12(c) of the 2014 Plan shall be amended by providing that no Awards shall be granted under the 2014 Plan after the expiration of ten years from the date shareholders approve this First Amendment.

        4.     Except as hereinabove amended, the provisions of the 2014 Plan shall remain in full force and effect.

A-1

VOTE BY INTERNET - www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. U.S. Eastern Time on May 23, 2017 (1:59 P.M. Australian Eastern Standard Time on May 24, 2017). Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. U.S. Eastern Time on May 23, 2017 (1:59 P.M. Australian Eastern Standard Time on May 24, 2017) . Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. IRON MOUNTAIN INCORPORATED INVESTOR RELATIONS ONE FEDERAL STREET BOSTON, MA 02110 TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E17919-TBD KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. IRON MOUNTAIN INCORPORATED The Board of Directors recommends you vote FOR the following: 1. For the election of twelve (12) directors to the Iron Mountain Incorporated Board of Directors for a one-year term or until their successors are elected and qualified. Nominees: For Against Abstain 1a. Jennifer Allerton The Board of Directors recommends you vote FOR proposals 2, 3 and 5 and EVERY YEAR on proposal 4. 1b. Ted R. Antenucci For Against Abstain 2. The approval of an amendment to the Iron Mountain Incorporated 2014 Stock and Cash Incentive Plan, or the 2014 Plan, to increase the number of shares of Common Stock authorized for issuance thereunder by 5,000,000 from 7,750,000 to 12,750,000, to extend the termination date of the 2014 Plan from January 20, 2025 to May 24, 2027 and to provide that the aggregate economic value of all equity-based and equity-related awards granted under the 2014 Plan in any calendar year to any director who is not an employee of the Company shall not exceed $500,000, determined, for each award, by using the Fair Market Value (as defined in the 2014 Plan) as of the date such award is granted. The approval of a non-binding, advisory resolution approving the compensation of our named executive officers as described in the Iron Mountain Incorporated Proxy Statement. 1 Year ! ! ! 1c. Pamela M. Arway 1d. Clarke H. Bailey 1e. Neil Chatfield ! 2 Years ! 3 Years ! Abstain 1f. Kent P. Dauten 3. 1g. Paul F. Deninger 4. The approval on a non-binding, advisory basis of the frequency (every one, two or three years) of future non-binding, advisory votes of stockholders on the compensation of our named executive officers. ! ! For ! Against ! Abstain 1h. Per-Kristian Halvorsen 1i. William L. Meaney 5. The ratification of the selection by the Audit Committee of Deloitte & Touche LLP as Iron Mountain Incorporated's independent registered public accounting firm for the year ending December 31, 2017. ! ! ! 1j. Wendy J. Murdock 1k. Walter C. Rakowich NOTE: In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Annual Meeting of Stockholders or any postponement or adjournment thereof. 1l. Alfred J. Verrecchia Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date V.1.1

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. E17920-TBD IRON MOUNTAIN INCORPORATED Annual Meeting of Stockholders May 24, 2017, 9:00 A.M. This proxy is solicited on behalf of the Board of Directors The undersigned hereby appoints William L. Meaney and Deborah Marson, and each of them, as proxies of the undersigned, each with the power to appoint his/her substitute, and hereby authorizes both of them, or either one if only one be present, to represent and vote, as designated on the reverse hereof, all of the shares of Common Stock, $0.01 par value per share, of IRON MOUNTAIN INCORPORATED held of record by the undersigned or with respect to which the undersigned is entitled to vote or act at the Annual Meeting of Stockholders to be held on May 24, 2017 at 9:00 A.M., U.S. Eastern Time (11.00 P.M. Australian Eastern Standard Time on May 24, 2017), at the offices of Sullivan & Worcester LLP, One Post Office Square, 21st Floor, Boston, MA 02109, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Additionally, the votes entitled to be cast by the undersigned will be cast in the discretion of the proxy holder on any other business as may properly come before the Annual Meeting. Continued and to be signed on reverse side V.1.1

QuickLinks

IRON MOUNTAIN INCORPORATED PROXY STATEMENT FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS To be held on May 24, 2017 GENERAL INFORMATION
PROPOSAL 1
ELECTION OF DIRECTORS
Committee Membership
PROPOSAL 2 AMENDMENT TO THE IRON MOUNTAIN INCORPORATED 2014 STOCK AND CASH INCENTIVE PLAN
PROPOSAL 3 ADVISORY VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 4 ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY VOTE ON COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS
PROPOSAL 5 RATIFICATION OF THE SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
EQUITY COMPENSATION PLAN INFORMATION
EXECUTIVE COMPENSATION COMPENSATION DISCUSSION AND ANALYSIS
Payouts of Short-Term Incentive Compensation
COMPENSATION TABLES
SUMMARY COMPENSATION TABLE FOR 2014, 2015 AND 2016
2016 Awards
2015 Awards
2014 Awards
Grants Of Plan-Based Awards For 2016
Outstanding Equity Awards at Fiscal Year-End for 2016
Option Exercises and Stock Vested at Fiscal Year-End for 2016
Non-Qualified Deferred Compensation for 2016
Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program
Estimated Benefits Upon A Qualifying Termination Under the Applicable Severance Program in Connection with a Change in Control
DIRECTOR COMPENSATION
CONSIDERATION OF RISK IN OUR COMPENSATION PROGRAMS
ADDITIONAL INFORMATION
OTHER MATTERS
  APPENDIX A